As filed with the Securities and Exchange Commission on December 21, 2007.
Registration No. 333-141372

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WUHAN GENERAL GROUP (CHINA), INC.
(Name of small business issuer in its charter)

Nevada	3564	84-1092589
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Canglongdao Science Park of
Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(86) 138 7113 6999
(Address and Telephone Number of Principal Executive Offices)

United Corporate Services, Inc.
202 South Minnesota St.
Carson City, NV 89703
(914) 949-9188
(Name, Address and Telephone Number of Agent for service)

Copies To:

Henry I. Rothman Marlon F. Starr Troutman Sanders LLP 405 Lexington Avenue New York, NY 10174 Telephone: (212) 704-6000 Fax: (212) 704-6288

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share underlying Series A Preferred Stock	10,000,000	$2.98	$29,800,000	$915	(3)

(1)
An indeterminate number of additional shares of Common Stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar issuance and in such event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and asked prices as reported on the OTC Bulletin Board on March 14, 2007, a date which was within five (5) days of the initial filing of this registration statement.

(3)	Previously paid.

The Registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. You should rely only on the information contained in this prospectus.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 21, 2007

PROSPECTUS

Wuhan General Group (China), Inc.

10,000,000 Shares

Common Stock

This prospectus relates to the sale of shares of common stock, par value $0.0001 per share, by the selling stockholders. See “Selling Stockholders” on page 52 of this prospectus. Wuhan General Group (China), Inc. is not selling any shares pursuant to this prospectus and will not receive any of the proceeds from the sale of the shares by the selling stockholders under this prospectus.

The shares of common stock offered by this prospectus represent common stock underlying convertible preferred stock that we issued in a February 2007 private placement.

The prices at which the selling stockholders may sell the shares of common stock will be determined by the prevailing market price for the shares or in privately negotiated transactions. Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares under this prospectus is provided under the “Selling Stockholders” and “Plan of Distribution” sections in this prospectus.

Our common stock is quoted on the OTC Bulletin Board under the symbol “WUHN.OB.”

Investing in our common stock involves substantial risks. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is               , 2007.

Until ___________, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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PROSPECTUS SUMMARY

The following is a summary that highlights what we believe to be the most important information regarding Wuhan General Group (China), Inc. and the securities being offered hereby. Because it is a summary, however, it may not contain all of the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus and our financial statements and related notes carefully.

Unless the context requires otherwise, the words “Company,” “Registrant,” “we,” “us,” “our” and similar terms refer to Wuhan General Group (China), Inc. and its wholly owned subsidiaries, Universe Faith Group, Ltd. (“UFG”), Wuhan Blower Co., Ltd. (“Wuhan Blower”) and Wuhan Generating Equipment Co., Ltd. (“Wuhan Generating”).

Wuhan General Group (China), Inc.

We are a holding company whose primary business operations are conducted through our wholly owned subsidiary UFG, which has no operations of its own and only serves to hold our Chinese operating subsidiaries, Wuhan Blower and Wuhan Generating.  Wuhan Blower is a manufacturer of industrial blowers that are principally components of steam-driven electrical power generation plants. Through our Wuhan Generating subsidiary, we also manufacture industrial steam and water turbines, also principally for use in electrical power generation plants. Wuhan Blower and Wuhan Generating conduct all of their operations in the People’s Republic of China, which we refer to in this prospectus as PRC or China. Prior to our acquisition of UFG in February 2007, we were a publicly held shell company with no operations other than efforts to identify suitable parties for a merger transaction.

Our Corporate History

Wuhan General Group (China), Inc. was incorporated on July 19, 1988 under the laws of the State of Colorado as Riverside Capital, Inc. Riverside Capital engaged in various business endeavors, and on March 18, 1992, acquired 100% of the outstanding shares of United National Film Corporation. At that time, we changed our name to United National Film Corporation. We were not successful in the film business and in June 2001, we suspended all business activities and became a “reporting shell corporation.” In October 2006, we changed our state of incorporation from Colorado to Nevada.

On February 7, 2007, we completed a share exchange transaction, in which we issued to Fame Good International Limited (“Fame”), as the sole stockholder of UFG, 17,912,446 newly issued shares of our common stock in exchange for all of the issued and outstanding capital stock of UFG held by Fame. As a result, UFG became our wholly owned subsidiary, Fame became our controlling stockholder and the management team of Wuhan Blower replaced our prior management team. Prior to the share exchange transaction, we had no relationship with Fame, UFG, Wuhan Blower or Wuhan Generating. On March 13, 2007, the Company changed its name from “United National Film Corporation” to “Wuhan General Group (China), Inc.”

UFG was incorporated in the British Virgin Islands in August 2006. Until the share exchange transaction, UFG was a wholly owned subsidiary of Fame, also a BVI company and now our controlling stockholder. Our President and Chief Executive Officer, Mr. Xu Jie, acquired control of Fame, and Fame acquired control of UFG, in late August 2006. Neither Fame nor UFG had any active business operations until UFG acquired Wuhan Blower in September 2006.

Wuhan Blower was founded in 1958 as the Wuhan Blower Company, a State-Owned Enterprise (“SOE”) in the People’s Republic of China and became one of the largest manufacturers of industrial blowers in central and southwest China. In 2004, Mr. Xu purchased the company with the intention of making changes to its management structure, employee utilization, plant location and general operations which would transform it from a traditional Chinese SOE into a modern, efficient operating company. Mr. Xu relocated the company to the Eastlake New Technology Development Zone in Wuhan, with much improved access to railroads, waterways and roads necessary for the transportation of its products, and constructed a new headquarters, research and development, and manufacturing facility at this location. Principally as a result of these actions, combined with more efficient use of personnel, Wuhan Blower has experienced significant increases in revenues and net income over the last two years.

On January 9, 2007, Wuhan Blower completed its acquisition of Wuhan Generating, a manufacturer of water and steam turbines, which is a complementary business to that of Wuhan Blower.

We are located in Wuhan, the capital of China’s Hubei Province. Hubei is centrally located and is a key player in the Chinese automotive, metallurgy, machinery, power generation, textiles and high-tech industries. Wuhan is one of the major university cities in the country, providing a highly educated workforce to the surrounding industries.

Recent Events

Private Placement

On February 7, 2007, we completed a private placement transaction in which we issued to nine institutional investors an aggregate of 10,287,554 shares of our newly created Series A Convertible Preferred Stock at a price of $2.33 per share for gross proceeds of $23,970,000. The Preferred Stock is convertible into shares of our common stock on a 1-for-1 basis. The holders of our Preferred Stock are not required to pay a conversion price or any other consideration upon a conversion of Preferred Stock into common stock. The Preferred Stock is entitled to a dividend equal to 5% per annum, payable quarterly. We must pay any unpaid dividends on our Preferred Stock before paying dividends on our common stock.

Except with respect to specified transactions that may affect the Preferred Stock and except as otherwise required by Nevada law, the Preferred Stock has no voting rights. In the event that the registration statement of which this prospectus forms a part is declared effective and the trading price of our common stock achieves certain levels, the outstanding shares of our Preferred Stock will automatically be converted into shares of our common stock over a two year period following the effective date of the registration statement. In the event of our liquidation, the holders of Preferred Stock shall be entitled to receive, out of our assets available for distribution to stockholders, an amount equal to $2.33 per share plus any accrued and unpaid dividends before any payment can be made to the holders of our common stock.

The shares of common stock offered by this prospectus represent the majority of the common stock underlying the preferred stock we issued to investors in the February 2007 private placement. Based on the average of the bid and asked prices of our common stock on December 19, 2007 as reported on the OTC Bulletin Board, the common stock offered by this prospectus has an aggregate market value of approximately $140.0 million.

In the private placement, we also issued three series of common stock purchase warrants - Series A, B, and J - which entitle the holders to purchase an aggregate of 21,145,922 shares of our common stock on the terms set forth below.

The investors in the February 2007 private placement received “60% warrant coverage” on their investment. As a result, we issued to the investors, on a pro rata basis, Series A warrants to purchase an aggregate of 6,172,531 shares of common stock. The Series A Warrants have an exercise price of $2.57 per share and expire on February 7, 2012.

In addition, each of the private placement investors who invested at least $2,000,000 also is entitled to purchase shares of our common stock on the same terms as such investor’s initial purchase. To represent this right, we issued Series J Warrants to these investors to purchase an aggregate of 9,358,370 shares of common stock. The Series J Warrants have an exercise price of $2.33 per share and expire on November 7, 2008.

Investors receiving Series J Warrants also received “60% warrant coverage” on this additional investment, if made. We therefore issued Series B Warrants to these investors to purchase an aggregate of 5,615,021 shares of common stock. The Series B Warrants can only be exercised upon and to the extent that the Series J Warrants are exercised. The Series B Warrants have an exercise price of $2.57 and expire on February 7, 2012.

As partial consideration for services rendered by 1st BridgeHouse Securities, LLC, the placement agent for the February 2007 private placement, we agreed to issue warrants to purchase common stock to 1st BridgeHouse in an amount equal to 10% of all shares of Preferred Stock sold in the private placement, plus 10% of any shares of common stock issued pursuant to the Series A, B and J Warrants issued in the private placement. This right is represented by Series C, AA, BB and JJ warrants issued to 1st BridgeHouse. The Series C, AA, BB and JJ Warrants relate to the Series A Preferred Stock, Series A Warrants, Series B Warrants and Series J Warrants, respectively. The exercise prices of the Series C, AA, BB and JJ Warrants are $2.57, $2.83, $2.83 and $2.57, respectively. These exercise prices are 110% of the purchase price that investors paid or will pay for the related security. 1st BridgeHouse can purchase 1,028,755, up to 617,253, up to 561,502 and up to 935,837 shares of common stock pursuant to the Series C, AA, BB and JJ Warrants, respectively. The Series C, AA, BB and JJ Warrants expire on February 7, 2017.

The offering price of the preferred stock in the February 2007 private placement and the exercise price for each series of warrants discussed above were determined through negotiations between the Company and the private placement investors. These prices were not determined by reference to any market price of the Company’s securities.

Agreements in connection with Private Placement

In connection with the February 2007 private placement, we entered into the following agreements: securities escrow agreement, registration rights agreement, lock-up agreement and escrow agreement. A summary of each of these agreements is provided below.

The Company and Fame, the Company's controlling stockholder, entered into a securities escrow agreement with the private placement investors in which Fame agreed to certain “make good” provisions. Fame deposited into escrow a total of 9,000,000 shares of our common stock. If we do not achieve certain 2007 or 2008 performance thresholds, some or all of the escrowed shares will be delivered pro rata to the private placement investors, with the amount distributed dependent upon the amount by which we fail to achieve the performance thresholds. If we meet or exceed both performance thresholds, the escrowed shares will be returned to Fame. The foregoing is only a summary of the “make good” arrangements and is qualified by the exact terms of the securities escrow agreement which was filed as Exhibit 10.4 to our Form 8-K filed on February 13, 2007.

In the registration rights agreement, we agreed to register under the Securities Act of 1933 the common stock underlying the preferred stock and warrants issued to investors. The registration statement of which this prospectus forms a part was filed pursuant to this registration rights agreement. In the event that the Securities and Exchange Commission does not permit us to register in the initial registration statement all of the common stock we agreed to register, the registration rights agreement requires us to use our best efforts to file subsequent registration statements to register any shares of common stock that were not registered in the initial registration statement. Since the registration statement of which this prospectus forms a part was not declared effective by July 7, 2007, we may be required to pay liquidated damages to the private placement investors. The foregoing is only a summary of the registration rights agreement and is qualified by the exact terms of the agreement which was filed as Exhibit 10.2 to our Form 8-K filed on February 13, 2007.

Also in connection with the private placement, we entered into a lock-up agreement with Fame. Under the terms of the lock-up agreement, Fame agreed not to sell any shares of our common stock until 36 months after the registration statement of which this prospectus forms a part is declared effective.

We also entered into an escrow agreement that required us to deposit $750,000 in an escrow account to cover fees and expenses in connection with investor relations, public relations or securities law compliance, including related legal fees. The escrow will terminate upon the earlier of (i) the disbursement of all escrow funds and (ii) February 7, 2010.

Change of Fiscal Year and Independent Auditor

The share exchange transaction that we completed in February 2007 is being accounted for as a reverse acquisition because Fame - the sole stockholder of UFG prior to the share exchange - owned a majority of our common stock immediately following the share exchange. Thus, for accounting purposes, UFG is treated as the acquiring entity. To reflect this accounting treatment, on March 5, 2007, our Board of Directors changed the Company’s fiscal year end from June 30 to December 31 (the fiscal year end of UFG and Wuhan Blower).

On March 5, 2007, our Board of Directors elected to continue the existing relationship of our subsidiary UFG with Samuel H. Wong & Co. LLP, Certified Public Accountants (“Wong”), and appointed Wong as the Company’s independent auditor. In conjunction with the engagement of Wong, our Board of Directors dismissed S.W. Hatfield, CPA as our independent auditor.

Our executive offices are located at Canglongdao Science Park, Wuhan East Lake Hi-Tech Development Zone, Wuhan, Hubei 430200 People’s Republic of China. Our telephone number is (86) 138 7113 6999. Our internet address is www.whblower.com.

The Offering

Common Stock Outstanding Prior to the Offering	19,712,446 shares

Common Stock being offered by Selling Stockholders	10,000,000 shares

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders. See “Use of Proceeds.”

OTCBB Symbol	WUHN.OB

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

SUMMARY FINANCIAL INFORMATION

The following is a summary of financial information for Wuhan General Group (China), Inc. for the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006 and 2005. The following summary financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, related notes, and other financial information included herein. This information is only a summary. It does not necessarily represent or indicate what the financial position and results of operations of our company will be in the future.

The February 2007 share exchange transaction has been accounted for as a recapitalization of UFG in which the Company (the legal acquirer) is considered the accounting acquiree and UFG (the legal acquiree) is considered the accounting acquirer. As a result of this transaction, the Company is deemed to be a continuation of the business of UFG. Accordingly, the summary financial information with respect to the period prior to February 2007 is that of the accounting acquirer (UFG).

	For the Nine Months Ended		For the Year Ended
	September 30, 2007	September 30, 2006	December 31, 2006	December 31, 2005
SUMMARY INCOME STATEMENT DATA

Gross profit	$19,831,567	$5,053,405	$8,038,164	$4,301,519
Operating expenses	5,447,565	1,793,950	4,312,420	1,771,818
Operating income	14,384,001	3,259,455	3,725,744	2,529,702
Income tax	-	-	-	-
Net income	13,734,804	2,899,404	3,202,269	2,371,760

	As of		As of
	September 30,		December 31,	December 31,
	2007		2006	2005
SUMMARY BALANCE SHEET DATA

Current assets	$65,829,608		$31,016,135	$15,848,575
Total assets	96,404,193		50,418,321	28,453,863
Current liabilities	43,300,357		31,474,192	19,515,079
Total liabilities	43,300,357		31,474,192	19,515,079
Stockholders’ equity	53,103,836		18,944,129	8,938,785

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occurs. The trading price of our shares could decline due to any of these risks, and an investor may lose all or part of his or her investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting the Company. This prospectus also contains forward-looking statements that involve risks and uncertainties. The Company’s actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks faced by the Company described below and elsewhere in this prospectus.

RISK FACTORS RELATED TO OUR BUSINESS

Our steam and water turbine business is a critical component of our growth and overall business strategy, yet our turbine facility is not operational and we have little experience manufacturing turbines.

In late 2005, Wuhan Blower reached an understanding with many of the former management members of Wuhan Turbine Works, a business owned by China Chang Jiang Energy Corporation, whereby it would establish a new business utilizing their management and technology to manufacture small to mid-size steam and water turbines. Since that time, Wuhan Blower has begun production of a limited number of turbines in its existing manufacturing facilities and in shared facilities. In March 2006, Wuhan Blower broke ground on a new turbine manufacturing facility. The construction of the new turbine manufacturing facility has been completed; however, it will take approximately three additional months before all the customized equipment is installed in the facility.  We plan to expand production of turbines from this facility once the installation is complete. We anticipate that the manufacture of turbines will become a critical component of our business. However, we have limited experience manufacturing turbines.

Because we have had a limited operating history in the turbine manufacturing business, it is difficult to forecast accurately our future revenues and expenses related to this segment. Additionally, our turbine operations will continue to be subject to risks inherent in the establishment of a new business, including, among other things, efficiently deploying our capital, developing our product and service offerings, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our products. Our ability to generate future revenues from these operations will be dependent on a number of factors, many of which are beyond our control. To be successful, we must, among other things, complete the construction of our new manufacturing facility, integrate the former managers of Wuhan Turbine Works and establish market recognition in this business. This will require us to expend significant resources, including capital and management time and there can be no assurance that this aspect of our business will be successful.

Wuhan Blower was privatized in 2004, so it has a limited history of operations as a non-state-owned enterprise. We may not realize the benefits of privatization as quickly as we anticipate or at the level that we expect.

Wuhan Blower was originally founded in 1958 as the Wuhan Blower Company. In 2004, Mr. Xu Jie purchased the company and implemented steps to transform it from a traditional Chinese state-owned enterprise into a modern, efficient company. Thus, we only have a very limited history of operations as a non-state-owned enterprise. We cannot assure you that we will be successful in achieving the benefits we expect from our privatization, such as increased management flexibility in implementing measures to improve our cost structure, the efficient operation of our business and the expansion into new businesses in a timely manner or at all. Factors that may cause the actual benefits we may derive from privatization to deviate from our expectations include:

•	inexperience of management in transforming and then operating a non-state-owned enterprise;

•	unanticipated adverse developments in our attempt to achieve efficient management of our workforce and operation of our business;

•	changes in regulations affecting us following our privatization; and

•	the speed with which we are able to implement more efficient management systems, and the resulting levels of cost savings.

Our management and auditors have identified material weaknesses in our internal control over financial reporting and disclosure controls and procedures that, if not properly remediated, could result in material misstatements in our financial statements in future periods.

In conjunction with the preparation of the Form 10-QSB for the quarter ended September 30, 2007, our management carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of that quarter. Based upon this evaluation, our CEO and CFO concluded that our disclosure controls and procedures contained significant deficiencies and material weaknesses.

The deficiencies and weaknesses in our disclosure controls and procedures result from weaknesses in our internal controls over financial reporting. In connection with the audit of our financial statements as of and for the year ended December 31, 2006, our independent auditors identified and communicated the following significant deficiencies and material weaknesses with respect to our internal controls over financial reporting: (i) our board of directors and Audit Committee have not yet taken an active role in the oversight of our policies and procedures, (ii) our accounting staff is relatively new and inexperienced, (iii) our internal audit team is understaffed, (iv) we do not have an organization level information system, (v) there is a lack of integration and automation for data entry in our accounting software, (vi) we do not maintain hard copy printouts of accounting documents in a central location, (vii) our accounting software requires additional customizations, (viii) we do not have safeguards that are sufficient to ensure the security and integrity of our computer programs and data files and (ix) our accounting staff does not maintain organized accounting records.

In order to address these material weaknesses, we have implemented or intend to implement the following remediation initiatives: we are scheduling more frequent meetings with our Audit Committee, accounting staff and outside auditors; we have hired additional accounting and financial reporting staff; we intend to continue to enhance the training provided to our internal audit staff; we are developing policies and procedures designed to increase the security and integrity of our computer programs and data files; and we are developing policies and procedures regarding the organization and maintenance of accounting records. For more detailed information regarding our disclosure controls and procedures and our internal controls over financial reporting, see Part I, Item 3 Controls and Procedures in our most recently filed Form 10-QSB.

If we are unable to improve our financial and management controls, and hire additional accounting and finance staff experienced in addressing complex accounting matters applicable to public companies, in each case in a timely and effective manner, our ability to comply with the accounting and financial reporting requirements and other rules that apply to public companies would be impaired.

If the remedial policies and procedures we implement are insufficient to address the identified material weaknesses, or if additional significant deficiencies or material weaknesses in our internal controls are discovered in the future, we may fail to meet our future reporting obligations, our financial statements may contain material misstatements and our operating results may be adversely affected. Any such failure could also adversely affect the results of the periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting, which will be required once the rules under Section 404 of the Sarbanes-Oxley Act of 2002 become applicable to us.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy reporting requirements, which will increase our costs and require additional management resources.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act and the related rules and regulations of the Securities and Exchange Commission (“SEC”), including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. Upon approval for listing as a public company on NASDAQ, we will also be required to comply with marketplace rules and the heightened corporate governance standards of NASDAQ. Compliance with the Sarbanes-Oxley Act and other SEC and NASDAQ requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

Our substantial indebtedness could adversely affect our results of operations and financial condition and prevent us from fulfilling our financial obligations.

We have incurred substantial debt to finance our growth. As of September 30, 2007, we had approximately $24.83 million of outstanding bank loans and notes debt, the majority of which comes due in 2007. This indebtedness could have important consequences to us, such as:

•	limiting our ability to obtain additional financing to fund growth, working capital, capital expenditures, debt service requirements or other cash requirements;
•	limiting our operational flexibility due to the covenants contained in our debt agreements;
•	limiting our ability to invest operating cash flow in our business due to debt service requirements;
•	limiting our ability to compete with companies that are not as highly leveraged and that may be better positioned to withstand economic downturns; and
•	increasing our vulnerability to fluctuations in market interest rates.

Our ability to meet our expenses and debt service obligations will depend on our future performance, which will be affected by financial, business, economic and other factors, including potential changes in customer preferences, the success of product and marketing innovation and pressure from competitors. If we do not have enough money to pay our debt service obligations, we may be required to raise additional equity capital, sell assets or borrow more money. We may not be able, at any given time, to raise additional equity capital, sell assets or borrow more money on terms acceptable to us or at all.

In addition, the majority of our debt matures in less than one year. In the past, we have refinanced our debt prior to maturity. However there can be no assurance that we will be able to refinance our debt on favorable terms.

Default in payment by one or more customers that have large account receivable balances could adversely impact our results of operations and financial condition.

A significant portion of our working capital consists of accounts receivable from customers. As of September 30, 2007, we had an aggregate amount of $31.4 million in accounts receivables. If customers responsible for a significant amount of accounts receivable were to become insolvent or otherwise unable or unwilling to make timely payments, our business, results of operation, financial condition or liquidity could be adversely affected. A significant amount of customer defaults would be most likely to occur in an economic or industry downturn. Such an event could result in longer payment cycles, increased collection costs and defaults in excess of management’s expectations.

We rely on third-party relationships to augment our research and development capabilities. If we fail to establish new, or maintain existing, collaborative arrangements, or if our partners do not perform, we may be unable to research and develop new products and make technological advancements.

Although we maintain our own research and development facilities, we also rely on collaborative arrangements with third-parties to research and develop new products and make technological advancements. For example, we have relationships with the Science and Technology University of Central China, Jiaotong University and the Acoustic Institute of the China Science Academy that allow us to stay abreast of the latest developments in the fields of fluid dynamics, material sciences and acoustics. We would be harmed by the loss of such relationships. In addition, we license technological information, and receive related technical assistance, from Mitsubishi Heavy Industries, Ltd. in connection with the majority of axial flow fans that we produce. If we fail to retain our rights under the license agreement, we would not be able to produce axial flow fans using the technical information provided by Mitsubishi. Additional collaborations may be necessary in the future. If we fail to enter into additional collaborative arrangements or fail to maintain our existing collaborative arrangements, we may not be able to compete successfully with other companies that achieve technological advancements.

Our dependence on collaborative arrangements with third-parties subjects us to a number of risks, including, among others:

•	collaborative arrangements may not be on terms favorable to us;

•	disagreements with partners may result in delays in research and development, termination of our collaboration agreements or time consuming and expensive legal action;

•
we cannot control the amount and timing of resources that our partners devote to our research and development and our partners may not allocate sufficient funds or resources to our projects, or may not perform their obligations as expected;

•	partners may choose to research and develop, independently or with other companies, alternative products or technological advancements, including products or advancements that would compete with ours;

•	agreements with partners may expire or be terminated without renewal, or partners may breach collaboration agreements with us;

•	business combinations or significant changes in a partner’s business strategy might adversely affect that partner’s willingness or ability to complete its obligations to us; and

•	the terms and conditions of the relevant agreements may no longer be suitable.

The occurrence of any of these or similar events could adversely affect our research and development capabilities.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. As a result, we do not have any business liability insurance coverage for our operations. If we incur any losses, we will have to bear those losses without any assistance. As a result, we may not have sufficient capital to cover material damage to, or the loss of, our manufacturing facilities due to fire, severe weather, flood or other causes, and such damage or loss would have a material adverse effect on our financial condition, business and prospects.

Our results could be adversely impacted by product quality and performance.

We manufacture and install products based on specific requirements of each of our customers. We believe that future orders of our products or services will depend on our ability to maintain the performance, reliability and quality standards required by our customers. If our products or services have performance, reliability or quality problems, we may experience delays in the collection of accounts receivables, higher manufacturing or installation costs, additional warranty and service expense, and reduced, cancelled or discontinued orders. Additionally, performance, reliability or quality claims from our customers, with or without merit, could result in costly and time-consuming litigation that could require significant time and attention of management and involve significant monetary damages.

Continued price volatility and supply constraints in the steel and iron markets could prevent us from meeting delivery schedules to our customers or reduce our profit margins.

Our business is dependent on the prices and supply of steel and iron, which are the principal raw materials used in our products. The steel and iron industries are highly cyclical in nature, and steel and iron prices have been volatile in recent years and may remain volatile in the future. Steel and iron prices are influenced by numerous factors beyond our control, including general economic conditions, competition, labor costs, production costs, import duties and other trade restrictions. In the past, there have been unusually rapid and significant increases in steel and iron prices and severe shortages in the steel and iron industries due in part to increased demand from China’s expanding economy and high energy prices. We do not have any long-term contracts for the purchase of steel and iron and normally do not maintain inventories of steel and iron in excess of our current production requirements. We can give you no assurance that steel and iron will remain available to us at competitive prices or that prices will not continue to be volatile. If the available supply of steel and iron declines, we could experience price increases that we are not able to pass on to our customers, a deterioration of service from our suppliers or interruptions or delays that may cause us not to meet delivery schedules to our customers. Any of these problems could adversely affect our results of operations and financial condition.

Expansion of our business may strain our management and operational infrastructure and impede our ability to meet any increased demand for our products. In addition, we may need additional funding to support our growth, and this funding may not be available to us.

Our business plan is to grow significantly our operations by meeting the anticipated growth in demand for existing products, and by introducing new products. Our planned growth includes the development of a turbine manufacturing business. Growth in our business may place a significant strain on our personnel, management, financial systems and other resources. Our business growth also presents numerous risks and challenges, including:

•	our ability successfully and rapidly to expand sales to potential customers in response to potentially increasing demand;

•	the costs associated with such growth, which are difficult to quantify, but could be significant; and

•	rapid technological change.

To accommodate this growth and compete effectively, we may need to obtain additional funding to improve and expand our manufacturing facilities, information systems, procedures and controls and to expand, train, motivate and manage existing and additional employees. Funding may not be available in a sufficient amount or on favorable terms, if at all. If we are not able to manage these activities and implement these strategies successfully to expand to meet any increased demand, our operating results could suffer.

We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our key technical and senior management personnel, including in particular Xu Jie, our President, Chief Executive Officer and Chairman of the Board. They also depend in significant part upon our ability to attract and retain additional qualified management, technical, marketing and sales and support personnel for our operations. If we lose a key employee, if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the manufacturing, technical, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

We are a holding company and rely on the receipt of dividends from our operating subsidiaries. We may encounter limitations on the ability of our subsidiaries to pay dividends to us.

As a holding company, we have no direct business operations other than the ownership of our operating subsidiaries. Our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions relating to doing business in China as discussed below. If future dividends are paid in Renminbi, fluctuations in the exchange rate for the conversion of Renminbi into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

The ability of our Chinese operating subsidiaries to pay dividends may be restricted due to their corporate structure.

All of our operations are conducted in China and substantially all of our revenues are generated in China. We are required to establish reserve funds and staff and workers’ bonus and welfare funds, each of which is appropriated from net profit after taxation but before dividend distributions in accordance with Chinese law. We are required to allocate at least 10% of our net profits to the reserve fund until the balance of this fund has reached 50% of our registered capital.

In addition, the profit available for distribution from our Chinese operating subsidiaries is determined in accordance with generally accepted accounting principles in China. This calculation may differ from the one performed under generally accepted accounting principles in the United States, or GAAP. As a result, we may not receive sufficient distributions from our Chinese subsidiaries to enable us to make dividend distributions to our stockholders in the future. The limitations on distributions of the profits of our Chinese operating subsidiaries could negatively affect our financial condition and assets, even if our GAAP financial statements indicate that our operations have been profitable.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China also are required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

We enjoy certain preferential tax concessions, and the loss of these preferential tax concessions would cause our tax liabilities to increase and our profitability to decline.

The current applicable corporate income tax rate in the PRC is 33%. On March 16, 2007, the National People’s Congress promulgated the Law of the People’s Republic of China on Enterprise Income Tax, which will become effective on January 1, 2008. In accordance with this new Chinese tax law, the corporate income tax rate will be reduced to 25%. However, certain industries and projects, such as high and new technology enterprises, may continue to receive preferential corporate income tax treatment.

 Since we qualify as a high-technology enterprise under applicable regulations, we currently receive preferential tax treatment. Our preferential tax treatment qualifies us for an income tax rate of 15%. In addition, from November 2007 to November 2010, we may qualify for an additional tax benefit that would reduce our tax liability to a 7.5% tax rate. After November 2010, we believe we will be subject to an income tax rate of 15% for as long as we continue to qualify for such treatment as a high-technology enterprise. There can be no assurance that we will continue to qualify for the preferential tax treatment or that Chinese tax regulations will remain the same. If we do not continue to receive our tax exemption or do not receive the reduced income tax rates thereafter, our tax liabilities will increase and our net income will decrease accordingly.

Our quarterly and annual revenues and operating results are volatile and difficult to predict.

Our quarterly and annual revenues and operating results may vary depending on a number of factors, including, but not limited to: fluctuating customer demand, delay or timing of shipments, construction delays, changes in product mix or market acceptance of new products; manufacturing or operational difficulties that may arise due to quality control, capacity utilization of our production equipment or staffing requirements; and competition, including the introduction of new products by competitors, adoption of competitive technologies by our customers and competitive pressures on prices of our products and services. Our failure to meet quarterly or annual revenue and operating result expectations would likely adversely affect the market price of our common stock.

RISKS RELATED TO THE MARKET FOR OUR STOCK AND OUR CAPITAL STRUCTURE

There is only a limited trading market for our common stock.

Our common stock is not currently listed for trading on any national securities exchange and very few shares are currently traded. We do not expect a more robust trading market for our shares to develop until more freely trading shares enter the public market and we receive some level of public research coverage and/or successfully list our common stock on NASDAQ or another exchange. The OTC Bulletin Board does provide quotations of trades of our shares. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or the New York or American Stock Exchanges. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the stock exchanges. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain, and holders of common stock may be unable to sell their shares in a timely fashion, or at or near their original offering price or at any price.

Although we have an agreement with the investors in the February 2007 private placement to have our common stock listed on the NASDAQ Capital Market or NASDAQ Global Market, we cannot provide any assurance that we will be able to obtain a NASDAQ listing. If we are unable to obtain a NASDAQ listing by December 31, 2007, we may have to issue additional shares to these private placement investors, which would dilute the holdings of an owner of our common stock.

In connection with the private placement, we agreed to have our common stock listed on the NASDAQ Capital Market or the NASDAQ Global Market. Although we intend to apply to list our common stock on NASDAQ, we cannot assure you that we will be able to meet the initial listing requirements or that our application will be accepted by NASDAQ. If our common stock is not listed on NASDAQ, the trading market for our common stock will remain illiquid.

In the event that our common stock is not listed and trading on NASDAQ by December 31, 2007, the private placement investors will be entitled to receive, on a pro rata basis, shares of our common stock as follows: (x) 1,500,000 shares of common stock if the shares are not listed by December 31, 2007, (y) an additional 3,000,000 shares of common stock if the shares are not listed by March 31, 2008 and (z) an additional 1,500,000 shares of common stock for each calendar month thereafter that the shares of common stock are not listed on the last day of such month. Each private placement investor has the option to elect to have these shares paid by Fame, our controlling stockholder, or issued by us. Therefore, if we are unable to obtain a NASDAQ listing by December 31, 2007 and one or more private placement investors elects to receive newly issued shares, the holdings of an owner of our common stock would be diluted.

We may be subject to liquidated damages for failure to cause a registration statement to be declared effective on or before July 7, 2007 in connection with our February 2007 private placement.

In connection with our February 2007 private placement, we entered into a registration rights agreement, pursuant to which we agreed to file a registration statement with the SEC to register the resale of the shares of common stock underlying the convertible preferred stock and warrants we issued in the private placement, and to cause such registration statement to be declared effective by the SEC on or before July 7, 2007. The registration statement was not declared effective by the SEC by that date. Therefore, we are liable to the private placement investors for liquidated damages in an amount equal to 2% of their initial investment for each month of delinquency, provided such damages do not exceed an aggregate of 15%. However, we are only required to pay liquidated damages on that portion of the registrable common stock that the SEC actually allows us to register on the registration statement. Therefore, we believe that our maximum liability is approximately $1.14 million. We plan to seek a waiver of any liquidated damages that accrue from our failure to cause the registration statement to be declared effective by the specified date. However, no assurances can be provided that we will be able to obtain a waiver of this liability.

The number of shares being registered for sale is significant in relation to our trading volume.

All of the shares offered for sale pursuant to this prospectus on behalf of the selling stockholders are “restricted securities” as defined in Rule 144 under the Securities Act. This prospectus is part of a registration statement that we agreed to file so the selling stockholders could sell these shares into the public market. These restricted securities, if sold in the market all at once or at about the same time, could depress the market price during the period the registration statement remains effective and also could affect our ability to raise additional equity capital. All of the shares included in the registration statement as described above may be freely sold and transferred once the SEC declares the registration statement effective.

Shares eligible for future sale may adversely affect the market price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of restricted common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our common stock.

The issuance of shares of common stock upon the exercise or conversion of outstanding securities may cause significant dilution to our stockholders and may have an adverse impact on the market price of our common stock.

As of the date of this prospectus, there were 34,576,893 shares of our common stock issuable upon conversion of outstanding Preferred Stock and exercise of outstanding warrants. The issuance of our shares upon the exercise or conversion of these securities will increase the number of shares of our common stock outstanding, which could depress the market price of our common stock.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a downward movement in the stock price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

In the event that we issue common stock or securities convertible into common stock in the future for consideration that is less than the conversion price of our outstanding Preferred Stock or the exercise prices of our outstanding warrants, the number of shares that we would be required to issue upon conversion of the Preferred Stock would be increased and the exercise prices of the warrants would be decreased.

The terms of our outstanding convertible preferred stock and warrants provide for a downward adjustment in the conversion price of our Preferred Stock and exercise prices of the warrants in the event that we subsequently issue shares of our common stock, or securities convertible into or exercisable for our common stock, for consideration that is less than the conversion or exercise prices of these previously-issued securities. Any reduction of the conversion price of our Preferred Stock as a result of these adjustment provisions would require that we issue a greater number of shares upon conversion of Preferred Stock than we would have issued in the absence of these provisions. Any additional shares that we issue as a result of these adjustment provisions would cause further dilution to our existing stockholders. In addition, any reduction of the exercise price of the warrants as a result of these adjustment provisions would reduce the amount of cash that we receive in connection with an exercise of such warrants.

We may not be able to achieve the benefits we expect to result from the Share Exchange.

We may not realize the benefits that we hoped to derive as a result of the February 2007 share exchange, which include:

•	access to the capital markets of the United States;

•	the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company that are publicly traded;

•	the ability to use securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

In addition, the attention and effort devoted to achieving the benefits of the share exchange and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from operational issues, which could materially and adversely affect our operating results or stock price in the future.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our new management team.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our new management team, which has no prior experience operating a U.S. public company, will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of a public company’s internal control over financial reporting, and attestation of this assessment by the public company’s independent registered public accountants. We believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2007 fiscal year and the attestation requirement of management’s assessment by our independent registered public accountants will first apply to our annual report for the 2008 fiscal year. The standards that must be met for management to assess the internal control over financial reporting are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Our principal stockholder has the ability to control our operations, including the election of our directors.

Fame Good International Limited, a holding company controlled by our President and Chief Executive Officer, Xu Jie, is the owner of approximately 91% of our outstanding voting securities (excluding shares of our Series A Convertible Preferred Stock which, until converted into common stock, only vote as a class on certain matters affecting such preferred stock). As a result, Mr. Xu possesses significant influence, giving him the ability, among other things, to elect each member of our Board of Directors and to authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer. Mr. Xu’s interests may differ from the interest of our other stockholders.

Certain provisions of our Articles of Incorporation may make it more difficult for a third party to effect a change-in-control.

Our Articles of Incorporation authorize the Board of Directors to issue up to 50,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent the stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Changes or events that could possibly occur, among others, include:

•	level of government involvement in the economy;

•	control of foreign exchange;

•	methods of allocating resources;

•	balance of payments position;

•	international trade restrictions;

•	international conflict; and

•	revaluation of the Renminbi, which is the Chinese currency.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Our business is subject to the uncertain legal environment in China.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally followed. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign investment enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign investment enterprises to hold licenses and permits such as requisite business licenses.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

In the last 20 years, despite a process of devolution of regulatory control to provincial and local levels and resulting economic autonomy and private economic activities, the Chinese central government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision to adjust economic policies or even to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could harm our operations.

A renewed outbreak of SARS or another widespread public health problem such as new strains of avian influenza in China could have a negative effect on our operations.

Our operations may be impacted by a number of health-related factors, including the following:

•	quarantines or closures of some of our manufacturing facilities or offices which would severely disrupt our operations,

•	the sickness or death of our key officers and employees, and

•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could damage our operations.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues are settled in Renminbi, and any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign investment enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents at those banks in China authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

The foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition and the value of our shares.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, the business of the company, and the price of our common stock may be harmed. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our capital stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including the U.S. dollar, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. dollar has remained stable and has appreciated slightly against the U.S. dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. Since then, the Renminbi has appreciated by approximately 8.5%. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the U.S. dollar.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. During the past 15 years, the rate of inflation in China has been as high as approximately 20% and China has experienced deflation as low as approximately minus 2%. If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability.

In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Around October 2007, the Chinese government implemented a freeze on commercial lending through the end of 2007. The implementation of such policies may chill investments in the Chinese economy and impede economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. The People’s Bank of China raised interest rates twice in 2006 and five times in 2007. Repeated rises in interest rates and the current freeze on commercial lending by the central bank may slow economic activity in China, which could, in turn, materially increase our costs and also reduce demand for our products and services. In addition, these recent government actions will increase our debt costs and could impede our ability to secure additional debt financing or refinance our current debt.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued a Notice on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Return Investment via Overseas Special Purpose Companies.

In accordance with the notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the notice, the PRC residents must each submit a registration form to the local provincial SAFE branch with respect to their establishment of an offshore company, and also must file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations. The notice also provides that failure to comply with the registration procedures set forth therein may result in restrictions on our PRC resident stockholders and subsidiaries. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

In addition, on August 8, 2006, the Ministry of Commerce (“MOFCOM”), joined by the State-Owned Assets Supervision and Administration Commission of the State Council, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and SAFE, amended and released the Provisions for Foreign Investors to Merge and Acquire Domestic Enterprises, new foreign-investment rules which took effect September 8, 2006, superseding much, but not all, of the guidance in the prior SAFE circulars. These new rules significantly revised China’s regulatory framework governing onshore-offshore restructurings and how foreign investors can acquire domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

These new rules may significantly affect the means by which onshore-offshore restructurings are undertaken in China in connection with offshore private equity and venture capital financings, mergers and acquisitions. It is expected that such transactional activity in China in the near future will require significant case-by-case guidance from MOFCOM and other government authorities as appropriate. It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure that our PRC and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of the SAFE notices and new rules. Our business operations or future strategy could be adversely affected by the SAFE notices and the new rules.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Chinese companies and some other foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC, and our executive officers and employees have not been subject to the United States Foreign Corrupt Practices Act prior to the completion of the share exchange in February 2007. We can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

PRC companies historically have not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and computer, financial and other control systems. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet standards required of U.S. public companies. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act. Any such deficiencies, weaknesses or lack of compliance could have a material adverse effect on our business.

Our business may be adversely affected as a result of China’s entry into the World Trade Organization (“WTO”) because the preferential tax treatments available to us may be discontinued and foreign manufacturers may compete with us in the PRC.

The PRC became a member of the WTO on December 11, 2001. The current tax benefits that we enjoy may be discontinued as a result of the PRC’s membership in the WTO. If this happened, our profitability would be adversely affected. In addition, we may face additional competition from foreign manufacturers if they set up their production facilities in the PRC or form Sino-foreign joint ventures with our competitors in the PRC. In the event that we fail to maintain our competitiveness against these competitors, our profitability may be adversely affected. For a discussion of our preferential tax treatment, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies – Income Taxes”.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original legal actions in China based upon U.S. laws, including the federal securities laws or other foreign laws, against us or our management.

Almost all of our current operations are conducted in China. Moreover, all of our officers and most of our directors are currently nationals and residents of China. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or our officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original legal actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical fact and that are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, growth of our blower business, establishment of our turbine business, completion of our turbine manufacturing facility, production of turbine products, our ability to compete in the turbine market, growth opportunities in the turbine market, the prospective listing of our common stock on NASDAQ, our relationship with Beijing 3-D and its potential synergies, executive compensation awards, the sufficiency of our current working capital and our future capital expenditures and tax liability. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “projects,” “should,” and similar expressions, or the negatives of such terms, identify forward-looking statements.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	vulnerability of our business to general economic downturn;

•	operating in the PRC generally and the potential for changes in the laws of the PRC that affect our operations;

•	our failure to meet or timely meet contractual performance standards and schedules;

•	our dependence on the steel and iron markets;

•	exposure to product liability and defect claims;

•	our ability to obtain all necessary government certifications and/or licenses to conduct our business;

•	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations; and

•	the other factors referenced in this prospectus, including, without limitation, under the section entitled “Risk Factors.”

These risks and uncertainties, along with others, are also described above under the heading “Risk Factors.” We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders in this offering.

DESCRIPTION OF BUSINESS

Overview

We are a holding company whose primary business operations are conducted through our wholly owned subsidiary UFG, which has no operations of its own and only serves to hold our Chinese operating subsidiaries, Wuhan Blower and Wuhan Generating. Wuhan Blower is a manufacturer of industrial blowers that are principally components of steam-driven electrical power generation plants. Through our Wuhan Generating subsidiary, we also manufacture industrial steam and water turbines, also principally for use in electrical power generation plants. Wuhan Blower and Wuhan Generating conduct all of their operations in the People’s Republic of China, which we refer to in this prospectus as PRC or China. Prior to our acquisition of UFG in February 2007, we were a publicly held shell company with no operations other than efforts to identify suitable parties for a merger transaction.

Our Corporate History

Wuhan General Group (China), Inc. was incorporated on July 19, 1988 under the laws of the State of Colorado as Riverside Capital, Inc. On February 28, 1989, Riverside Capital completed a public offering of 20,500,000 units (consisting of common stock and warrants) at an offering price of $0.01 per unit. Riverside Capital engaged in various business endeavors, and on March 18, 1992, acquired 100% of the outstanding shares of United National Film Corporation. At that time, we changed our name to United National Film Corporation. We were not successful in the film business and in June 2001, we suspended all business activities and became a “reporting shell corporation.” As such, we had no operations other than maintaining our public company status and searching for a suitable party with which to execute a reverse merger transaction, in which a previously private company takes on our public company status. In October 2006, we changed our state of incorporation from Colorado to Nevada.

On February 7, 2007, we completed a share exchange transaction, in which we issued to Fame Good International Limited, as the sole stockholder of UFG, 17,912,446 newly issued shares of our common stock in exchange for all of the issued and outstanding capital stock of UFG held by Fame. As a result, UFG became our wholly owned subsidiary, Fame became our controlling stockholder and the management team of Wuhan Blower replaced our prior management team. Prior to the share exchange transaction, we had no relationship with Fame, UFG, Wuhan Blower or Wuhan Generating. On March 13, 2007, the Company changed its name from “United National Film Corporation” to “Wuhan General Group (China), Inc.”

Prior to the share exchange transaction, we had 1,800,000 shares of common stock outstanding, including 1,200,000 shares held by persons other than the selling stockholders named in this prospectus, our affiliates and affiliates of the selling stockholders. Following the closing of the share exchange transaction, we had and, as of the date of this prospectus, continue to have 19,712,446 shares of common stock outstanding.

Background and History of UFG and Wuhan Blower

UFG was incorporated in the British Virgin Islands in August 2006. Until the share exchange transaction in February 2007, UFG was a wholly owned subsidiary of Fame, also a BVI company and now our controlling stockholder. Our President and Chief Executive Officer, Mr. Xu Jie, acquired control of Fame, and Fame acquired control of UFG, in late August 2006. Neither Fame nor UFG had any active business operations until UFG acquired Wuhan Blower in September 2006.

Wuhan Blower was founded in 1958 as the Wuhan Blower Company, a State-Owned Enterprise (“SOE”) and became one of the largest manufacturers of industrial blowers in central and southwest China. In 2004, Mr. Xu purchased the company with the intention of making changes to its management structure, employee utilization, plant location and general operations which would transform it from a traditional Chinese SOE into a modern, efficient operating company. Mr. Xu relocated the company to the Eastlake New Technology Development Zone in Wuhan, with much improved access to railroads, waterways and roads necessary for the transportation of its products, and constructed a new headquarters, research and development, and manufacturing facility at this location. Principally as a result of these actions, combined with more efficient use of personnel, Wuhan Blower has experienced significant increases in revenues and net income over the last two years.

On January 9, 2007, Wuhan Blower completed its acquisition of Wuhan Generating, a manufacturer of water and steam turbines, which is a complementary business to that of Wuhan Blower. We have recently completed the construction of a new turbine manufacturing facility for Wuhan Generating. It will take approximately three additional months before all the customized equipment is installed in the facility.

We are located in Wuhan, the capital of China’s Hubei Province and one of the ten largest cities in China. Hubei is centrally located and is a key player in the Chinese automotive, metallurgy, machinery, power generation, textiles and high-tech industries. Wuhan is one of the major university cities in the country, providing a highly educated workforce to the surrounding industries.

Acquisition of UFG

On February 7, 2007, we completed the share exchange transaction, also known as a “reverse acquisition” transaction, whereby UFG became our wholly owned subsidiary and Fame became our controlling stockholder.

Upon the closing of the share exchange transaction, Glenn A. Little, then our sole director and officer, submitted his resignation from all offices that he held effective immediately. Xu Jie, the President and Chief Executive Officer of Wuhan Blower, was appointed our President, Chief Executive Officer and Chairman of the Board. In addition, the Wuhan Blower executive officers became our executive officers.

For accounting purposes, the share exchange transaction is treated as a reverse acquisition with UFG as the acquirer and Wuhan General Group (China), Inc. as the acquired party. As a result, the Company is deemed to be a continuation of the business of UFG. Accordingly, the accompanying consolidated financial statements are those of the accounting acquirer (UFG). The historical stockholders’ equity of the accounting acquirer prior to the share exchange has been retroactively restated as if the share exchange transaction occurred as of the beginning of the first period presented.

Private Placement

Also on February 7, 2007, we completed a private placement transaction in which we issued to nine institutional investors an aggregate of 10,287,554 shares of our newly created Series A Convertible Preferred Stock at a price of $2.33 per share for gross proceeds of $23,970,000. The Preferred Stock is convertible into shares of our common stock on a 1-for-1 basis. The holders of our Preferred Stock are not required to pay a conversion price or any other consideration in order to convert Preferred Stock into common stock. The Preferred Stock is entitled to a dividend equal to 5% per annum, payable quarterly. We must pay any unpaid dividends on our Preferred Stock before paying dividends on our common stock.

Except with respect to specified transactions that may affect the Preferred Stock and except as otherwise required by Nevada law, the Preferred Stock has no voting rights. In the event that the registration statement of which this prospectus forms a part is declared effective and the trading price of our common stock achieves certain levels, the outstanding shares of our Preferred Stock will be converted automatically into shares of our common stock over a two year period following the effective date of the registration statement. In the event of our liquidation, the holders of Preferred Stock shall be entitled to receive, out of our assets available for distribution to stockholders, an amount equal to $2.33 per share plus any accrued and unpaid dividends before any payment can be made to the holders of our common stock.

The shares of common stock offered by this prospectus represent the majority of the common stock underlying the preferred stock we issued to investors in the February 2007 private placement.  Based on the average of the bid and asked prices of our common stock on July 6, 2007 as reported on the OTC Bulletin Board, the common stock offered by this prospectus has an aggregate market value of approximately $48.9 million.

In the private placement, we also issued three series of common stock purchase warrants - Series A, B, and J - which entitle the holders to purchase an aggregate of 21,145,922 shares of our common stock on the terms set forth below.

The investors in the February 2007 private placement received “60% warrant coverage” on their investment. As a result, we issued to the investors, on a pro rata basis, Series A warrants to purchase an aggregate of 6,172,531 shares of common stock. The Series A Warrants have an exercise price of $2.57 per share and expire on February 7, 2012.

In addition, each of the private placement investors who invested at least $2,000,000 also is entitled to purchase shares of our common stock on the same terms as such investor’s initial purchase. To represent this right, we issued Series J Warrants to these investors to purchase an aggregate of 9,358,370 shares of common stock. The Series J Warrants have an exercise price of $2.33 per share and expire on November 7, 2008.

Investors receiving Series J Warrants also received “60% warrant coverage” on this additional investment, if made. We therefore issued Series B Warrants to these investors to purchase an aggregate of 5,615,021 shares of common stock. The Series B Warrants can only be exercised upon and to the extent that the Series J Warrants are exercised. The Series B Warrants have an exercise price of $2.57 and expire on February 7, 2012.

As partial consideration for services rendered by 1st BridgeHouse Securities, LLC, the placement agent for the February 2007 private placement, we agreed to issue warrants to purchase common stock to 1st BridgeHouse in an amount equal to 10% of all shares of Preferred Stock sold in the private placement, plus 10% of any shares of common stock issued pursuant to the Series A, B and J Warrants issued in the private placement. This right is represented by Series C, AA, BB and JJ warrants issued by 1st BridgeHouse. The Series C, AA, BB and JJ Warrants relate to the Series A Preferred Stock, Series A Warrants, Series B Warrants and Series J Warrants, respectively. The exercise prices of the Series C, AA, BB and JJ Warrants are $2.57, $2.83, $2.83 and $2.57, respectively. These exercise prices are 110% of the purchase price that investors paid or will pay for the related security. 1st BridgeHouse can purchase 1,028,755, up to 617,253, up to 561,502 and up to 935,837 shares of common stock pursuant to the Series C, AA, BB and JJ Warrants, respectively. The Series C, AA, BB and JJ Warrants expire on February 7, 2017.

Agreements in connection with Private Placement

In connection with the February 2007 private placement, we entered into the following agreements: securities escrow agreement, registration rights agreement, lock-up agreement and escrow agreement. A summary of each of these agreements is provided below.

The Company and Fame, the Company's controlling stockholder, entered into a securities escrow agreement with the private placement investors in which Fame agreed to certain “make good” provisions. In the securities escrow agreement, the parties established minimum performance thresholds for the 12 months ending December 31, 2007 and December 31, 2008. The 2007 performance threshold is earnings per share equal to $0.465 per share (based on 30,000,000 shares outstanding) and the 2008 performance threshold is net income equal to $22,000,000. Fame deposited into escrow a total of 9,000,000 shares of our common stock. If we do not achieve the 2007 or 2008 performance thresholds, some or all of the escrowed shares will be delivered pro rata to the private placement investors, with the amount distributed dependent upon the amount by which we fail to achieve the performance thresholds. If we meet or exceed both performance thresholds, the escrowed shares will be returned to Fame. In each case in which escrowed shares are distributed, only those private placement investors who remain our stockholders at the time the escrow shares become deliverable are entitled to their pro rata portion of such escrow shares. The foregoing is only a summary of the “make good” arrangements and is qualified by the exact terms of the securities escrow agreement which was filed as Exhibit 10.4 to our Form 8-K filed on February 13, 2007.

In the registration rights agreement, we agreed to register under the Securities Act of 1933 the common stock underlying the preferred stock and warrants issued to investors. The registration statement of which this prospectus forms a part was filed pursuant to this registration rights agreement. In the event that the SEC does not permit us to register in the initial registration statement all of the common stock we agreed to register, the registration rights agreement requires us to use our best efforts to file subsequent registration statements to register any shares of common stock that were not registered in the initial registration statement. Since the registration statement of which this prospectus forms a part was not declared effective by July 7, 2007, we may be required to pay liquidated damages to the private placement investors. The foregoing is only a summary of the registration rights agreement and is qualified by the exact terms of the agreement which was filed as Exhibit 10.2 to our Form 8-K filed on February 13, 2007.

Also in connection with the private placement, we entered into a lock-up agreement with Fame. Under the terms of the lock-up agreement, Fame agreed not to sell any shares of our common stock until 36 months after the registration statement of which this prospectus forms a part is declared effective. The lock-up agreement contains a limited exception for bona fide gifts.

We also entered into an escrow agreement that required us to deposit $750,000 in an escrow account to cover fees and expenses in connection with investor relations, public relations or securities law compliance, including related legal fees. The escrow will terminate upon the earlier of (i) the disbursement of all escrow funds and (ii) February 7, 2010.

Potential Payments to Selling Stockholders

As of December 21, 2007, we have not made any payments to any of the selling stockholders named in this prospectus, any affiliate of any selling stockholder, or any person with whom any selling stockholder has a contractual relationship, other than an aggregate of $174,029 that we paid the selling stockholders as dividends earned in the first quarter of 2007 on their shares of preferred stock.

Below is a table of payments that we may be required to make to the selling stockholders in connection with the February 2007 financing transaction. We are not required to make any payments to any affiliates of any selling stockholder or any person with whom any selling stockholder has a contractual relationship. We plan to seek a waiver of the liquidated damages referenced below. However, no assurances can be provided that we will be able to obtain a waiver of these liquidated damages.

Type of Payment	Amount of Payment
Dividends on Preferred Stock	$299,625 per quarter[1]
Liquidated Damages for Delay in Obtaining NASDAQ Listing	$21,000,000[2]
Liquidated Damages for Delay in Effective Date of Registration Statement	$1,143,844[3]

1   Each holder of Preferred Stock is entitled to a dividend equal to 5% per annum of the original purchase price of the Preferred Stock. The Preferred Stock dividends are payable quarterly. The amount shown assumes that the current number of shares of Preferred Stock (10,287,554) remains outstanding.

2  In the event that our common stock is not listed and trading on NASDAQ by December 31, 2007, the selling stockholders will be entitled to receive, on a pro rata basis, shares of our common stock as follows: (x) 1,500,000 shares of common stock if the shares are not listed by December 31, 2007, (y) an additional 3,000,000 shares of common stock if the shares are not listed by March 31, 2008 and (z) an additional 1,500,000 shares of common stock for each calendar month thereafter that the shares of common stock are not listed on the last day of such month. Each selling stockholder has the option to elect to have these shares paid by Fame, our controlling stockholder, or issued by us. Since Fame has already placed shares into escrow for the benefit of the selling stockholders and the selling stockholders would likely seek to avoid dilution of the Company’s common stock, we believe that there is a likelihood that the selling stockholders would choose to receive any penalty shares directly from Fame, instead of the Company.

The amount shown assumes that the Company’s common stock is listed on NASDAQ by March 1, 2008 and that the selling stockholders choose to receive the entire penalty shares from the Company rather than from Fame. The amount shown is calculated based on the average of the bid and asked prices of our common stock on December 19, 2007, as reported on the OTC Bulletin Board.

3  In connection with our February 2007 private placement, we entered into a registration rights agreement, pursuant to which we agreed to file a registration statement with the SEC to register the resale of the shares of common stock underlying the convertible preferred stock and warrants we issued in the private placement, and to cause such registration statement to be declared effective by the SEC on or before July 7, 2007. The registration statement was not declared effective by the SEC by that date. Therefore, we are liable to the private placement investors for liquidated damages in an amount equal to 2% of their initial investment for each month of delinquency, provided such damages do not exceed an aggregate of 15%. However, we are only required to pay liquidated damages on that portion of the registrable common stock that the SEC actually allows us to register on the registration statement.

The amount shown assumes that the maximum penalty of 15% will apply. In addition, the amount shown assumes that the SEC allows us to register 10,000,000 shares of common stock. If the SEC does not allow us to register this amount, the liquidated damages penalty will be reduced based on the actual amount of shares that the SEC allows us to register.

The table above does not include any payments that may be required pursuant to the “make good” provisions of the securities escrow agreement because that liability is the sole responsibility of Fame, the Company’s controlling stockholder. In conjunction with the February 2007 private placement transaction, Fame entered into a securities escrow agreement with the selling stockholders in which Fame agreed to certain “make good” provisions. In the securities escrow agreement, the parties established minimum performance thresholds for the 12 months ending December 31, 2007 and December 31, 2008. The 2007 performance threshold is earnings per share equal to $0.465 per share (based on 30,000,000 shares outstanding) and the 2008 performance threshold is net income equal to $22,000,000. Fame deposited into escrow a total of 9,000,000 shares of our common stock. If we do not achieve the 2007 or 2008 performance thresholds, some or all of the escrowed shares will be delivered pro rata to the selling stockholders, with the amount distributed dependent upon the amount by which we fail to achieve the performance thresholds. If we meet or exceed both performance thresholds, the escrowed shares will be returned to Fame. In each case in which escrowed shares are distributed, only those selling stockholders who remain our stockholders at the time the escrow shares become deliverable are entitled to their pro rata portion of such escrow shares.

The total possible payments from any source to all selling stockholders and any of their affiliates in connection with their investment in the Company's securities in the first year following the sale of the Preferred Stock is $23,266,088. This amount includes the dividends on the Preferred Stock, the liquidated damages for delay in obtaining NASDAQ listing and the liquidated damages for delay in the effective date of registration statement. This amount does not include any penalty under the “make good” provisions of the securities escrow agreement because, based on the Company’s performance thus far in 2007 and anticipated performance for the remainder of 2007, we do not believe that any amount will be owed pursuant to the 2007 performance threshold.

Our Products

We engage primarily in the design, development, manufacture and sale of industrial blowers in China. Our industrial blowers are used primarily in steam-driven electrical power generation plants. In addition, we have begun production of water turbines in our existing facilities and in shared facilities. Once our new turbine manufacturing facility is completed and all the customized equipment in installed, which we believe will occur approximately within the next three months, we will expand production of turbines from this facility at such time. Steam and water turbines also will be manufactured principally for use in electrical power plants.

Industrial Blowers

Industrial Blowers Generally

Industrial blowers are used to move very large volumes of air. When used in conjunction with an industrial furnace in steam-driven electrical power generation plants, they:

•	blow air into the firebox in order to increase oxygen and improve combustion;

•	blow fuel (primarily coal dust) into the firebox; and

•	suck out waste gases.

If pollution control is required for the waste gases, then:

•	a blower will propel the exhaust gases through a pollution reduction unit (such as a de-sulphurization unit); and

•	a final blower will push the “cleaned” gases to and through the smokestack.

Industrial blowers are custom-made for the specific installation in which they will be used. The blower can be driven by an industrial scale electric motor, a diesel engine or a steam turbine. In addition to their use in power generation plants, industrial blowers are also used in the metallurgy and petrochemicals industries, as well as for ventilation in mines, mass transit (subways, tunnels, stations) and sewage treatment (for aeration).

Our Industrial Blower Products

Our primary blower products are:

•
Axial fans. These consist of a bladed impeller (fan) in an elongated cylindrical casing and are primarily used to provide high-volume, low-pressure air for larger power stations of 200 to 1,000 megawatts.

•
Centrifugal Blowers. These consist of a “squirrel cage” type impeller (or rotor) in a scroll- or spiral-shaped casing. Air is drawn into the center of the squirrel cage through a hole in the side of the casing and is thrown out at a right angle by the rotational force. These blowers provide lower volumes of air, but at higher pressures, and are used in medium-sized power stations of 100 to 300 megawatts for blowing coal dust into furnaces. They are also used for aeration in sewage treatment plants.

When required for noise abatement purposes, we also manufacture silencers or “mufflers” fitted to the exhaust side of our centrifugal blowers. These silencers are very similar in form and function to the muffler on an automobile: the silencer interior is fitted with perforated metal trays stuffed with a sound absorbing material such as fiberglass.

We are one of the largest suppliers of industrial blowers in our market to the Chinese electrical power generation industry, which is growing rapidly. All of our products are custom-built for specific purchasers. The majority of our product revenue comes from competitive bidding.

A typical blower costs approximately $90,000 and takes three months to build, from design to finish. We are currently operating at 100% of capacity and are producing approximately 300 blower/fan units per year.

The manufacture of these products combines both low-tech and high-tech processes. The low-tech process consists of the cutting and welding of the steel for both the rotors and the casings. The high-tech process consists of the product design, the “finish” manufacturing of the rotor shafts, and the balancing of the rotor assemblies.

We make extensive use of computer aided design (CAD) and computer aided engineering (CAE) in the design phase of our manufacturing process. In particular, CAE provides us with the ability to do finite element analysis of our rotor designs, while CAD allows us to do three dimensional modeling (to include molding coordinates for the fan/blower blades) and design of the inlet and outlet parameters. Our relationships with the Science and Technology University of Central China, Jiaotong University and the Acoustic Institute of the China Science Academy allow us to stay abreast of the latest developments in the fields of fluid dynamics, material sciences and acoustics.

We have the only acoustics lab in our industry in China, which we share with our university partners and which the China Fan Performance Test Center uses for all its work. Mr. Liu Shupeng, our Vice General Manager (Blower), is also the deputy director general of the Fan Association of China as well as the director of the Industry Standards Association.

Through the use of the above technologies, we are able to design fans/blowers of the highest efficiency providing precisely the volumes and pressures required.

Parts purchased from third parties consist mainly of the electric motor specified by the client (normally equal to about 20% of the build cost of the assembly), bearing castings and steel.

According to the China Blower Association, the Chinese market for industrial blowers of our type is estimated to be approximately $875 million in 2007 and is forecast to be approximately $1.875 billion in 2010. The industrial blower market is driven not only by new plant construction and the replacement market, but also by the new mandates for pollution control equipment in new plant construction, of which blowers are a critical part.

Turbines

Steam Turbines Generally

In a steam-driven electrical power generation plant, blowers like those we manufacture feed fuel and air into a large furnace. The primary purpose of the furnace is to produce steam for the powering of steam-driven turbines. A stream turbine takes the force of the steam and converts it into rotary motion, which is then used to drive machinery.

Steam turbines are normally categorized by their output in watts – kilowatts through megawatts. A small steam turbine of 750 kilowatts is capable of lighting 7,500 100-watt light bulbs. A large 500 megawatt turbine can light 5 million 100-watt light bulbs or supply the power for a medium-sized city.

Steam turbines are high-precision, high-tolerance pieces of machinery and in many respects are similar to a jet engine. Each is built-to-order according to the design specifications of the customer. In general, they are very large pieces of machinery with extremely heavy castings. The manufacture of steam turbines, like blowers, requires both low-tech and high-tech processes.

Water Turbines Generally

For those applications where the customer is close to a source of water power and does not need steam for other applications in its plant, a water turbine may be more economical than a steam turbine. In this case, the cost of building a source of water pressure (typically a dam) and the viaduct to the water turbine must be weighed against the cost of building a steam plant. In general, water turbines have lower tolerances and are considered lower technology than steam turbines.

A water turbine operates very much like an enclosed water wheel - high velocity incoming water pushes against the turbine blades, forcing the turbine to rotate and provide power to the attached generator set.

As with a steam turbine, each is built-to-order according to the design specifications of the customer. The most important consideration in the design is the height of the water column above the turbine, which will determine how large the turbine must be and how fast it must turn to achieve the desired power output.

Our Turbine Products

We have only recently begun production of water turbines from our existing manufacturing facilities. We have recently completed the construction of a new turbine manufacturing facility for Wuhan Generating. It will take approximately three additional months before all the customized equipment is installed in the facility.

Upon completion of our new turbine manufacturing facility, we currently plan to manufacture the following four types of steam turbines:

•	Regular steam turbines - these turbines are designed to make maximum use of the steam, with any waste steam vented into the atmosphere through cooling towers.

•	Co-generation turbines - these turbines are designed to provide for the use of “waste steam” by a co-located industrial plant (such as a paper or chemical plant).

•
“Heat-centric” turbines - these turbines are used by municipalities with a central steam system for home and factory use. The turbine is able to use this lower-pressure steam for incremental power output.

•
“Variable pressure output” turbines - these turbines have the ability to provide waste steam at two or more pressures. Fundamentally, they allow for tapping the steam at different pressure stages in the generator.

Steam turbine production is characterized by low unit volume with high unit revenue and margins. While it is difficult to generalize, a 100 megawatt steam turbine costs approximately $7 to 8 million and takes eight to ten months to build.

Water turbines, on the other hand, bear a stronger resemblance (in manufacture) to our traditional industrial blowers. A water turbine resembles a blower operating in reverse, powered by water rather than air. This similarity allowed us to begin production of water turbines in our existing facilities.

A typical ten megawatt water turbine costs approximately $600,000 and takes four to six months to construct.

The design and manufacturing of steam and water turbines require a high degree of engineering skill. We have a close relationship with Beijing 3-D, a high tech enterprise co-sponsored by the Chinese Academy of Sciences for the purpose of developing new designs and manufacturing technology for the power generation equipment manufacturing industry in China. Beijing 3-D has developed world-class 3-dimensional CAD tools for use in the design of steam and water turbines. We anticipate obtaining rights to this technology in exchange for payment of a sales royalty on turbines utilizing the technology, although no formal agreement is currently in place. We believe this technology will give us significant advantages in providing our customers with the highest quality turbines, tailored precisely to their needs. Through its use, we believe we will be able to:

•	increase steam generator thermal efficiency by approximately 5% to 7%;

•	reduce coal consumption by approximately 15 to 21g per KWH; and

•	increase megawatt output by approximately 10% per unit.

As a result, we believe that we can compete effectively in the turbine market. We also will be providing for China’s need for cleaner and more efficient electric power production.

Development of Our Steam and Water Turbine Business

On January 9, 2007, Wuhan Blower completed the formation of Wuhan Generating. To develop the Company’s turbine business, Wuhan Blower reached an understanding with China Chang Jiang Energy Corporation, which owns Wuhan Turbine Works, a manufacturer of energy turbines for power plants. China Chang Jiang has agreed to allow us to assume the operations of Wuhan Turbine Works related to the manufacture of steam turbines up to 300 megawatts and water turbines up to 200 megawatts. To this end, Wuhan Generating hired a number of the management team members from Wuhan Turbine Works. These former Wuhan Turbine Works management team members and a limited number of Wuhan Turbine Works skilled laborers helped Wuhan Generating launch its turbine operations earlier this year. Upon the installation of all the customized equipment in our new turbine manufacturing facility, which we believe will occur approximately within the next three months, Wuhan Generating expects to hire approximately 500 employees from Wuhan Turbine Works.

We intend to utilize a management strategy for Wuhan Generating that is similar to the one we used for Wuhan Blower during its first two years: management and employee restructuring, movement to a new facility (on our existing premises) and an intense focus on research and development.

We are nearing completion of the new turbine manufacturing facility in Wuhan adjacent to our current manufacturing facilities. However, by utilizing outsourcing and our existing blower manufacturing equipment, we have already commenced the manufacture of turbines.

The launch of the turbine business puts us on a high-margin per unit business path, offering us exceptional growth opportunities by participating in China’s dynamic growth in electrical generating capacity requirements.

We are spending approximately $22.5 million on the new turbine plant and related equipment; a portion of the funding for this project was derived from the net proceeds of our February 2007 private placement. The new workshop is planned to be approximately 247,500 square feet with a hoist crane capacity of 160 tons. We intend to purchase and install large, high-precision equipment such as a 20 foot vertical boring lathe, a 39 foot precision horizontal lathe, two numerically controlled boring and milling machines, and a large dynamic-balance machine with a high-precision and numerically controlled machining center.

In addition, we have made a deposit of approximately $4.05 million for the construction of a new administrative building for the turbine manufacturing facility. The new administrative building will be located adjacent to the turbine manufacturing facility, and it will be used by personnel in turbine supplies and sales and for other administrative tasks. Construction on the administrative building began in June 2006 and should be completed in December 2007.

In starting our turbine enterprise, we have a seasoned, tested management team, the availability of cutting-edge design and manufacturing technology and a brand-new fabrication facility. With these assets, we believe we have assembled the pieces to create the predominant steam and water turbine manufacturer in China.

In July 2007, we entered into a contract with Jiangsu Huangli Paper Industry Co., Ltd. to build a thermal electric power plant with four boiler furnaces and two turbine generator groups in Jiangyin, Jiangsu. We expect to receive approximately $26.37 million to construct this power plant, and this total amount will be paid to us in monthly payments over a period of one year. If Jiangsu Huangli fails to make timely payments to us, we are contractually bound to assume the cost to continue with the construction of the power plant. Although we do not currently anticipate this happening, if we were required to assume construction costs, the power plant project would become a joint venture between us and Jiangsu Huangli. We plan to complete the power plant around June 30, 2008.

Our Market

The market for blowers, steam turbines and water turbines in China is directly driven by the growth in the country’s overall demand for electricity and the now mandated requirement for electrical generating equipment that is both more fuel efficient and less polluting. According to the Carbon Sequestration Forum, China currently has the second greatest amount of installed electrical capacity of any nation, trailing only the United States. China Daily Online reports that China’s total installed electricity generating capacity exceeded 622 gigawatts in 2006, up 20.3% from 2005. CBS Marketwatch reports that China’s energy demand grew by 8% in 2006. According to the People’s Daily Online, the Chinese government made the increase in installed capacity a major part of the 10th (2005) and 11th (2010) Five Year Plans. According to RNCOS, an industry research firm, China will consume around 16% of the world’s energy by 2020.

China’s electrical capacity is installed not only in centralized major power production plants, but also often on the premises of major industrial facilities. The on-site production of power allows a company to avoid brownouts or complete loss of service. In this manner, many companies have insulated themselves from the short-fall in overall capacity.

Our Customers

In our blower manufacturing business (we have only recently entered the turbine manufacturing business), we currently have a broad base of over 300 customers.

Raw Materials and Supplies

The principal raw materials used in the manufacture of our products are rolled steel and iron. We believe these materials are widely available from multiple sources, though we primarily obtain them from three suppliers: Wuhan Iron and Steel Group, Baoshan Iron & Steel Co. and Jinan Iron & Steel Co.

Research and Development

We believe that our research and development (“R&D”) facilities are among the most advanced in the industry. Our R&D department operates out of a new facility at our Wuhan campus. Our relationships with the Science and Technology University of Central China, Jiaotong University and the Acoustic Institute of China Science Academy allow us to stay abreast of the latest developments in the fields of fluid dynamics, material sciences and acoustics. We have the only acoustics lab in our industry in China, which we share with our university partners and which the China Fan Performance Test Center uses for all of its work. During 2006, R&D expense was approximately 2% of sales and we expect R&D expense to be approximately 5% of 2007 sales. We are able to pass these costs through to the customer through the sales price of our products.

Our Competition

We believe that there are currently approximately 500 blower/fan manufactures in China, but that most of these are small and do not have the R&D and manufacturing resources that we do. We compete mainly with five large scale manufacturers, each of which is roughly the same size as the Company. We believe there are approximately five significant manufacturers of steam and water turbines with whom we compete. In both our blower and turbine businesses, we compete primarily on the basis of reputation, price, quality, engineering, timeliness and post-purchase services.

Regulation

We do not face any significant government regulation of our business or in connection with the production of our products. We do not require any special government permits to produce our products other than those permits that are required of all corporations in China.

Our Employees

As of  December 21, 2007, we employed approximately 640 full-time employees. In addition, we employ a large number of part-time employees in our turbine manufacturing operations. Once customized equipment is installed in our new turbine manufacturing facility, we plan to increase the number of full-time employees.

Wuhan Blower has, and Wuhan Generating will have, a trade union that protects employees’ rights, aims to assist in the fulfillment of our economic objectives, encourages employee participation in management decisions and assists in mediating disputes between us and union members. We believe that we maintain a satisfactory working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

As required by applicable Chinese law, we have entered into employment contracts with all of our officers, managers and employees.

Our employees in the PRC participate in a state pension scheme organized by Chinese municipal and provincial governments. In addition, as required by PRC law, we provide employees in the PRC with various types of social insurance, including medical insurance, unemployment insurance and occupational injury insurance.

Our Facilities

All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of up to 50 years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations.

Wuhan Blower is located in the Eastlake New Technology Development Zone in the southernmost part of Wuhan, Hubei Province, People’s Republic of China, where we have easy access to the railroads, waterways and roads necessary for the transportation of our products and where we operate in a new facility in a campus-like setting. We occupy a land area of approximately 1,400,000 square feet with 645,000 square feet of administration and factory space. We recently constructed a new turbine manufacturing facility, which will occupy an additional 247,500 square feet, and an administrative building to facilitate the orders and sales of turbines.

We have sales offices in the following cities:

•	Xi’an;

•	Guangzhou;

•	Shanghai;

•	Beijing;

•	Chongqing; and

•	Nanjing.

Legal Proceedings

A former promoter has contacted the Company claiming that it is entitled to receive shares of the Company’s common stock in connection with services that it purported to render. The Company disputes this assertion and denies that the promoter is entitled to this compensation. Management believes that the Company has valid defenses to the claim of the promoter and plans to defend vigorously these allegations. As of December 21, 2007, the former promoter has not brought any formal legal proceedings.

In addition, from time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

As a result of the share exchange or “reverse acquisition” transaction consummated on February 7, 2007, Wuhan General Group (China), Inc. became a holding company conducting operations through two indirect operating subsidiaries: Wuhan Blower Co., Ltd. (“Wuhan Blower”) and Wuhan Generating Equipment Co., Ltd. (“Wuhan Generating”), each a company operating in China. A wholly owned subsidiary of the Company, Universe Faith Group Limited (“UFG”), owns 100% of the capital stock of Wuhan Blower, which in turn owns 100% of the capital stock of Wuhan Generating. Our corporate structure is as follows:

For accounting purposes, the share exchange transaction is treated as a reverse acquisition with UFG as the acquirer and Wuhan General Group (China), Inc. as the acquired party. As a result, the Company is deemed to be a continuation of the business of UFG. Accordingly, the accompanying consolidated financial statements are those of the accounting acquirer (UFG). The historical stockholders’ equity of the accounting acquirer prior to the share exchange has been retroactively restated as if the share exchange transaction occurred as of the beginning of the first period presented.

The information and data contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operations reflect the operating results and financial condition for the three months ended September 30, 2007 and 2006, the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006 and 2005.

Three Months Ended September 30, 2007 Compared to Three Months Ended September 30, 2006

Sales. Sales increased $25.36 million, or 491.52%, to $30.52 million for the three months ended September 30, 2007 from $5.16 million for the same period in 2006. This increase was mainly attributable to increased demand for anti-pollution equipment in China, which accounted for approximately $14 million in increased sales, and revenue from the construction of a thermal electric power plant in Jiangyin, Jiangsu, which accounted for approximately $6 million in increased sales.

Cost of Sales. Our cost of sales increased $17.20 million, or 606.66%, to $20.04 million for the three months ended September 30, 2007 from $2.84 million during the same period in 2006. This increase was due to the significant increase in blower sales, which accounted for approximately $2 million in increased cost of sales, and an increase in the cost of materials, which accounted for approximately $10 million in increased cost of sales. As a percentage of sales, the cost of sales was 65.65% during the three months ended September 30, 2007 compared to 54.96% in the same period of 2006. This increase was primarily attributable to the increase in the cost of materials.

Gross Profit. Our gross profit increased $8.16 million, or 351.04%, to $10.48 million for the three months ended September 30, 2007 from $2.32 million for the same period in 2006. Gross profit as a percentage of sales was 34.35% for the three months ended September 30, 2007 compared to 45.04% during the same period in 2006.

Selling Expenses. Our selling expenses increased $0.73 million, or 349.52%, to $0.94 million for the three months ended September 30, 2007 from $0.21 million for the same period in 2006. As a percentage of sales, selling expenses were 3.07% for the three months ended September 30, 2007 compared to 4.05% for the same period in 2006. This decrease as a percentage of sales was primarily attributable to the economies of scale that we achieved due to the significant increase in sales.

General and Administrative Expenses. Our general and administrative expenses increased $1.04 million, or 234.26%, to $1.48 million for the three months ended September 30, 2007 from $0.44 million for the same period in 2006. As a percentage of sales, general and administrative expenses were 4.85% for the three months ended September 30, 2007 compared to 8.59% for the same period in 2006. This decrease as a percentage of sales was primarily attributable to the economies of scale that we achieved due to the significant increase in sales.

Warranty Expense. Our warranty expense increased to $0.09 million for the three months ended September 30, 2007 from $0 for the same period in 2006. As a percentage of sales, warranty expense was 0.30% for the three months ended September 30, 2007 compared to 0% for the same period in 2006.

Operating Income. Our operating income increased $6.30 million, or 376.71%, to $7.97 million for the three months ended September 30, 2007 from $1.67 million for the same period in 2006. As a percentage of sales, operating income was 26.12% for the three months ended September 30, 2007 compared to 32.41% for the same period in 2006. This decrease was due primarily to the increased cost of materials.

Other Income. We had no “other income” for the three months ended September 30, 2007 compared to $7,444 for the same period in 2006.

Interest Income. Our interest income increased to $94,798 for the three months ended September 30, 2007 from $0 for the same period in 2006. This increase was due to an increase in bank deposits.

Interest Expense. Our interest expense increased $0.25 million, or 205.11%, to $0.37 million for the three months ended September 30, 2007 from $0.12 million for the same period in 2006. This increase was due to the significant increase in bank loans and notes. As a percentage of sales, interest expense was 1.21% for the three months ended September 30, 2007 compared to 2.34% for the same period in 2006. This decrease as a percentage of sales was primarily attributable to our increase in the comparative use of equity financing to fund our significant growth.

Income Tax. Due to a tax exemption, Wuhan Blower and Wuhan Generating were not subject to PRC income tax during the three months ended September 30, 2007 or during the same period in 2006.

Net Income. Net income increased $6.14 million, or 394.34%, to $7.70 million during the three months ended September 30, 2007 from $1.56 million during the same period in 2006, as a result of the factors described above.

Nine Months Ended September 30, 2007 Compared to Nine Months Ended September 30, 2006

Sales. Sales increased $48.73 million, or 419.66%, to $60.34 million for the nine months ended September 30, 2007 from $11.61 million for the same period in 2006. This increase was mainly attributable to increased demand for anti-pollution equipment in China, which accounted for approximately $30 million in increased sales, and revenue from the construction of a thermal electric power plant in Jiangyin, Jiangsu, which accounted for approximately $6 million in increased sales.

Cost of Sales. Our cost of sales increased $33.95 million, or 517.68%, to $40.51 million for the nine months ended September 30, 2007 from $6.56 million during the same period in 2006. This increase was due to the significant increase in blower sales, which accounted for approximately $6 million in increased cost of sales, and an increase in the cost of materials, which accounted for approximately $22 million in increased cost of sales. As a percentage of sales, the cost of sales was 67.14% during the nine months ended September 30, 2007 compared to 56.48% in the same period of 2006. This increase was primarily attributable to the increase in the cost of materials.

Gross Profit. Our gross profit increased $14.78 million, or 292.44%, to $19.83 million for the nine months ended September 30, 2007 from $5.05 million for the same period in 2006. Gross profit as a percentage of sales was 32.86% for the nine months ended September 30, 2007 compared to 43.52% during the same period in 2006.

Selling Expenses. Our selling expenses increased $1.02 million, or 168.09%, to $1.63 million for the nine months ended September 30, 2007 from $0.61 million for the same period in 2006. As a percentage of sales, selling expenses were 2.71% for the nine months ended September 30, 2007 compared to 5.25% for the same period in 2006. This decrease as a percentage of sales was primarily attributable to the economies of scale that we achieved due to the significant increase in sales.

General and Administrative Expenses. Our general and administrative expenses increased $2.12 million, or 178.53%, to $3.30 million for the nine months ended September 30, 2007 from $1.18 million for the same period in 2006. As a percentage of sales, general and administrative expenses were 5.47% for the nine months ended September 30, 2007 compared to 10.20% for the same period in 2006. This decrease as a percentage of sales was primarily attributable to the economies of scale that we achieved due to the significant increase in sales.

Warranty Expense. Our warranty expense increased to $0.51 million for the nine months ended September 30, 2007 from $0 for the same period in 2006. As a percentage of sales, warranty expense was 0.85% for the nine months ended September 30, 2007 compared to 0% for the same period in 2006.

Operating Income. Our operating income increased $11.12 million, or 341.30%, to $14.38 million for the nine months ended September 30, 2007 from $3.26 million for the same period in 2006. As a percentage of sales, operating income was 23.84% for the nine months ended September 30, 2007 compared to 28.07% for the same period in 2006. This decrease was due primarily to the increased cost of materials.

Other Income. Our other income decreased to $0 for the nine months ended September 30, 2007 from $31,167 for the same period in 2006.

Interest Income. Our interest income increased to $0.11 million for the nine months ended September 30, 2007 from $0 for the same period in 2006. This increase was due to an increase in bank deposits.

Interest Expense. Our interest expense increased $0.37 million, or 94.51%, to $0.76 million for the nine months ended September 30, 2007 from $0.39 million for the same period in 2006. This increase was due to our significant increase in bank loans and notes. As a percentage of sales, interest expense was 1.25% for the nine months ended September 30, 2007 compared to 3.35% for the same period in 2006. This decrease as a percentage of sales was primarily attributable to our increase in the comparative use of equity financing to fund our significant growth.

Income Tax. Due to a tax exemption, Wuhan Blower and Wuhan Generating were not subject to PRC income tax during the nine months ended September 30, 2007 or during the same period in 2006.

Net Income. Net income increased $10.84 million, or 373.71%, to $13.73 million during the nine months ended September 30, 2007 from $2.90 million during the same period in 2006, as a result of the factors described above.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Sales. Sales increased $5.12 million, or 44.26%, to $16.70 million in 2006 from $11.58 million in 2005. This increase was mainly attributable to the increased market demand for our products due to growth in the number of steel factories which require industrial blowers, which accounted for approximately $2.4 million in  increased sales, and power plants which require industrial blowers, which accounted for approximately $2.5 million in increased sales.

Cost of Sales. Our cost of sales increased $1.39 million, or 19.07%, to $8.66 million in 2006 from $7.28 million in 2005. This increase was due to the increase in sales. As a percentage of sales, the cost of sales was 51.87% in 2006 compared to 62.85% in 2005. This decrease was primarily attributable to the economies of scale that we achieved due to the significant increase in sales.

Gross Profit. Our gross profit increased $3.74 million to $8.04 million in 2006 from $4.30 million in 2005. Gross profit as a percentage of sales was 48.13% in 2006 compared to 37.15% in 2005.

Selling Expenses. Our selling expenses increased $0.48 million, or 67.93%, to $1.19 million in 2006 compared to $0.71 million in 2005. As a percentage of sales, selling expenses were 7.15% in 2006 compared to 6.14% in 2005. This increase as a percentage of sales was primarily attributable to an increase in marketing initiatives during 2006.

General and Administrative Expenses. Our general and administrative expenses increased $1.81 million, or 170.95%, to $2.87 million in 2006 from $1.06 million in 2005. As a percentage of sales, general and administrative expenses were 17.21% in 2006 compared to 9.16% in 2005. This increase as a percentage of sales was primarily attributable to expenses incurred in late 2006 in connection with the private placement and share exchange, which were closed in February 2007.

Interest Expense. Our interest expense increased $292,034, or 113.66%, to $548,970 in 2006 from $256,936 in 2005. As a percentage of sales, interest expense was 3.29% in 2006 compared to 2.22% in 2005. This increase is attributable to an increase in bank loans.

Operating Income. Our operating income increased $1.20 million to $3.73 million in 2006 from $2.53 million in 2005. As a percentage of sales, operating income was 22.31% in 2006 compared to 21.85% in 2005. This increase was primarily attributable to increased sales, which accounted for approximately $0.8 million in operating income, and the increased efficiency that has come with privatization, which accounted for approximately $0.2 million in operating income.

Other Income. Our other income decreased $73,829 to $26,977 in 2006 from $100,806 in 2005. As a percentage of sales, other income was 0.16% in 2006 compared to 0.87% in 2005. This decrease was primarily attributable to decreased sales of spare parts, which accounted for approximately $40,000 in other income, partially offset by a tax rebate received during 2006 in the amount of $24,809.

Income Taxes. Due to a tax exemption, Wuhan Blower was not subject to income tax in 2006 or 2005.

Net Income. Net income increased $0.83 million, or 35.02%, to $3.20 million in 2006 from $2.37 million in 2005, as a result of the factors described above.

Liquidity and Capital Resources

As of September 30, 2007, we had cash and cash equivalents (including restricted cash) of $12.22 million.

As of September 30, 2007, we had banking facilities in the form of bank loans and loan facilities from other non-bank entities totaling approximately $24.83 million (based on an exchange rate of 7.5176 RMB per 1 U.S. dollar). Information regarding these loans is set forth below in US dollars.

Name of Bank or Note Holder	Due Date	Interest Rate Per Annum	Amount Owed on 9/30/2007
Shanghai Pudong Development Bank	10/19/2007	6.03%	$2,128,339
Shanghai Pudong Development Bank	5/22/2008	6.57%	1,330,212
Shanghai Pudong Development Bank	6/25/2008	6.57%	532,085
Citic Industrial Bank	9/25/2008	7.29%	3,325,529
Citic Industrial Bank	9/25/2008	7.29%	16,541
Agricultural Bank of China	10/31/2007	6.73%	1,330,212
Agricultural Bank of China	10/30/2007	6.73%	1,330,212
Wuhan East Lake Development District Zheng Bridge Committee	On Demand	6.00%	399,064
Bank of China	On Demand	6.83%	698,361
Dalian Chong Si Hydraulic Coupler Complete Sets of Equipment Ltd. (Note Payable)	On Demand	0.00%	133,021
Hubei Committees Properties Co., Ltd. (Note Payable)	On Demand	0.00%	6,358,412
Wuhan-heavy George Special Steel Co., Ltd. (Note Payable)	On Demand	0.00%	215,926
Wuhan Jiabao Supplies Co., Ltd. (Note Payable)	On Demand	0.00%	104,465
Wuhan Jianghan District Zhongnan Supplies Station (Note Payable)	On Demand	0.00%	156,911
Citic Industrial Bank Wuhan Zhu Ye Shan Branch	2/17/2008	6.73%	2,660,424
Citic Industrial Bank Wuhan Zhu Ye Shan Branch	2/17/2008	6.73%	2,660,424
59 Various Other Notes	Various Dates	Various Rates	1,448,320
			$24,828,456

We plan to either repay this debt as it matures or refinance this debt with other debt.  Since December 31, 2006, the amount of our outstanding debt from bank loans and notes has increased $11.28 million.  This significant increase in debt was necessary to fund the cost of our growth.

On February 7, 2007, immediately following the consummation of the share exchange, we completed a private placement of Series A Convertible Preferred Stock and warrants to accredited investors. As a result of this private placement, we received approximately $24.0 million in gross proceeds. After the deduction of sales commissions and offering expenses, we received approximately $20.8 million in net proceeds.

Over the next few months, we will be required to pay approximately $3.9 million to complete the construction of our turbine manufacturing facility. We intend to fund this obligation with working capital.

We expect our liquidity to increase over the next 12 months due to anticipated increased sales of our blower and turbine products. We believe that our currently available working capital, combined with cash from operations, should be adequate to sustain our operations at our current levels through at least the next 12 months.

For the three month and nine month periods ended September 30, 2007, our cash flow from operating activities was $3.68 million and $(7.5) million, respectively. For the three month and nine month periods ended September 30, 2007, our net income was $7.7 million and $13.7 million, respectively. These amounts represent significant variations between net income and cash flows from operating activities. The increasing working capital needs reflect the significant growth of our business. At this time, we do not believe that these movements adversely impact our liquidity or earnings trends because we currently have, and anticipate having, access to available borrowing capability.

At September 30, 2007, we had $31.41 million in accounts receivable. The majority of our customers pay us in installments at various stages of project completion. In our standard sales contract, we receive 60% of the purchase price of a piece of equipment at the time of delivery. We receive an additional 30% of the purchase price when the equipment is installed and runs without problem for 72 hours. However, since our equipment is generally a component of a larger project, there are times that customers do not allow us to install the equipment upon delivery. We receive the final 10% at 18 months following the installation.

Although the payment terms in our standard sales contract result in a long payment cycle, we believe our payment terms are standard in our industry in China. Therefore, we believe that we would be at a competitive disadvantage if we made our payment schedules more aggressive. We have, however, employed additional resources in collecting on outstanding accounts receivable. In the third quarter of 2007, our accounts receivable grew $8.3 million. During this same quarter, we had $30.5 million in sales. We believe that this demonstrates the benefits of more aggressive management of our accounts receivable.

For the nine month period ended September 30, 2007 and the year ended December 31, 2006, our accounts receivable increased $18.9 million, or 151.5%, and $8.8 million, or $237.6%, respectively. Since our sales increased 419.7% for the nine month period ended September 30, 2007 compared to the same period in 2006, we believe the significant growth in accounts receivable during this period was primarily the result of our rapid sales growth. We further believe that a comparison of accounts receivable growth to sales growth for this period demonstrates our more aggressive management of accounts receivable during this period.

At September 30, 2007, we had $2.60 million in other receivables.

We also had notes receivable of $0.99 million at September 30, 2007; this amount includes an allowance for bad debts of $0.04 million. The notes receivable consisted of an unsecured loan to Hubei Dilong Industrial Group Co., Ltd. ("Hubei") in the amount of $0.82 million and bank drafts drawn by the Company’s customers in the amount of $0.20 million.

The Company entered into a financing agreement with Hubei on December 31, 2004. Under such agreement, the Company provided to Hubei an unsecured loan of approximately $2,413,564 (RMB 20,000,000) for a two-year term from January 1, 2005 to December 31, 2006 at an interest rate of 0.5115% per month. The loan was to be used by Hubei for general business purposes. After servicing the debt for two years, the Company determined that Hubei was in default and the parties entered into a Repayment Agreement on May 24, 2007. At the time of the execution of the Repayment Agreement, Hubei owed approximately $1.73 million (RMB 13,041,414) in principal and interest to the Company. The Company agreed to accept from Hubei as partial payment of this amount title to real property located in Hongjing Garden, which is worth approximately $989,167 (RMB 7,542,202). As of May 24, 2007 and after the transfer of the Hongjing Garden property, Hubei’s outstanding debt to the Company was approximately $0.73 million (RMB 5,499,212). Under the Repayment Agreement, Hubei agreed to pay an interest rate for the outstanding debt equal to the bank interest rate for the same period, and repay the outstanding debt in full to the Company by April 10, 2008. Except for this business relationship, there is no other relationship between Hubei and any of the Company’s officers, directors, or any of their affiliates. The bank drafts drawn by the Company’s customers are written against the customer’s margin deposits with their banks. These bank drafts are liquid instruments that can either be (a) endorsed to the Company's vendors, or (b) discounted to the Company’s own bank. The Company chooses to carry these instruments as notes receivable instead of cash primarily because of the associated time element of these notes, as they are normally due at a later point in time; therefore, these bank drafts represent slightly different risk and reward characteristics. For more information regarding our notes receivable, see Note 4 to the Company’s consolidated financial statements as of and for the quarter ended September 30, 2007.

At September 30, 2007, we had contract payable in the amount of $0. We had other payable of $2.58 million at September 30, 2007 related to accruals for materials that have been provided or services rendered, but for which no invoice has been received from the vendor.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Method of Accounting: We maintain our general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies that we have adopted conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

Consolidation: The interim consolidated financial statements include the accounts of the Company and its subsidiaries, UFG, Wuhan Blower, and Wuhan Generating. Inter-company transactions, such as sales, cost of sales, due to/due from balances, investment in subsidiaries, and subsidiaries’ capitalization have been eliminated.

Economic and Political Risks: Our operations are conducted in the PRC. Accordingly, our business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC and by the general state of the PRC economy.

Use of Estimates: In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These estimates and assumptions include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation of useful lives of property, plant and equipment. Actual results could differ from these estimates.

Cash and Cash Equivalents: We consider all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents. We maintain bank accounts in the PRC, and an escrow account in the United State of America.

Accounts Receivable-Trade: Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Inventory: Inventory, consisting of raw materials, work in progress, and finished products, is stated at the lower of cost or market value. Finished products are comprised of direct materials, direct labor and an appropriate proportion of overhead.

Property, Plant, and Equipment: Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method with 5% salvage value. Estimated useful lives of the property, plant and equipment are as follows:

Buildings	30 years
Machinery and Equipment	10 years
Furniture and Fixtures	5 years
Motor Vehicles	5 years

Intangible Assets: Intangible assets are stated at cost less accumulated amortization. Amortization is provided over the respective useful lives, using the straight-line method. Estimated useful lives of intangibles are as follows:

Technical License	10 years
Trademark	20 years

Land Use Rights: We carry land use rights at cost less accumulated amortization. Land use rights are amortized straight-line over its useful life of 50 years.

Accounting for Impairment of Long-Lived Assets: We adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. We periodically evaluate the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, we believe that, as of September 30, 2007 and 2006, there were no significant impairments of long-lived assets.

Revenue Recognition: Revenue from the sale of blower products and generating equipment is recognized at the time of the transfer of risks and rewards of ownership, which generally occurs when the goods are delivered to customers and the title has passed.

Cost of Sales: Our cost of sales is comprised of raw materials, factory worker salaries and related benefits, machinery supplies, maintenance supplies, depreciation, utilities, inbound freight, purchasing and receiving costs, inspection and warehousing costs.

Selling Expenses: Selling expenses are comprised of outbound freight, salary for the sales force, client entertainment, commissions, depreciation, advertising, and travel and lodging expenses.

General & Administrative Expenses: General and administrative costs include outside consulting services, research & development, executive compensation, quality control, and general overhead such as the finance department, administrative staff, and depreciation and amortization expense.

Advertising: We expense all advertising costs as incurred. For the nine months ended September 30, 2007, the total advertising expense was $30,596.

Research and Development: We expense all research and development costs as incurred. For the nine months ended September 30, 2007, the total research and development cost was $103,975.

Foreign Currency Translation: We maintain our financial statements in the functional currency. Our functional currency is the Renminbi (RMB). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements, which are prepared using the functional currency, have been translated into U.S. dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange Rates	September 30, 2007	September 30, 2006
Period end RMB: US$ exchange rate	7.5176	7.9168
Average RMB during 9 month period: US$ exchange rate	7.67576	7.97711

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

Income Taxes: We account for income tax using an asset and liability approach and allow for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before we are able to realize their benefits, or that future realization is uncertain.

All of our operations are in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, the Company was approved as a highly advanced technology foreign investment enterprise in November 2005, and in accordance with the relevant regulations regarding the favorable tax treatment for high technology companies, the Company is entitled to a preferential tax rate of 15%. In addition, from November 2007 to November 2010, we may qualify for an additional tax benefit that would reduce our tax liability to a 7.5% tax rate.

The Company's foreign subsidiaries are subject to U.S. income tax liability; however, the tax is deferred until foreign source income is repatriated to the Company.

The Company is subject to United States income tax according to Internal Revenue Code Sections 951 and 957. Corporate income tax is imposed on graduated rates based on the ranges shown in the following table:

Taxable Income

Rate	Over	But not over	Of Amount Over
15%	0	50,000	0
25%	50,000	75,000	50,000
34%	75,000	100,000	75,000
39%	100,000	335,000	100,000
34%	335,000	10,000,000	335,000
35%	10,000,000	15,000,000	10,000,000
38%	15,000,000	18,333,333	15,000,000
35%	18,333,333	-	0

Statutory Reserve: In accordance with PRC laws, statutory reserve refers to the appropriation from net income, to the account “statutory reserve” to be used for future company development, recovery of losses, and increase of capital, as approved, to expand production or operations. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

Other Comprehensive Income: Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Our current component of other comprehensive income is the foreign currency translation adjustment.

Warranty Policy: The estimation of warranty obligations is determined in the same period that revenue from the sale of the related products is recognized. The warranty obligation is based on historical experience and reflects management’s best estimate of expected costs at the time products are sold. Warranty accruals are adjusted for known or anticipated warranty claims as new information becomes available. Future events and circumstances could materially change our estimates and require adjustments to the warranty obligation. New product launches require a greater use of judgment in developing estimates until historical experience becomes available.

Earnings Per Share: Basic earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed on the basis of the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method for warrants and the as-if method for convertible securities. Dilutive potential common shares include outstanding warrants, and convertible preferred stock.

Recent Accounting Pronouncements:

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” to amend FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in its consolidated financial statements the impact of a tax position if that position is more likely than not to be  sustained upon an audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of SFAS 115” (SFAS No. 159), which allows for the option to measure financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The objective of SFAS 159 is to provide opportunities to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply hedge accounting provisions. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 159 on our consolidated financial statements.

We do not anticipate that the adoption of the above standards will have a material impact on our consolidated financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

MANAGEMENT

Directors

The following sets forth certain information concerning our directors.

Name	Age	Position
Xu Jie	45	President, Chief Executive Officer and Secretary; Chairman of the Board
Jin Qihai	52	Executive General Manager and Director
Ge Zengke	53	General Manager and Director
David K. Karnes	58	Director
Ku Shaodong	48	Director
Brian Lin	42	Director

Xu Jie. Mr. Xu became President, Chief Executive Officer and Secretary of the Company, and Chairman of the Board, upon consummation of the share exchange on February 7, 2007. Mr. Xu has served as legal representative, President and CEO of Wuhan Blower since its inception in March 2004, following the privatization of Wuhan Blower Works. He has over 20 years of production experience, and worked in the Wuhan Blower Works sales department from 1979 until 1998. Mr. Xu is also the owner and Director of Fame Good International Limited, which is our controlling stockholder.

Jin Qihai. Mr. Jin became Executive General Manager upon consummation of the share exchange on February 7, 2007. He has served in the same capacity at Wuhan Blower since October 2006. He is responsible for the overall management and marketing at Wuhan Blower. He has over 30 years experience in production and management in the manufacturing industry.  From 2003 to 2006, he served as deputy general manager of Kingway Brewery Holdings Limited in Shengzhen. Prior to 2003, he worked at the parent factory of the Ministry of Ordnance Industry No. 616 Factory as director of production, marketing, and as deputy General Engineer. He serves as the professional judge for the Mayor’s Quality Award of Shenzhen municipality. He holds a Bachelor of Technology degree and ranks as a professional Senior Engineer.

Ge Zengke. Mr. Ge became a General Manager upon consummation of the share exchange on February 7, 2007. He has served in the same capacity at Wuhan Generating since January 2006. From 2002 until 2006, Mr. Ge served as General Manager of Wuhan Changli Power Station Equipment Co. Ltd. Throughout his career, Mr. Ge has served as General Manager with several other companies, including Wuhan Qihong Enterprises Development Co., Ltd (a foreign venture) and Wuhan Xiangshuo Science and Technology Co., Ltd. Mr. Ge has served as a Manufacturing Planner, Dispatcher and Director of Wuhan Steam Turbine Generator Plant. He also has served as head of a Generator Plant with Changjiang Energy Group and as Director of Generator Works with the China Chang Jiang Energy Corporation, which later became Wuhan Turbine Works.

David K. Karnes. Mr. Karnes has served as a director since April 2007. Since 1989, Mr. Karnes has served as Of Counsel at the law firm of Kutak Rock, LLP, a multipurpose international law firm. His practice areas include banking, finance, governmental relations, real estate, securities, administrative and regulatory law. Since 1989, Mr. Karnes has also serverd as President and CEO of The Fairmont Group, Inc., a merchant banking and consulting firm. Mr. Karnes is a former U.S. Senator from Nebraska, serving as a member of the Banking, Housing and Urban Affairs Committee, the Agriculture, Nutrition and Forestry Committee and the Small Business Committee. Mr. Karnes is also a member of the board of directors of the Federal Home Loan Bank of Topeka.

Ku Shaodong. Mr. Ku has served as director since April 2007. Since 1997, Mr. Ku has served as General Manager of Wuhan Tianlong Stainless Steel Company, a seller of imported and domestic stainless steel products, and worked in the Wuhan Jianghan District Planning Commission. Prior to 1997, Mr. Ku worked with the Wuhan Supply and Marketing Cooperation, a rural cooperative, and as a General Manager of Wuhan Material Recycling Company, a waste recycling company. Mr. Ku has also served as an electronic contract specialist for the Wuhan Administration of Industry and Commerce, a government organization. Mr. Ku holds an undergraduate degree from Jianghan University.

Brian Lin. Mr. Lin has served as a director since April 2007. Since October 2006, Mr. Lin has served as a director and CEO of China Fire & Security Group, Inc., a developer and manufacturer of fire safety products in China. Since January 2006, Mr. Lin has served as Vice President of Sureland Industrial Fire Safety Limited, a leading provider of industrial fire protection systems for industrial clients in China, and a subsidiary of China Fire & Security Group, Inc. Prior to joining Sureland, from 2001 to 2005, Mr. Lin served as CEO of Beijing Linkhead Technologies, a value-added reseller of telecommunications products in China.

Board of Directors

 Our Board of Directors is composed of six members:  Xu Jie, Jin Qihai, Ge Zengke, David K. Karnes, Ku Shaodong and Brian Lin.  Messrs. Karnes, Ku and Lin are “independent directors” as that term is defined under the rules and regulations of the NASDAQ Capital Market.

 In April 2007, the Board of Directors established an Audit Committee. Messrs. Karnes, Ku and Lin serve on the Audit Committee. Mr. Lin qualifies as an “audit committee financial expert” as that term is defined in SEC rules. The Audit Committee is responsible for reviewing and monitoring our internal controls, financial reports, accounting practices and the audits performed by our independent auditors, reviewing the nature and scope of our internal audit program and the results of internal audits and meeting with our independent auditors.

Our Board of Directors intends to establish a compensation committee in conjunction with the Company's application to list its shares on the NASDAQ Capital Market.

Director Compensation

On November 30, 2007, our Board of Directors approved a new compensation package for outside directors who are independent in accordance with the Nasdaq and SEC rules governing director independence. The compensation package, which was deemed effective January 1, 2007, provides for the following:

•	Each eligible director will receive an annual $15,000 cash retainer. If our common stock becomes listed on NASDAQ, the annual cash retainer will increase to $20,000 per year.
•
Each eligible director residing in Wuhan, China will receive a $1,000 fee for each board or committee meeting attended. Each eligible director who resides outside of Wuhan, China, will receive a $1,000 fee for each board or committee meeting attended by telephone and $5,000 for each board or committee meeting attended in person.

•	Each eligible director will receive the option to purchase 20,000 shares of our common stock per year. The stock options will vest in four equal quarterly installments over one year.
•	The Chairman of our Audit Committee will receive an additional annual fee of $5,000.
•	All directors will be reimbursed for out-of-pocket expenses associated with their service to the Company.

Executive Officers

The following sets forth certain information concerning our current executive officers.

Name	Age	Position
Xu Jie (1)	45	President, Chief Executive Officer, Secretary and Chairman of the Board
Jin Qihai (1)	52	Executive General Manager
Liu Shupeng	50	Vice General Manager (Blower)
Ge Zengke (1)	53	General Manager
Kuang Yuandong	30	Chief Financial Officer and Treasurer

(1) Messrs. Xu, Jin and Ge are also directors; detailed information regarding their experience is set forth above under “Management — Directors.”

Liu Shupeng. Mr. Liu became Vice General Manager (Blower) upon consummation of the share exchange on February 7, 2007. He has served in the same capacity at Wuhan Blower since July 2004. He is responsible for overall manufacturing and technology development. He has over 20 years of experience in the production of industrial blowers. In 1982, Mr. Liu joined Wuhan Blower Works, where he served as the Director of the Technology Center, Vice Factory Director, and Chief Engineer. He became Vice General Manager of Wuhan Blower Co., Ltd in 2004. He has studied advanced English at Hubei Economic Management College, and fan technology with Mitsubishi Heavy Industries of Japan. Mr. Liu earned a graduate degree in Economics and Management from Huazhong University of Science and Technology and received his undergraduate degree in fluid mechanics from Huazhong University of Science and Technology.

Kuang Yuandong. Mr. Kuang became Chief Financial Officer and Treasurer upon consummation of the share exchange on February 7, 2007. He has served as Chief Financial Officer of Wuhan Blower since March 2006. From 2004 to March 2006, he worked as the manager of the investment department of Wuhan Zhonghe Investment & Management Co., Ltd. Mr. Kuang has worked with Wuhan Securities Co., Ltd. engaging in secondary market operations as a project manager in the investment banking department. He also has worked in the credit department of Wuhan Urban Commercial Bank, the first joint-stock bank in Wuhan with independent corporate qualifications approved by the People’s Bank of China. He received his MBA from Wuhan University, and graduated from Zhongnan University of Economics & Laws with bachelor’s degrees in finance and law.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer during the noted periods. No executive officer received total annual salary and bonus compensation in excess of $100,000.

Annual Compensation
Name and Position	Year	Salary ($)		Bonus ($)
Xu Jie President, Chief Executive Officer, Secretary and Chairman of the Board(1)	2006 2005	$ $	- -	$ $	- -

(1)
Mr. Xu became our President, Chief Executive Officer, Secretary and Chairman of the Board upon the closing of the share exchange transaction on February 7, 2007. Prior to such date, Mr. Xu served at UFG and Wuhan Blower Co., Ltd. Mr. Xu did not receive any compensation from UFG or Wuhan Blower during the periods shown.

Each of our five executive officers receives an annual salary and a monthly bonus. The annual salaries range from approximately $5,500 to $8,500. The monthly bonuses vary depending on the performance of the Company. Although the exact amounts of performance-based bonuses to be received in 2007 will not be known until after the end of this year, we estimate that each of our executive officers will receive approximately $3,000 to $6,000 in aggregate annual bonuses in 2007.

In accordance with PRC law, we contribute specified amounts to government-managed benefit plans for our employees. Benefits include pension, medical insurance, disability and unemployment. The amounts of our contributions are specified by the PRC government based on each employee’s compensation and length of service, up to a maximum required contribution. The PRC government is responsible for the payment of benefits to employees.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plans. We do not have a compensation committee; all decisions regarding compensation are determined by our Board of Directors.

Stock Option Plan

On November 30, 2007, our Board of Directors adopted the Wuhan General Group (China), Inc. 2007 Stock Option Plan, which we refer to as our “Stock Option Plan.” Our Stock Option Plan, which became effective on November 30, 2007, is intended to assist us in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in our future success by aligning their interests with those of the Company and its stockholders. The Stock Option Plan provides that the maximum number of shares of the Company’s common stock that may be issued under the Stock Option Plan is 3,000,000 shares. The Stock Option Plan will expire on November 30, 2017. The above description is qualified in its entirety by reference to the Wuhan General Group (China), Inc. 2007 Stock Option Plan, a copy of which is filed as Exhibit 10.1 to our 8-K filed on December 6, 2007.

No stock options or other equity compensation awards were awarded during the fiscal year ended December 31, 2006.

Employment Agreements

Our subsidiary Wuhan Blower Co., Ltd. has employment agreements with each of our executive officers. Our executive officers are not entitled to severance payments upon the termination of their employment agreements. They are subject to the customary non-competition and confidentiality covenants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 7, 2007, we consummated the share exchange transaction between the Company and Fame, the owner of all of the issued and outstanding capital stock of UFG. Mr. Xu, our President and Chief Executive Officer, and his son own all of the capital stock of Fame. Pursuant to the Share Exchange Agreement, we acquired 100% of the outstanding capital stock of UFG in exchange for the issuance of 17,912,446 shares of our common stock to Fame. Immediately following the consummation of the share exchange, we completed a financing transaction in which we issued 10,287,554 shares of convertible preferred stock. Following such transactions, Mr. Xu was the beneficial owner of approximately 60% of our outstanding capital stock.

In connection with the private placement, the Company and Fame, the Company's controlling stockholder, entered into a securities escrow agreement with the private placement investors in which Fame agreed to certain “make good” provisions. In the securities escrow agreement, the parties established minimum performance thresholds for the 12 months ending December 31, 2007 and December 31, 2008. The 2007 performance threshold is earnings per share equal to $0.465 per share (based on 30,000,000 shares outstanding) and the 2008 performance threshold is net income equal to $22,000,000. Fame deposited into escrow a total of 9,000,000 shares of our common stock. If we do not achieve the 2007 or 2008 performance thresholds, some or all of the escrowed shares will be delivered pro rata to the private placement investors, with the amount distributed dependent upon the amount by which we fail to achieve the performance thresholds. If we meet or exceed both performance thresholds, the escrowed shares will be returned to Fame. In each case in which escrowed shares are distributed, only those private placement investors who remain our stockholders at the time the escrow shares become deliverable are entitled to their pro rata portion of such escrow shares. The foregoing is only a summary of the “make good” arrangements and is qualified by the exact terms of those provisions contained in the securities escrow agreement which was filed as Exhibit 10.4 to our Form 8-K filed on February 13, 2007.

Also in connection with the private placement, we agreed to list our common stock on the NASDAQ Capital Market or the NASDAQ Global Market no later than December 31, 2007. In the event that our common stock is not listed and trading on NASDAQ by December 31, 2007, the private placement investors will be entitled to receive, on a pro rata basis, shares of our common stock as follows: (x) 1,500,000 shares of common stock if the shares are not listed by December 31, 2007, (y) an additional 3,000,000 shares of common stock if the shares are not listed by March 31, 2008 and (z) an additional 1,500,000 shares of common stock for each calendar month thereafter that the shares of common stock are not listed on the last day of such month. Each private placement investor may elect, in its sole discretion, to receive (i) shares of common stock owned by Fame; (ii) shares held pursuant to the securities escrow agreement described in the previous paragraph; or (iii) newly issued shares of common stock. In the event a private placement investor elects to receive shares held in the escrow, Fame has agreed to reimburse the escrow within 30 days.

Also in connection with the private placement, we entered into a lock-up agreement with Fame. Under the terms of the lock-up agreement, Fame agreed not to sell any shares of our common stock until 36 months after the registration statement of which this prospectus forms a part is declared effective. The lock-up agreement contains a limited exception for bona fide gifts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock on December 21, 2007 by (i) each person known by us to be the beneficial owner of more than 5% of our common stock, (ii) our directors, (iii) our principal executive officer and our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at the end of the last completed fiscal year and (iv) our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)		Percentage of Common Stock Owned (1)(8)
Xu Jie	17,912,446	(2)	90.9%
Vision Opportunity Master Fund Ltd.	2,100,035	(3)	9.9%
Blue Ridge Investments, L.L.C.	2,165,962	(4)(8)	9.9%
Old Lane LP	2,165,962	(5)(8)	9.9%
QVT Fund, LP	2,165,962	(6)(8)	9.9%
TCW Americas Development Association LP	2,165,962	(7)(8)	9.9%
Ge Zengke	0		*
Jin Qihai	0		*
David K. Karnes	0		*
Ku Shaodong	0		*
Brian Lin	0		*
Directors and Executive Officers as a group (7 persons)	17,912,446	(2)	90.9%

*	Less than 1%.

(1)
Applicable percentage ownership is based on 19,712,446 shares of common stock outstanding as of December 21, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently issuable upon conversion or exercisable within 60 days of December 21, 2007 are deemed to be beneficially owned by the person holding such convertible securities or warrants for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Xu Jie, our President, Chief Executive Officer and Chairman of the Board, is also the President and Chief Executive Officer, as well as a director and the controlling stockholder, of Fame Good International Limited and as a result is deemed to be the beneficial owner of shares of the Company held by Fame. Mr. Xu does not own any shares of our common stock directly. Mr. Xu’s business address is Canglongdao Science Park of Wuhan, East Lake Hi-Tech Development Zone, Wuhan, Hubei 430200, People’s Republic of China.

(3)
Vision Opportunity Master Fund Ltd. owns 600,000 shares of common stock and 3,004,292 shares of Series A Convertible Preferred Stock, which are convertible into 3,004,292 shares of our common stock. In addition, Vision holds Series A, J and B Warrants, which entitle it to purchase 1,802,575, 3,004,292 and 1,802,575 shares of our common stock, respectively. The Series A Convertible Preferred Stock and warrants are not exercisable, however, to the extent that the number of shares of common stock to be issued pursuant to such conversion or exercise would exceed, when aggregated with all other shares of common stock owned by Vision at such time, the number of shares of common stock which would result in Vision beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. Vision may waive this ownership cap on 61 days’ prior notice to us. As a result of this ownership cap, Vision beneficially owns 2,100,035 shares of our common stock as of the date of this prospectus. If Vision waived this ownership cap, it would beneficially own 10,213,734 shares of our common stock or approximately 34.8% of our outstanding common stock. The address of Vision Opportunity Master Fund Ltd. is 20 West 55th Street, New York, New York 10019.

(4)
Blue Ridge Investments, L.L.C. owns 2,145,923 shares of Series A Convertible Preferred Stock, which are convertible into 2,145,923 shares of our common stock. In addition, Blue Ridge holds Series A, J and B Warrants, which entitle it to purchase 1,287,554, 2,145,923 and 1,287,554 shares of our common stock, respectively. The Series A Convertible Preferred Stock and warrants are not exercisable, however, to the extent that the number of shares of common stock to be issued pursuant to such conversion or exercise would exceed, when aggregated with all other shares of common stock owned by Blue Ridge at such time, the number of shares of common stock which would result in Blue Ridge beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. Blue Ridge may waive this ownership cap on 61 days’ prior notice to us. As a result of this ownership cap, Blue Ridge beneficially owns 2,165,962 shares of our common stock as of the date of this prospectus. If Blue Ridge waived this ownership cap, it would beneficially own 6,866,954 shares of our common stock or approximately 25.8% of our outstanding common stock. The address of Blue Ridge Investments, L.L.C. is c/o Bank of America, 9 West 57th Street, New York, New York 10019.

(5)
Old Lane LP owns 2,062,232 shares of Series A Convertible Preferred Stock, which are convertible into 2,062,232 shares of our common stock. In addition, Old Lane holds Series A, J and B Warrants, which entitle it to purchase 1,237,339, 2,062,232 and 1,237,339 shares of our common stock, respectively. Old Lane is deemed to beneficially own these shares, although record ownership of the Series A Convertible Preferred Stock and warrants is in the name of three separate entities affiliated with Old Lane. The Series A Convertible Preferred Stock and warrants are not exercisable, however, to the extent that the number of shares of common stock to be issued pursuant to such conversion or exercise would exceed, when aggregated with all other shares of common stock owned by Old Lane at such time, the number of shares of common stock which would result in Old Lane beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. Old Lane may waive this ownership cap on 61 days’ prior notice to us. As a result of this ownership cap, Old Lane beneficially owns 2,165,962 shares of our common stock as of the date of this prospectus. If Old Lane waived this ownership cap, it would beneficially own 6,599,142 shares of our common stock or approximately 25.1% of our outstanding common stock. The address of Old Lane LP is 500 Park Avenue, New York, New York 10036.

(6)
QVT Fund, LP owns 1,287,554 shares of Series A Convertible Preferred Stock, which are convertible into 1,287,554 shares of our common stock. In addition, QVT holds Series A, J and B Warrants, which entitle it to purchase 772,532, 1,287,554 and 772,532 shares of our common stock, respectively. The Series A Convertible Preferred Stock and warrants are not exercisable, however, to the extent that the number of shares of common stock to be issued pursuant to such conversion or exercise would exceed, when aggregated with all other shares of common stock owned by QVT at such time, the number of shares of common stock which would result in QVT beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. QVT may waive this ownership cap on 61 days’ prior notice to us. As a result of this ownership cap, QVT beneficially owns 2,165,962 shares of our common stock as of the date of this prospectus. If QVT waived this ownership cap, it would beneficially own 4,120,172 shares of our common stock or approximately 17.3% of our outstanding common stock. The address of QVT Financial, LP is 1177 Avenue of the Americas, New York, New York 10036.

(7)
TCW Americas Development Association LP owns 858,369 shares of Series A Convertible Preferred Stock, which are convertible into 858,369 shares of our common stock. In addition, TCW holds Series A, J and B Warrants, which entitle it to purchase 515,021, 858,369 and 515,021 shares of our common stock, respectively. The Series A Convertible Preferred Stock and warrants are not exercisable, however, to the extent that the number of shares of common stock to be issued pursuant to such conversion or exercise would exceed, when aggregated with all other shares of common stock owned by TCW at such time, the number of shares of common stock which would result in TCW beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. TCW may waive this ownership cap on 61 days’ prior notice to us. As a result of this ownership cap, TCW beneficially owns 2,165,962 shares of our common stock as of the date of this prospectus. If TCW waived this ownership cap, it would beneficially own 2,746,780 shares of our common stock or approximately 12.2% of our outstanding common stock. The address of TCW Americas Development Association LP is 200 Park Avenue, New York, New York 10166.

(8)
Unless otherwise indicated, this shareholder does not presently own any shares of our common stock. In a private placement transaction on February 7, 2007, we issued to this entity (a) shares of our Series A Convertible Preferred Stock, and (b) Series A, Series B and Series J Warrants to purchase shares of our common stock. The terms of the preferred stock and each series of warrants are described in this prospectus in the section entitled “Description of Securities.” Until the preferred stock is converted or the warrants exercised, the shareholder has only limited voting rights with respect to the preferred stock and no voting rights with respect to the warrants. Because the Series A Convertible Preferred Stock and the Warrants are presently convertible into or exercisable for shares of common stock, the holders are deemed to beneficially own such shares of common stock. It is for this reason that the percentages shown add to more than 100%.

SELLING STOCKHOLDERS

The following table sets forth the amount of common stock owned by or issuable to the selling stockholders before the offering, and the amount of such common stock offered for resale pursuant to this prospectus, as of  December 21, 2007. The selling stockholders acquired an aggregate of 10,287,554 shares of our Series A Preferred Stock in connection with our February 2007 private placement. Each share of Series A Preferred Stock is convertible into one (1) share of common stock.

Selling Stockholder	Amount of Common Stock Owned Before the Offering		Amount of Common Stock to be Sold(1)	Number of Shares of Common Stock to be Owned upon Completion of the Offering(1)	Percentage of Shares of Common Stock Owned After Completion of the Offering(1)	Percentage of Offering Made by Selling Stockholder
Vision Opportunity Master Fund Ltd.	3,604,292	(2)	2,920,316	683,976	2.3%	29.2%
Blue Ridge Investments, L.L.C. (3)	2,145,923	(4)	2,085,941	59,982	*	20.9
Old Lane LP	2,062,232	(5)	2,004,589	57,643	*	20.0
QVT Fund, LP	1,287,554	(6)	1,251,565	35,989	*	12.5
TCW Americas Development Association LP (3)	858,369	(7)	834,376	23,993	*	8.3
Halter/Pope USX China Fund	310,000	(8)	291,615	18,385	*	2.9
MidSouth Investors Fund LP (3)	239,592	(9)	208,594	30,998	*	2.1
Whitebox Advisors, LLC	214,592	(10)	208,594	5,998	*	2.1
Lighthouse Consulting Limited	200,000	(11)	194,410	5,590	*	1.9

*	Less than 1%.

(1)
The information presented assumes that all of the selling stockholders will fully convert the Series A Preferred Stock for shares of our common stock and that the selling stockholders will sell all shares of our common stock that they receive pursuant to such conversions.

(2)
Includes 3,004,292 shares of common stock issuable upon conversion of Series A Preferred Stock. Adam Benowitz, the managing member of the selling stockholder, has sole voting and investment control over these securities. Mr. Benowitz disclaims beneficial ownership of these securities. The Series A Convertible Preferred Stock is not convertible to the extent that the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by Vision at such time, the number of shares of common stock which would result in Vision beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. Vision may waive this ownership cap on 61 days’ prior notice to us.

(3)
This selling stockholder has identified itself as an affiliate of a registered broker-dealer and, in conjunction with the acquisition of the Series A Preferred Stock and warrants, represented to us that such selling stockholder (x) acquired its Series A Preferred Stock and warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with a distribution and (y) did not have a present intention to sell the Series A Preferred Stock or the warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Series A Preferred Stock or the warrants to or through any person or entity. To the extent that we become aware that the representations provided by this selling stockholder were not true, we will file a post-effective amendment to the registration statement of which this prospectus forms a part to designate such affiliate as an “underwriter” within the meaning of the Securities Act of 1933, as amended.

(4)
Includes 2,145,923 shares of common stock issuable upon conversion of Series A Preferred Stock. Peter T. Santry, John B. Liptak and Stephen P. Ewald share voting and investment control over these securities. Messrs. Santry, Liptak and Ewald disclaim beneficial ownership of these securities. The Series A Convertible Preferred Stock is not convertible to the extent that the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by Blue Ridge at such time, the number of shares of common stock which would result in Blue Ridge beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. Blue Ridge may waive this ownership cap on 61 days’ prior notice to us.

(5)
Includes 2,062,232 shares of common stock issuable upon conversion of Series A Preferred Stock. Jonathan Barton, the managing director of the selling stockholder, has sole voting and investment control over these securities. The Series A Convertible Preferred Stock is not convertible to the extent that the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by Old Lane at such time, the number of shares of common stock which would result in Old Lane beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. Old Lane may waive this ownership cap on 61 days’ prior notice to us.

(6)
Includes 1,287,554 shares of common stock issuable upon conversion of Series A Preferred Stock. Management of QVT Fund LP is vested in its general partner, QVT Associates GP LLC. QVT Financial LP is the investment manager for QVT Fund LP and shares voting and investment control over the Company securities held by QVT Fund LP. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. QVT Associates GP LLC is the general partner of QVT Fund LP and may be deemed to beneficially own the securities. The managing members of QVT Financial GP LLC are Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm. Each of QVT Financial LP, QVT Financial GP LLC, Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm disclaims beneficial ownership of the Company’s securities held by QVT Fund LP.  QVT Associates GP LLC disclaims beneficial ownership of the securities held by QVT Fund LP, except to the extent of its pecuniary interest therein. The Series A Convertible Preferred Stock is not convertible to the extent that the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by QVT at such time, the number of shares of common stock which would result in QVT beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. QVT may waive this ownership cap on 61 days’ prior notice to us.

(7)
Includes 858,369 shares of common stock issuable upon conversion of Series A Preferred Stock. The power to vote and direct the voting of securities held by the selling stockholder and the power to dispose and direct the disposition of those securities is delegated to TCW Asset Management Company, a California corporation and SEC registered investment adviser (“TAMCO”). TAMCO has a 27 member Board of Directors. TAMCO is wholly owned by The TCW Group, Inc., a Nevada corporation (“TCWG”). TCWG, together with its direct and indirect subsidiaries, collectively constitute The TCW Group, Inc. business unit (the “TCW Business Unit”). The TCW Business Unit is primarily engaged in the provision of investment management services. The ultimate parent company of TCWG is Société Générale, S.A., a company incorporated under the laws of France (“SG”). The principal business of SG is acting as a holding company for a global financial services group, which includes certain distinct specialized business units that are independently operated, including the TCW Business Unit. SG, for purposes of the federal securities laws, may be deemed ultimately to control TCWG and the TCW Business Unit. SG, its executive officers and directors, and its direct and indirect subsidiaries (including all of its business units except the TCW Business Unit), may beneficially own securities of the Company and such securities are not reported as shares owned by the selling stockholder. In accordance with Exchange Act Release No. 34-39538 (January 12, 1998) and due to the separate management and independent operation of its business units, SG disclaims beneficial ownership of securities of the Issuer beneficially owned by the TCW Business Unit. Each member of the TCW Business Unit disclaims beneficial ownership of securities of the Company beneficially owned by SG and any of SG’s other business units. TCW Brokerage Services, Inc., a wholly owned subsidiary of TCWG, is an SEC registered broker-dealer and a member of the NASD. In addition to the foregoing, Penelope D. Foley, David I. Robbins, and Stacey Riccardo, managing directors of the selling stockholder, share voting and investment control over these securities. Ms. Foley, Mr. Robbins and Ms. Riccardo disclaim beneficial ownership of these securities. The Series A Convertible Preferred Stock is not exercisable to the extent that the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by TCW at such time, the number of shares of common stock which would result in TCW beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. TCW may waive this ownership cap on 61 days’ prior notice to us.

(8)
Includes 300,000 shares of common stock issuable upon conversion of Series A Preferred Stock. William P. Wells, the President of Pope Asset Management, LLC, the advisor to the selling stockholder, and Stephen L. Parr, the Vice President of Pope Asset Management, LLC, the advisor to the selling stockholder, share voting and investment control over these securities. The Series A Convertible Preferred Stock is not exercisable to the extent that the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by Halter/Pope at such time, the number of shares of common stock which would result in Halter/Pope beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. Halter/Pope may waive this ownership cap on 61 days’ prior notice to us.

(9)
Includes 214,592 shares of common stock issuable upon conversion of Series A Preferred Stock. L.O. Heidtke, the general partner of the selling stockholder, has sole voting and investment control over these securities. The Series A Convertible Preferred Stock is not exercisable to the extent that the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by MidSouth at such time, the number of shares of common stock which would result in MidSouth beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. MidSouth may waive this ownership cap on 61 days’ prior notice to us.

(10)
Includes 214,592 shares of common stock issuable upon conversion of Series A Preferred Stock. Jason Cross, the portfolio manager of the selling stockholder, and Andrew Redleaf, the managing member, share voting and investment control over these securities. The Series A Convertible Preferred Stock is not exercisable to the extent that the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by Whitebox at such time, the number of shares of common stock which would result in Whitebox beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. Whitebox may waive this ownership cap on 61 days’ prior notice to us.

(11)
Includes 200,000 shares of common stock issuable upon conversion of Series A Preferred Stock. Feng Bai Ye and Ignacio Badiola Menendez share voting and investment control over these securities. The Series A Convertible Preferred Stock is not exercisable to the extent that the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by Lighthouse Consulting at such time, the number of shares of common stock which would result in Lighthouse Consulting beneficially owning in excess of 9.9% of the then issued and outstanding shares of our common stock. Lighthouse Consulting may waive this ownership cap on 61 days’ prior notice to us.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. The selling stockholders and any pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and re-sales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under the Exchange Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that a selling stockholder is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the selling stockholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, the selling stockholders and any purchaser are responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “WUHN.OB”. To date, only a very limited and sporadic trading market has developed for our shares and data on past trades is not meaningful.

As of the date of this prospectus:

1.
There are outstanding 19,712,446 shares of common stock, 10,287,544 shares of Series A Convertible Preferred Stock that are convertible into shares of our common stock, and warrants to purchase 24,289,269 shares of our common stock; and

2.	There are no shares of our common stock that are eligible to be sold pursuant to Rule 144 under the Securities Act.

In general, under Rule 144, a person, including an “affiliate,” who holds “restricted” securities that were acquired from the issuer at least one year before, may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the rule, a number of shares that do not exceed the greater of (i) one percent of our common stock then outstanding or, (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. A person who is not deemed an “affiliate” of our Company and who holds “restricted” securities that were acquired from the issuer at least two years before is entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

Holders

As of  December 21, 2007, we had 19,712,446 shares of $0.0001 par value common stock issued and outstanding held by approximately 100 stockholders of record.

Dividends

We have not declared or paid any cash dividends on our common stock during the last three fiscal years. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share. As of December 21, 2007, there were 19,712,446 shares of our common stock outstanding and 10,287,554 shares of our preferred stock outstanding. All outstanding shares of preferred stock are Series A Convertible Preferred Stock. The complete terms of the relative rights and preferences applicable to the Series A Convertible Preferred Stock are contained in the Certificate of Designation, which was filed as Exhibit 4.1 to our Form 8-K filed on February 13, 2007.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor. Upon liquidation or dissolution, the holders of our common stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders. The common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion rights or redemption or sinking fund provisions applicable to the shares of common stock. All the outstanding shares of common stock are fully paid and non-assessable. There are no provisions in our Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control.

Preferred Stock

Our Board of Directors is authorized, without further action by the stockholders, to issue, from time to time, up to 50,000,000 shares of preferred stock in one or more classes or series. Similarly, our Board of Directors will be authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock. Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock. As of the date of this prospectus, we have designated 10,500,000 shares of our authorized preferred stock as Series A Convertible Preferred Stock.

The principal terms of the Series A Convertible Preferred Stock are as follows:

Voting: Except with respect to specified transactions that may affect the rights, preferences, privileges or voting power of the Series A Convertible Preferred Stock and except as otherwise required by Nevada law, the Series A Convertible Preferred Stock has no voting rights. We may not effect certain specified transactions, which include, among other things, authorizing or increasing the authorized or issued amount of any stock ranking pari passu or senior to the Series A Convertible Preferred Stock, without the affirmative vote or consent of the holders, voting as a class, of at least 75% of the shares of the Series A Convertible Preferred Stock outstanding at the time.

Dividends: The holders of Series A Convertible Preferred Stock are entitled to receive, out of legally available assets, dividends at the rate of 5% per annum, payable quarterly, on the first business day of each April, July, October and January. Dividends on the Series A Convertible Preferred Stock payable in cash or registered shares of common stock, are cumulative and are prior and in preference to payment of any dividend or distribution on any junior stock. So long as any shares of Series A Convertible Preferred Stock are outstanding, we will not declare, pay or set apart for payment any dividend or make any distribution on any junior stock (other than dividends or distributions payable in additional shares of junior stock), unless at the time of such dividend or distribution we shall have paid all accrued and unpaid dividends on Series A Convertible Preferred Stock.

Conversion: A holder of Series A Convertible Preferred Stock may, at its option, elect to convert all or any portion of the shares of the Series A Convertible Preferred Stock into a number of shares of common stock equal to the quotient of (i) the liquidation preference amount ($2.33) of the shares of Series A Convertible Preferred Stock being converted divided by (ii) the conversion price, which initially is $2.33 per share, subject to certain adjustments. A holder of our Preferred Stock is not required to pay a conversion price or any other consideration upon a conversion of Preferred Stock into common stock. If, within three business days of our receipt of a conversion notice, our transfer agent fails to issue to the holder the proper number of shares of common stock subject to the conversion notice, or fails to issue a new preferred stock certificate representing the number of shares of Series A Convertible Preferred Stock to which such holder is entitled, we are required to pay damages on each business day after such third business day that such conversion is not timely effected equal to 0.5% of the product of: (i) the number of shares of common stock not timely issued and, in the event we failed timely to deliver a preferred stock certificate, the number of shares of common stock issuable upon conversion of the shares of Series A Convertible Preferred Stock represented by such certificate; and (ii) the closing bid price of our common stock on the last possible date which we could have timely issued such common stock and/or such preferred stock certificate. If we fail to pay those additional damages within five business days of the date incurred, then such payment shall bear interest at the rate of 2.0% per month (pro rated for partial months) until such payments are made. The conversion price of the Series A Convertible Preferred Stock may be adjusted in the event of (i) common stock split or reclassification; (ii) capital reorganization; (iii) distribution of dividends; or (iv) the issuance or sale of additional shares of common stock or equivalents.

Upon satisfaction of certain milestone events, outstanding shares of Series A Convertible Preferred Stock shall automatically convert into shares of our common stock at the conversion prices described above. Automatic conversion shall take place as follows: (1) with respect to all outstanding shares of Series A Convertible Preferred Stock, on that date that is two years following the date the SEC declares effective the registration statement of which this prospectus is a part, provided that the closing bid price of our common stock equals or exceeds $5.00 for a period of 30 consecutive trading days and the trading volume of the common stock for each of those 30 days equals or exceeds 45,000 shares; (2) with respect to 10% of all outstanding shares of Series A Convertible Preferred Stock, (A) on the date following the effective date of the registration of which this prospectus is a part on which the closing bid price of the common stock equals or exceeds $3.50 for a period of at least 10 consecutive trading days and there has been at least one trade effected in the common stock for a period of at least 10 trading days within any 15 consecutive trading day period so long as the closing bid price also exceeds $3.50 on such trading days (the “Trading Milestone”); and (B) thereafter on the date during each of the next three (3) three-month periods the Trading Milestone is achieved.

Liquidation: In the event of the liquidation, dissolution or winding up of our affairs, the holders of outstanding shares of Series A Convertible Preferred Stock shall be entitled to receive, out of our assets available for distribution to stockholders, an amount equal to $2.33 per share (the liquidation preference amount of the Series A Convertible Preferred Stock) plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the common stock or any other junior stock. If our assets are not sufficient to pay in full the liquidation preference amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series A Preferred Stock and any series of preferred stock or any other class of stock ranking pari passu, as to rights on liquidation, dissolution or winding up, with the Series A Convertible Preferred Stock, then all of said assets will be distributed among the holders of the Series A Convertible Preferred Stock and the other classes of stock ranking pari passu with the Series A Convertible Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. All distribution payments shall be in cash, property valued at its fair market value as determined by an independent appraiser or a combination thereof.

Series A, B and J Warrants

On February 7, 2007, we issued an aggregate of 10,287,554 shares of our Series A Convertible Preferred Stock to nine institutional investors for $2.33 per share in a private placement transaction. The terms of the transaction were set forth in the Preferred Stock Purchase Agreement, dated February 7, 2007 and filed as Exhibit 10.1 to our Form 8-K filed on February 13, 2007 (the “Stock Purchase Agreement”). In connection with this transaction, we also issued three series of common stock purchase warrants - Series A, Series B, and Series J Warrants - which entitle the holders to purchase an aggregate of 21,145,922 shares of our common stock on the terms set forth below.

Pursuant to the Stock Purchase Agreement, the investors in the February 2007 private placement were entitled to “60% warrant coverage” on their investment. As a result, we issued to the investors, on a pro rata basis, warrants to purchase an aggregate of 6,172,531 shares of common stock (60% of the 10,287,554 preferred shares issued in the private placement) (the “Series A Warrants”). The Series A Warrants have an exercise price of $2.57 per share and expire on February 7, 2012.

Pursuant to the Stock Purchase Agreement, any private placement investor who invested at least $2,000,000 has the right, for 21 months, to purchase shares of our common stock on the same terms as such investor’s initial purchase (i.e., up to the same number of shares at $2.33 per share). This right is embodied in warrants issued to those five investors to purchase an aggregate of 9,358,370 shares of common stock (the “Series J Warrants”). The Series J Warrants have an exercise price of $2.33 per share and expire on November 7, 2008.

The Stock Purchase Agreement provides that the investors receiving Series J Warrants are also entitled to “60% warrant coverage” on this additional investment, if made. We therefore issued to these investors warrants to purchase an aggregate of 5,615,021 shares of common stock (60% of the 9,358,370 shares that could be issued as the additional investment) (the “Series B Warrants”). The Series B Warrants can only be exercised upon and to the extent that the Series J Warrants are exercised. The Series B Warrants have an exercise price of $2.57 and expire on February 7, 2012.

The exercise price of the warrants and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events including recapitalization of our common stock, dividends payable in our common stock, and the issuance of rights to purchase additional shares of our common stock or other securities convertible into additional shares of common stock. The warrants provide that the Company shall not effect the exercise of any Series A, B or J Warrants, and the warrantholder shall not have the right to exercise the warrants, if, after giving effect to such exercise, such warrantholder would beneficially own more than 9.9% of the then outstanding shares of our common stock. A warrantholder may waive this ownership cap on 61 days’ prior notice to us.

Series C, AA, BB and JJ Warrants

As partial consideration for services rendered by 1st BridgeHouse Securities, LLC, the placement agent for the February 2007 private placement, we agreed to issue warrants to purchase common stock to 1st BridgeHouse in an amount equal to 10% of all shares of Series A Preferred Stock sold in the private placement, plus 10% of any shares of common stock issued pursuant to the Series A, B and J Warrants issued in the private placement. This right is represented by Series C, AA, BB and JJ warrants issued to 1st BridgeHouse.

The Series C, AA, BB and JJ Warrants relate to the Series A Preferred Stock, Series A Warrants, Series B Warrants and Series J Warrants, respectively. The exercise prices of the Series C, AA, BB and JJ Warrants are $2.57, $2.83, $2.83 and $2.57, respectively. These exercise prices are 110% of the purchase price that investors paid or will pay for the related security. 1st BridgeHouse can purchase 1,028,755, up to 617,253, up to 561,502 and up to 935,837 shares of common stock pursuant to the Series C, AA, BB and JJ Warrants, respectively. The exercise prices and numbers of shares are subject to adjustment under the same circumstances described above with respect to the Series A, B and J Warrants.

The Series C, AA, BB and JJ Warrants expire on February 7, 2017.

Transfer Agent and Registrar

Our stock transfer agent is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado (303) 282-4800.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we shall indemnify our directors and officers to the fullest extent provided by the Nevada Revised Statutes, or NRS. Pursuant to NRS 78.7502, we have the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was one of our directors, officers, employees, or agents, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the action, suit, or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Pursuant to the provisions of NRS 78.7502, we also have the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was one of our directors, officers, employees, or agents, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to our best interests. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent any person referred to in the two immediately preceding paragraphs is successful on the merits or otherwise in defense of any action, suit, or proceeding, the NRS provides that such person must be indemnified by us against expenses including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense. NRS 78.751 requires us to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by our stockholders; our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or under certain circumstances, by independent legal counsel.

In addition, NRS 78.138.7 provides that directors and officers are not personally liable to us or our stockholders for any damages resulting from their breach of fiduciary duties unless it is proven that the act or omission constituted a breach of fiduciary duty and the breach involved intentional misconduct, fraud, or a knowing violation of law.

Insofar as indemnification by us for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by our Nevada counsel, Ballard Spahr Andrews & Ingersoll, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Wuhan General Group (China), Inc., for the years ended December 31, 2006 and 2005, appearing in this prospectus have been audited by Samuel H. Wong & Co., LLP, Certified Public Accountants, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the common stock offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports and other information regarding issuers that file electronically with the SEC.

WUHAN GENERAL GROUP (CHINA), INC.

INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements for the Years Ended December 31, 2006 and 2005

Independent Auditor’s Report	F-3
Consolidated Balance Sheet	F-4 - F-5
Consolidated Statements of Income	F-6
Consolidated Statements of Stockholders’ Equity	F-7
Consolidated Statements of Cash Flows	F-8
Notes to Financial Statements	F-10 - F-21

Unaudited Interim Consolidated Financial Statements for the Three and Nine Months Ended September 30, 2007 and 2006

Report of Independent Registered Public Accounting Firm	F-23
Consolidated Balance Sheets	F-24 - F-25
Consolidated Statements of Income	F-26
Consolidated Statements of Stockholders’ Equity	F-27 - F-28
Consolidated Statements of Cash Flows	F-29
Notes to Financial Statements	F-31 - F-51

Wuhan General Group (China), Inc.

Audited Consolidated Financial Statements

December 31, 2006, and 2005

(Stated in US Dollars)

Board of Directors and Stockholders
Wuhan General Group (China), Inc.

Report of Registered Independent Public Accounting Firm

We have audited the accompanying consolidated balance sheets of Wuhan General Group (China), Inc. as of December 31, 2006, and 2005, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wuhan General Group (China), Inc. as of December 31, 2006, and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Samuel H. Wong & Co. LLP
South San Francisco, California	Samuel H. Wong & Co., LLP
May 20, 2007	Certified Public Accountants

Wuhan General Group (China), Inc.
Consolidated Balance Sheets
As of December 31, 2006, and 2005
(Stated in US Dollars)

	Note	2006	2005
ASSETS

Current Assets
Cash	2(e)	248,243	166,488
Restricted Cash	3	382,530	1,388,554
Accounts Receivable	2(f), 4	12,488,083	3,698,744
Other Receivable		8,810,699	4,362,830
Notes Receivable	5	1,535,868	1,424,431
Inventory	2(g),6	4,544,662	3,398,165
Advance to Suppliers		2,746,325	887,558
Related Party Receivable	7	255,836	521,805
Prepaid Taxes		3,888	-
Total Current Assets		31,016,134	15,848,575

Long-term Assets
Property, Plant & Equipment, net	2(h),8	17,252,577	10,487,417
Land Use Rights, net	2(j),9	1,749,740	1,730,237
Construction in Progress		35,304	1,561
Intangible Assets, net	2(i),10	364,565	386,073
		19,402,186	12,605,288

Total Assets		$50,418,320	$28,453,863

LIABILITIES & STOCKHOLDERS' EQUITY

Liabilities
Current Liabilities
Bank Loans & Notes	11	13,545,059	10,019,861
Accounts Payable		8,531,852	2,470,399
Accrued Liabilities		354,169	234,291
Contract Payable	12	1,137,623	2,479,414
Taxes Payable		1,723,544	693,473
Other Payable		4,594,639	1,924,334
Customer Deposits		1,587,306	1,693,307
Total Current Liabilities		31,474,192	19,515,079

Total Liabilities		31,474,192	19,515,079

See Accompanying Notes to the Financial Statements.

Wuhan General Group (China), Inc.
Consolidated Balance Sheets
As of December 31, 2006, and 2005
(Stated in US Dollars)

Stockholders' Equity	Note	2006	2005

Preferred Stock - $0.0001 Par Value 50,000,000 Shares Authorized; None Issued & Outstanding at December 31, 2006, and 2005.		-	-
Common Stock $0.0001 Par Value 100,000,000 Shares Authorized; 19,712,446 Shares at $0.0001 Par Value Issued & Outstanding at December 31, 2006, and 2005.	13	1,971	1,971
Additional Paid in Capital		12,349,602	6,033,911
Statutory Reserve	2(t),14	622,151	-
Retained Earnings		5,200,284	2,620,167

Accumulated Other Comprehensive Income	2(u)	770,120	282,736

Total Stockholders' Equity		18,944,128	8,938,785

Total Liabilities & Stockholders' Equity		$50,418,320	$28,453,863

See Accompanying Notes to the Financial Statements.

Wuhan General Group (China), Inc.
Consolidated Statements of Income
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

	Note
Revenue		2006	2005

Sales	2(l)	$16,702,043	$11,577,588
Cost of Sales	2(m)	8,663,879	7,276,068
Gross Profit		8,038,164	4,301,519

Operating Expenses

Selling Expenses	2(n)	1,193,971	710,973
General & Administrative Expenses	2(o)	2,874,348	1,060,845
Warranty Expense		244,101	-
Total Operating Expense		4,312,420	1,771,818

Operating Income/(Loss)		3,725,744	2,529,702

Other Income (Expenses)

Other Income	15	26,977	100,806
Interest Income		348	-
Other Expenses		(1,830)	(1,812)

Interest Expense		(548,970)	(256,936)
Total Other Income (Loss) and Expense		(523,475)	(157,941)

Earnings before Tax		3,202,269	2,371,760

Income Tax	2(s),16	-	-

Net Income		$3,202,269	$2,371,760

Preferred Dividends Declared		-	-

Net Income Available to Common Stockholders		3,202,269	2,371,760

Basic & Diluted Earnings Per Share		$0.16	$0.12

Weighted Average Shares Outstanding		19,712,446	19,712,446

See Accompanying Notes to the Financial Statements.

Wuhan General Group (China), Inc.
Consolidated Statements of Stockholders’ Equity
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

						Accumulated
	No.		Additional			Other
	of	Common	Paid in	Statutory	Retained	Comprehensive
	Shares	Stock	Capital	Reserve	Earnings	Income	Total

Balance, January 1, 2005	19,712,446	1,971	6,033,911	-	248,406	76,678	6,360,966
Net Income					2,371,760		2,371,760
Foreign Currency Translation Adjustment						206,058	206,058

Balance, December 31, 2005	19,712,446	1,971	6,033,911	-	2,620,167	282,736	8,938,784

Balance, January 1, 2006	19,712,446	1,971	6,033,911	-	2,620,167	282,736	8,938,784
Increases to Additional Paid-In Capital from Contribution of Capital Equipment			6,315,691				6,315,691
Net Income					3,202,269		3,202,269
Appropriations of Retained Earnings				622,151	(622,151)		-
Foreign Currency Translation Adjustment						487,384	487,384

Balance, December 31, 2006	19,712,446	1,971	12,349,602	622,151	5,200,284	770,120	18,944,128

See Accompanying Notes to the Financial Statements.

Wuhan General Group (China), Inc.
Consolidated Statements of Cash Flows
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

	2006	2005
Cash Flow from Operating Activities:
Cash Received from Customers	$3,395,609	$5,041,752
Cash Paid to Suppliers & Employees	(4,710,988)	(3,696,328)
Interest Received	348	-
Interest Paid	(548,970)	(256,936)
Income Tax Paid	-	-
Miscellaneous Receipts	26,977	100,806
Cash Sourced/(Used) in Operating Activities	(1,837,024)	1,189,294

Cash Flows from Investing Activities:
Cash Invested in/(Withdrawn from) Restricted Time Deposits	(1,006,024)	1,366,568
Investment in Note	148,213	1,401,877
Payments for Purchases of Plant & Equipment	9,159,393	7,059,106
Payments for Construction of Plant & Equipment	33,743	(245,115)
Payments for Purchases of Land Use Rights	58,853	209,087
Payments for Purchases of Intangible Assets	15,316	280,908
Cash Used/(Sourced) in Investing Activities	8,409,494	10,072,431

Cash Flows from Financing Activities:
Increases in Additional Paid in Capital from Contribution of Capital Equipment	6,315,691	-
Proceeds from Bank Borrowings	4,844,345	7,386,061
Proceeds from Issuance/(Repayment) of Notes	(1,319,147)	1,298,260
Cash Sourced/(Used) in Financing Activities	9,840,889	8,684,321

Net Increase/(Decrease) in Cash & Cash Equivalents for the Year	(405,629)	(198,816)

Effect of Currency Translation	487,384	6,279

Cash & Cash Equivalents at Beginning of Year	166,488	359,025

Cash & Cash Equivalents at End of Year	$248,243	$166,488

See Accompanying Notes to the Financial Statements.

Wuhan General Group (China), Inc.
Reconciliation of Consolidated Net Income to Cash Flow Sourced/(Used) in Operating Activities
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

	2006	2005

Net Income	$3,202,269	$2,371,760

Adjustments to Reconcile Net Income to Net Cash Provided by Cash Activities:

Amortization	76,174	55,191
Depreciation	1,052,442	445,555
Provision for Bad Debt on Note Receivable	36,776	-
Decrease/(Increase) in Accounts Receivable	(8,789,339)	(2,174,707)
Decrease/(Increase) in Other Receivable	(4,447,869)	(3,666,316)
Decrease/(Increase) in Inventory	(1,146,497)	(618,313)
Decrease/(Increase) in Advance to Suppliers	(1,858,767)	2,708,717
Decrease/(Increase) in Related Party Receivable	265,969	(513,543)
Decrease/(Increase) in Prepaid VAT Taxes	(3,889)	-
Increase/(Decrease) in Accounts Payable	6,061,453	1,454,556
Increase/(Decrease) in Taxes Payable	1,030,071	576,311
Increase/(Decrease) in Other Payable	2,670,305	1,140,347
Increase/(Decrease) in Accrued Liabilities	119,878	104,548
Increase/(Decrease) in Customer Advances	(106,001)	(694,812)

Total of all adjustments	(5,039,293)	(1,182,466)

Net Cash Provided by/(Used in) Operating Activities	$(1,837,024)	$1,189,294

See Accompanying Notes to the Financial Statements.

Wuhan General Group (China) Inc.
Notes to Financial Statements
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

1.    ORGANIZATION AND PRINCIPAL ACTIVITIES

Wuhan General Group (China), Inc. (the “Company”) is a holding company whose primary business operations are conducted through its operating subsidiaries Wuhan Blower Co., Ltd. (“Wuhan Blower”) and Wuhan Generating Equipment Co., Ltd. (“Wuhan Generating Equipment”). Wuhan Blower is a China-based manufacturer of industrial blowers that are components of steam driven electrical power generation plants. Wuhan Generating Equipment is a China-based manufacturer of industrial steam and water turbines, also principally for use in electrical power generation plants.

The Company was formed under the laws of the State of Colorado on July 19, 1988 as Riverside Capital, Inc. On March 18, 1992, the Company changed its name to United National Film Corporation.

In June 2001, the Company suspended all business activities and became a “shell company.”

In 2006, the Company effectively dissolved or abandoned all subsidiaries, which may or may not have been active in periods prior to June 2001. On October 20, 2006, the Company changed its state of incorporation from Colorado to Nevada by means of a merger with and into a Nevada corporation formed on September 12, 2006 solely for the purpose of effecting the reincorporation.

On February 7, 2007, the Company entered into a share exchange agreement with Fame Good International Limited (“Fame”) and Universe Faith Group (“UFG”). Prior to the share exchange, Fame was the sole stockholder of UFG, which is the parent company of Wuhan Blower and Wuhan Generating Equipment. Pursuant to the share exchange, UFG became a wholly owned subsidiary of the Company and Fame became the Company's controlling stockholder. On March 13, 2007, the Company changed its name from United National Film Corporation to Wuhan General Group (China), Inc.

The share exchange transaction has been accounted for as a recapitalization of UFG where the Company (the legal acquirer) is considered the accounting acquiree and UFG (the legal acquiree) is considered the accounting acquirer. As a result of this transaction, the Company is deemed to be a continuation of the business of UFG.

Accordingly, the accompanying consolidated financial statements are those of the accounting acquirer (UFG). The historical stockholders’ equity of the accounting acquirer prior to the share exchange has been retroactively restated as if the share exchange transaction occurred as of the beginning of the first period presented. See also Note 13 - Capitalization.

Wuhan General Group (China) Inc.
Notes to Financial Statements
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b)	Consolidation

The interim consolidated financial statements include the accounts of the Company and its subsidiaries, Wuhan Blower and Wuhan Generating Equipment. Inter-company transactions, such as sales, cost of sales, due to/due from balances, investment in subsidiaries, and subsidiaries’ capitalization have been eliminated.

(c)	Economic and Political Risks

The Company’s operations are conducted in the People's Republic of  China (the “PRC”). Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

(d)	Use of Estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

(e)	Cash and Cash Equivalents

The Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents. The company maintains bank accounts both in the People's Republic of  China and the United States of America.

(f)	Accounts Receivable-Trade

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

(g)	Inventory

Inventory, consisting of raw materials, work in progress, and finished products, is stated at the lower of cost or market value. Finished products are comprised of direct materials, direct labor and an appropriate proportion of overhead.

Wuhan General Group (China) Inc.
Notes to Financial Statements
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

(h)	Property, Plant, and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method with 5% salvage value. Estimated useful lives of the property, plant and equipment are as follows:

Buildings                                      30 years
Machinery and Equipment           10 years
Furniture and Fixtures                    5 years
Motor Vehicles                               5 years

(i)	Intangible Assets

Intangible assets are stated at cost less accumulated amortization. Amortization is provided over the respective useful lives, using the straight-line method. Estimated useful lives of intangibles are as follows:

Technical License                          10 years
Trademark                                      20 years

(j)	Land Use Rights

The Company carries land use rights at cost less accumulated amortization. Land use rights are amortized straight-line over its useful life of 50 years.

(k)	Accounting for Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Live Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2006, and 2005, there were no significant impairments of its long-lived assets.

(l)	Revenue Recognition

Revenue from the sale of blower products and generating equipment is recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and the title has passed.

(m)	Cost of Sales

The Company’s cost of sales is comprised of raw materials, factory worker salaries and related benefits, machinery supplies, maintenance supplies, depreciation, utilities, inbound freight, purchasing and receiving costs, inspection and warehousing costs.

(n)	Selling Expenses

Selling expenses are comprised of outbound freight, salary for the sales force, client entertainment, commissions, depreciation, advertising, and travel and lodging expenses.

(o)	General & Administrative Expenses

General and administrative costs include outside consulting services, research & development, executive compensation, quality control, and general overhead such as the finance department, administrative staff, and depreciation and amortization expense.

(p)	Advertising

The Company expensed all advertising costs as incurred.

Wuhan General Group (China) Inc.
Notes to Financial Statements
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

(q)	Research and Development

All research and development costs are expensed as incurred.

(r)	Foreign Currency Translation

The Company maintains its financial statements in the functional currency. The functional currency of the Company is the Renminbi (RMB). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange Rates	2006	2005
Period end RMB : US$ exchange rate	7.8175	8.0734
Average period RMB : US$ exchange rate	7.98189	8.20329

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(s)	Income Taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

All of the Company’s operations are in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, the Company was approved as a highly advanced technology foreign investment enterprise in November 2005 and in accordance with the relevant regulations regarding the favorable tax treatment for high technology companies, the Company is entitled to a two year tax exemption. Following the expiration of this tax exemption, the Company will be required to pay a 7.5% tax rate for the next three years. Beginning November 2010, the Company will be allowed a 15% tax rate as long as the Company is located and registered in the high and advance technology development zone.

Wuhan General Group (China) Inc.
Notes to Financial Statements
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

The Company is subject to United States Tax according to Internal Revenue Code Sections 951 and 957. Corporate income tax is imposed on graduated rates based on the ranges shown in the following  table:

Taxable Income

Rate	Over	But not over	Of Amount Over
15%	0	50,000	0
25%	50,000	75,000	50,000
34%	75,000	100,000	75,000
39%	100,000	335,000	100,000
34%	335,000	10,000,000	335,000
35%	10,000,000	15,000,000	10,000,000
38%	15,000,000	18,333,333	15,000,000
35%	18,333,333	-	0

Based on the consolidated net income for the three months ended March 31, 2007, the Company shall be taxed at the 15% tax rate.

(t)	Statutory Reserve

In accordance with PRC laws, statutory reserve refers to the appropriation from net income, to the account “statutory reserve” to be used for future company development, recovery of losses, and increase of capital, as approved, to expand production or operations. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

(u)	Other Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

(v)	Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections” to replace APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements” requiring retrospective application to prior periods financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2005.

Wuhan General Group (China) Inc.
Notes to Financial Statements
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” to amend FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109”, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within those fiscal years.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

Wuhan General Group (China) Inc.
Notes to Financial Statements
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of SFAS 115” (SFAS No. 159), which allows for the option to measure financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The objective of SFAS 159 is to provide opportunities to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply hedge accounting provisions. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 159 on our consolidated financial statements.

The Company does not anticipate that the adoption of the above standards will have a material impact on these consolidated financial statements.

3.    RESTRICTED CASH

Restricted Cash represents cash placed with banks to secure banking facilities which are comprised of loans and notes payables in addition to other collateral.

4.    ACCOUNTS RECEIVABLE

	2006	2005
Total Accounts Receivable-Trade	$12,807,824	$3,712,272
Less: Allowance for Bad Debt	319,741	13,528
	$12,488,083	$3,698,744
Allowance for Bad Debts
Beginning Balance	$13,528	$5,314
Allowance Created	306,213	8,214
Charged Against Allowance	-	-
Ending Balance	$319,741	$13,528

Wuhan General Group (China) Inc.
Notes to Financial Statements
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

5.    NOTES RECEIVABLE

	2006	2005
Notes Receivable	$1,572,644	$1,424,431
Less: Allowance for Bad Debts	36,777	-
	$1,535,867	$1,424,431

The Company entered into a financing agreement with Hubei Deeloong Group Co., Ltd. (“Hubei”) on 12/31/2004. Under such agreement, the Company provided to Hubei an unsecured loan of $2,413,564 (RMB 20,000,000) for a two-year term from 1/1/2005 to 12/31/2006 at 0.5115% per month. After servicing the debt for two years, the outstanding balance of the Note at 12/31/2006 amounted to $1,471,059 (RMB 11,500,000). Because Hubei had yet to repay the loan in its entirety as of the 12/31/2006 per the stipulations of the financing agreement, the Company provided an allowance for bad debt in the amount of $36,777 to account for the probability of loss of principal and accrued interest. The remaining balance of $101,585 consists of numerous notes receivable. These notes are unsecured instruments that were created in the normal course business. The Company intends to hold these notes to their maturity.

6.    INVENTORY

	2006	2005
Raw Materials	$1,116,066	$644,366
Work in Progress	2,058,889	299,789
Finished Goods	1,369,707	2,454,010

	$4,544,662	$3,398,165

7.    RELATED PARTY RECEIVABLE

The receivable due from Mr. Xu Jie, CEO and Chairman, at December 31, 2006 was $255,836 (RMB 2,000,000). This balance reflected funds lent, interest-free, to former officers and directors of the Company.  Mr. Xu Jie has agreed to personally assume the full balance of these non-interest bearing debts. None of the amounts due to the Company categorized as related party receivables are interest bearing, nor do they have specified repayment schedules. Accordingly, there is no interest due.

The related party receivables consisted of the amounts due from the following: -

	Related Party	Currency	2006	2005
(A.)	Xu Jie	RMB	2,000,000	4,212,743
		Equivalent in US$	$ 255,836	$ 521,805

The following table lists the former officers and directors along with their related outstanding balances, for whom Mr. Xu Jie has assumed the debt of repayment to the Company, at December 31, 2006:

Name	USD	RMB
Zhang Yuqun	30,873	241,351
Yu Debao	3,279	25,634
Li Yong	9,895	77,352
Wang Saishi	76,013	594,233
Chen Daili	44,792	350,159
Luo Shenshen	1,287	10,060
Yan Jiahuan	38,536	301,255
He Maoxiang	51,162	399,956
	$255,837	2,000,000

Wuhan General Group (China) Inc.
Notes to Financial Statements
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

8.    PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment stated at cost less depreciation are comprised of the following as of December 31: -

	2006	2005
Category of Asset
Buildings	$9,597,812	$9,160,359
Machinery & Equipment	8,353,453	1,168,248
Furniture & Fixtures	259,092	216,493
Auto	652,156	499,811
	18,862,513	11,044,911

Less: Accumulated Depreciation	1,609,936	557,494

	$17,252,577	$10,487,417

The Company’s real property consisted of 108,706.90 square meters of land and 44,233.40 square meters of building floor space.

9.    LAND USE RIGHTS

	2006	2005
Category of Asset
Land Use Rights	$1,856,757	$1,797,904

Less: Accumulated Amortization	107,017	67,667

	$1,749,740	$1,730,237

The Company acquired through Wuhan Hi-Tech Blower Manufacturing Co. Ltd. (WBM) the Land Use Rights for three parcels of land totaling 108,706.90 square meters, for a term of 50 years from March 1, 2004 to March 1, 2054 for a consideration of $1,856,757 (RMB 14,515,200). The land has been used to construct the Company’s real property factory facility.

Wuhan General Group (China) Inc.
Notes to Financial Statements
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

10.  INTANGIBLE ASSETS

The following categories of assets are stated at cost less amortization.

	2006	2005
Category of Asset
Trademarks	$127,918	$123,864
Mitsubishi License	280,571	271,678
CAD License	3,901	1,920
Microsoft License	12,217	11,829
	424,607	409,291

Less: Accumulated Amortization	60,042	23,218
	$364,565	$386,073

The weighted average amortization period for the Company’s intangible assets is 13.01 years. The weighted average amortization period for the Trademark is 20 years. The weighted average amortization period for the Mitsubishi, CAD, and Microsoft Technical Licenses is 10 years.

11.  BANK LOANS AND NOTES

As of December 31, 2006, and 2005, the Company had banking facilities in the form of loans and notes payable.

		Interest Rate
Name of Bank	Due Date	per annum	2006	2005
A. Bank of Communication	4/11/2007	6.615%	$4,732,971	$4,582,952
B. Bank of Communication	4/11/2007	6.615%	1,343,140	1,300,567
C. CITIC Industrial Bank	10/12/2007	6.732%	2,430,445	2,353,407
D. CITIC Industrial Bank	9/11/2006	6.138%	-	1,257,215
E. Guangdong Development Bank: Note Payable	On Demand	-	-	61,932
F. Shanghai Pudong Development Bank	10/18/2007	6.026%	2,046,690	-
G. Agricultural Bank of China	10/31/2007	6.732%	1,279,181	-
H. Agricultural Bank of China	10/31/2007	6.732%	1,279,181	-
I. CITIC Industrial Bank : Motor vehicles loan	2/28/2008	6.696%	49,697	92,197
J. Wuhan East Lake Development Zone Zheng Qiao Cun: Note Payable	On Demand	6.000%	383,754	371,591

			$13,545,059	$10,019,861

Wuhan General Group (China) Inc.
Notes to Financial Statements
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

Banking facilities extended by the Bank of Communication, CITIC Industrial Bank, Shanghai Pudong Development Bank and Agricultural Bank of China were secured by the Company’s mortgage of real property as collateral in addition to margin deposits as disclosed in Restricted Cash on the Balance Sheet.

Motor vehicle loans extended by CITIC Industrial Bank were secured by the motor vehicles.

Note payable extended by Wuhan East Lake Development Zone Zheng Qiao Cun is unsecured and is payable on demand.

12.  CONTRACT PAYABLE

Contract Payable represented accounts payable to Contractors and Suppliers involved in the construction of the new buildings of the factory facilities.

13.  CAPITALIZATION

The Company originally had common stock capitalization of $ 12,349,602 as of December 31, 2006.

On February 7, 2007, the Company entered into a share exchange agreement with Fame Good International Limited (“Fame”) and Universe Faith Group (“UFG”), which became the parent of Wuhan Blower Co. Ltd. Pursuant to the share exchange agreement, the Company issued 17,912,446 shares of common stock to Fame in exchange for all of the issued and outstanding capital stock of UFG.

As a result of the share exchange transaction, the Company retroactively restated its capitalization to reflect the effect of the share exchange.

14.  COMMITMENTS OF STATUTORY RESERVE

In light of PRC laws, the Company is committed to appropriate 10% of its net income to its statutory reserve up to a maximum of 50% of an enterprise’s registered paid in capital. The Company had future unfunded commitments, as determined below:

	2006	2005

Common Stock Capital	$12,351,573	$6,035,882

50% maximum thereof	$6,175,786	$3,017,941

Less: Amounts funded to Statutory Reserve	622,151	-

Unfunded Commitment	$5,553,635	$3,017,941

Wuhan General Group (China) Inc.
Notes to Financial Statements
For the years ended December 31, 2006, and 2005
(Stated in US Dollars)

15.  OTHER INCOME

	2006	2005
Tax Refund	$26,977	$72,910
Sundry Income	-	27,896
	$26,977	$100,806

16.  INCOME TAXES

All of the Company’s operations are in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%; however, the Company was approved as a highly advanced technology foreign investment enterprise in November 2005, and in accordance with the relevant regulations regarding the favorable tax treatment for high technology companies, the Company is entitled to a two year tax exemption. Following the expiration of this tax exemption, the Company will be required to pay 7.5% tax rate for the next three years. Beginning November 2010, the Company will be allowed a 15% tax rate as long as the Company is located and registered in the high and advanced technology development zone. Before expiration of the aforementioned two year tax exemption, the company also applied for a six year tax free holiday under newly enacted PRC tax laws. Management believes it will be imminently granted such a holiday by the relevant Chinese government authorities; therefore, for the years ended December 31, 2006, and 2005 the Company made no provision for income taxes. The Company became subject to U.S. tax laws after December 31, 2006; therefore, as of December 31, 2006 and for the three years then ended, no provision has been made for U.S. income taxes.

17.  SUBSEQUENT EVENT - ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK

On February 7, 2007, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) with nine institutional investors pursuant to which the Company issued to the investors an aggregate of 10,287,554 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) at $2.33 per share for gross proceeds of $23,970,000. The Preferred Stock is convertible into shares of the Company’s common stock on a 1-for-1 basis and is entitled to a dividend equal to 5% per annum, payable quarterly.

Pursuant to the Stock Purchase Agreement, the Company issued to the investors, on a pro rata basis, warrants to purchase an aggregate of 6,172,531 shares of common stock at an exercise price of $2.57 per share (subject to adjustment), expiring five years from the date of issuance. Certain of the investors (those investing at least $2 million) received additional warrants to purchase an aggregate of 9,358,370 shares at a price of $2.33 per share for a term of 21 months, as well as warrants to purchase an aggregate of 5,615,021 shares at a price of $2.57 per share, for a term of 5 years.

The Company plans to use the net proceeds from the sale of preferred stock and warrants to pay for the construction of the turbine manufacturing facility in Wuhan, China and for the purchase of equipment to be used in that facility. Any remaining net proceeds will be used for working capital.

Wuhan General Group (China), Inc.

Unaudited Financial Statements

September 30, 2007 and 2006

(Stated in US Dollars)

Board of Directors and Stockholders
Wuhan General Group (China), Inc.

Report of Registered Independent Public Accounting Firm

We have reviewed the accompanying interim consolidated Balance Sheets of Wuhan General Group (China), Inc. (the “Company”) as of September 30, 2007 and 2006, and the related statements of income, stockholders’ equity, and cash flows for the three-month and nine-month periods then ended. These interim consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

/s/ Samuel H. Wong & Co., LLP

South San Francisco, California	Samuel H. Wong & Co., LLP
October 27, 2007	Certified Public Accountants

Wuhan General Group (China), Inc.
Consolidated Balance Sheets
At September 30, 2007, and December 31, 2006
(Stated in US Dollars)

	Note	September 30, 2007	December 31, 2006
		(unaudited)	(audited)
ASSETS
Cash	2(e)	3,411,690	248,243
Restricted Cash	3	8,808,513	382,530
Notes Receivable	4	987,401	1,535,868
Accounts Receivable	2(f),5	31,412,707	12,488,083
Other Receivable		2,598,356	8,810,699
Inventory	2(g),6	9,254,143	4,544,662
Advances to Suppliers		7,921,193	2,746,325
Advances to Employees	7	291,090	255,836
Prepaid Taxes		47,188	3,889
Real Property Available for Sale		1,097,327	-
Total Current Assets		65,829,608	31,016,135

Property, Plant & Equipment, net	2(h),8	18,927,339	17,252,577
Land Use Rights, net	2(j),10	1,790,580	1,749,740
Construction in Progress	9	9,482,036	35,304
Intangible Assets, net	2(i),11	374,630	364,565
Total Assets		$96,404,193	$50,418,321

LIABILITIES & STOCKHOLDERS' EQUITY

Liabilities

Bank Loans & Notes	12	24,828,456	13,545,059
Accounts Payable		7,962,974	8,531,852
Accrued Liabilities	13	2,518,096	354,169
Contract Payable	14	-	1,137,623
Taxes Payable		905,586	1,723,544
Other Payable		2,575,985	4,594,639
Dividend Payable		599,250	-
Customer Deposits		5,053,854	1,587,306
Total Current Liabilities		44,444,202	31,474,192

Total Liabilities		44,444,202	31,474,192

See Accompanying Notes to the Financial Statements and Accountant’s Report.

Wuhan General Group (China), Inc.
Consolidated Balance Sheets
At September 30, 2007, and December 31, 2006
(Stated in US Dollars)

	Note	September 30, 2007	December 31, 2006
		(unaudited)	(audited)
Stockholders' Equity

Preferred Stock - $0.0001 Par Value 50,000,000 Shares Authorized; 10,287,554 Shares of Series A Convertible Preferred Stock Issued & Outstanding at September 30, 2007	15	1,029	-
Additional Paid in Capital - Preferred Stock		13,466,990	-
Additional Paid in Capital – Warrants	15	6,572,334	-
Common Stock - $0.0001 Par Value 100,000,000 Shares Authorized; 19,712,446 Shares Issued & Outstanding at September 30, 2007, December 31, 2006.	15	1,971	1,971
Additional Paid in Capital		12,349,602	12,349,602
Statutory Reserve	2(t),16	622,151	622,151
Retained Earnings		17,017,966	5,200,285
Accumulated Other Comprehensive Income	2(u)	1,927,948	770,120
Total Stockholders' Equity		51,959,991	18,944,129

Total Liabilities & Stockholders' Equity		$96,404,193	$50,418,321

See Accompanying Notes to the Financial Statements and Accountant’s Report.

Wuhan General Group (China), Inc.
Statements of Income
For the three and nine months ended September 30, 2007 and 2006
(Stated in US Dollars)

	Note	3 months	3 months	9 months	9 months
		ended	ended	ended	ended
		9/30/2007	9/30/2006	9/30/2007	9/30/2006
Revenue
Sales		$30,523,074	$5,160,151	$60,342,774	$11,612,051
Cost of Sales		20,039,259	2,835,764	40,511,207	6,558,646
Gross Profit		10,483,815	2,324,387	19,831,567	5,053,405

Operating Expenses
Selling Expenses		938,534	208,785	1,633,144	609,182
General & Administrative Expenses		1,480,755	443,001	3,299,901	1,184,768
Warranty Expense	2(v),13	91,059		514,520	-
Total Operating Expense		2,510,348	651,786	5,447,565	1,793,950

Operating Income		7,973,466	1,672,601	14,384,001	3,259,455

Other Income (Expenses)
Other Income	17	-	7,444	-	31,167
Interest Income		94,798	-	108,923	-
Other Expenses		(1,144,227)	(1,675)	(1,145,270)	(2,189)
Interest Expense		(369,187)	(121,001)	(756,695)	(389,029)
Total Other Income (Loss) & Expense		(1,418,616)	(115,232)	(1,793,042)	(360,051)

Earnings before Tax		6,554,851	1,557,369	12,590,960	2,899,404

Income Tax	2(s), 18	-	-	-	-

Net Income		$6,554,851	$1,557,369	$12,590,960	$2,899,404

Preferred Dividends Declared		299,625	-	773,279	-

Income Available to Common Shareholders		$6,255,226	$1,557,369	$11,817,681	$2,899,404

Earnings Per Share
Basic		0.32	0.08	0.60	0.15
Diluted		0.14	0.08	0.32	0.15

Weighted Average Shares Outstanding
Basic		19,712,446	19,712,446	19,712,446	19,712,446
Diluted		46,200,613	19,712,446	39,122,641	19,712,446

See Accompanying Notes to the Financial Statements and Accountant’s Report.

Wuhan General Group (China), Inc.
Statements of Stockholders’ Equity
For the nine months ended September 30, 2007 and 2006
(Stated in US Dollars)

			Preferred				Common
			Stock	Warrants			Stock			Accumulated
	Preferred Stock		Additional	Additional	Common Stock		Additional			Other
	Shares		Paid in	Paid in	Shares		Paid in	Statutory	Retained	Comprehensive
	Outstanding	Amount	Capital	Capital	Outstanding	Amount	Capital	Reserve	Earnings	Income	Total
Balance, January 1, 2006					19,712,446	1,971	6,033,911	-	2,620,167	282,736	8,938,785
Increases to Additional Paid-In Capital from Contribution of Capital Equipment							6,315,691				6,315,691
Net Income									3,202,269		3,202,269
Appropriations of Retained Earnings								622,151	(622,151)		-
Foreign Currency Translation Adjustment										487,384	487,384
Balance, December 31, 2006					19,712,446	1,971	12,349,602	622,151	5,200,285	770,120	18,944,128

Balance, January 1, 2007					19,712,446	1,971	12,349,602	622,151	5,200,285	770,120	18,944,129
Issuance of Common Stock for Cash											-
Issuance of Preferred Stock for Cash	10,287,554	1,029									1,029
Increase in Additional Paid in Capital from Issuance of Preferred Stock			13,466,990								13,466,990
Increase in Additional Paid in Capital from Issuance of Warrants				6,572,334							6,572,334
Net Income									12,590,960		12,590,960
Preferred Dividends Declared									(773,279)		(773,279)
Foreign Currency Translation Adjustment										1,157,828	1,157,828
Balance, September 30, 2007	10,287,554	1,029	13,466,990	6,572,334	19,712,446	1,971	12,349,602	622,151	17,017,966	1,927,948	51,959,991

See Accompanying Notes to the Financial Statements and Accountant’s Report.

Wuhan General Group (China), Inc.
Statements of Stockholders’ Equity
For the nine months ended September 30, 2007 and 2006
(Stated in US Dollars)

	9/30/2007	2006	2005	2004	Total
Comprehensive Income

Net Income	12,590,960	3,202,269	2,371,760	248,406	18,413,395
Other Comprehensive Income
Foreign Currency Translation Adjustment	1,157,828	487,384	206,058	76,678	1,927,948
Total Comprehensive Income	$13,748,788	$3,689,653	$2,577,818	$325,084	$20,341,343

See Accompanying Notes to the Financial Statements and Accountant’s Report.

Wuhan General Group (China), Inc.
Statements of Cash Flows
For the three months and nine months ended September 30, 2007 and 2006
(Stated in US Dollars)

	3 months	3 months	9 months	9 months
	ended	ended	ended	ended
Cash Flow from Operating Activities	9/30/2007	9/30/2006	9/30/2007	9/30/2006
Cash Received from Customers	$29,180,726	2,021,163	$51,098,507	5,024,072
Cash Paid to Suppliers & Employees	(25,225,990)	1,469,643	(57,904,148)	64,493
Interest Received	94,798	-	108,923	-
Interest Paid	(369,187)	(121,001)	(756,695)	(389,029)
Income Tax Paid	-	-		-
Miscellaneous Receipts	-	7,444		31,167
Cash Sourced/(Used) in Operating Activities	3,680,348	3,377,249	(7,453,412)	4,730,703

Cash Flows from Investing Activities
Cash Invested in Restricted Time Deposits	794,351	(745,009)	(8,425,983)	(100,078)
Repayment/(Investment) in Notes	(225,257)	(474,397)	546,999	(758,043)
Payments for Purchases & Construction of Plant & Equipment	(3,162,369)	(40,867)	(12,595,728)	(858,636)
Payments for Purchases of Land Use Rights	(27,146)	-	(74,072)
Payments for Purchases of Intangible Assets	(33,850)	(9)	(44,581)	(1,871)
Cash Used/(Sourced) in Investing Activities	(2,654,271)	(1,260,282)	(21,690,692)	(1,718,628)

Cash Flows from Financing Activities
Proceeds from Issuance of Preferred Stock	(726,086)	-	20,040,353	-
Proceeds from/(Repayment of) Bank Borrowings	(324,860)	(1,767,618)	2,866,342	(2,388,287)
Proceeds from Issuance of Notes	1,921,653	80,687	8,417,055	-
Dividends Paid	-	-	(174,029)	-
Cash Sourced/(Used) in Financing Activities	870,707	(1,686,931)	31,149,722	(2,388,287)

Net Increase/(Decrease) in Cash & Cash Equivalents for the Period	108,833	430,036	2,005,617	623,788

Effect of Currency Translation	566,953	10,003	1,157,831	11,291

Cash & Cash Equivalents at Beginning of Period	248,243	361,528	248,243	166,488

Cash & Cash Equivalents at End of Period	$924,029	$801,567	$3,411,691	$801,567
Non-Cash Investing Activity:
Contribution of equipment to capital	-	6,272,028	-	6,272,028
Value of residential property surrendered by Hubei Dilong Industrial Group Co., Ltd.	989,168	-	989,168	-

See Accompanying Notes to the Financial Statements and Accountant’s Report.

Wuhan General Group (China), Inc.
Reconciliation of Net Income to Cash Flow Sourced/(Used) in Operating Activities
For the three months and nine months ended September 30, 2007 and 2006
(Stated in US Dollars)

	3 months	3 months	9 months	9 months
	ended	ended	Ended	ended
	9/30/2007	9/30/2006	9/30/2007	9/30/2006

Net Income	$6,554,851	$1,557,369	$12,590,960	$2,899,404

Adjustments to Reconcile Net Income to Net Cash Provided by Cash Activities:

Amortization	26,000	18,010	67,748	53,527
Depreciation	(430,594)	379,043	336,611	748,054
Provision for Bad Debt on Note Receivable	537	-	1,467	-
Decrease/(Increase) in Accounts Receivable	(8,260,400)	(11,538,994)	(18,924,625)	(7,815,346)
Decrease/(Increase) in Other Receivable	6,456,082	(315,430)	6,212,343	(352,153)
Decrease/(Increase) in Inventory	(300,822)	(651,645)	(4,709,482)	(444,465)
Decrease/(Increase) in Advances to Suppliers	(45,259)	(1,566,449)	(5,174,868)	(77,631)
Decrease/(Increase) in Advances to Employees	(28,788)	12,736	(35,254)	12,736
Decrease/(Increase) in Prepaid Local & VAT Taxes	(15,379)	(296,385)	(43,299)	(296,385)
Increase/(Decrease) in Accounts Payable	(3,279,865)	3,947,356	(568,878)	4,383,607
Increase/(Decrease) in Taxes Payable	(356,450)	449,874	(817,959)	801,996
Increase/(Decrease) in Other Payable	1,258,971	2,587,972	(2,018,652)	3,159,480
Increase/(Decrease) in Accrued Liabilities	1,640,030	78,359	2,163,927	78,359
Increase/(Decrease) in Customer Deposits	461,433	8,715,433	3,466,548	1,579,520

Total of all adjustments	(2,874,503)	1,819,880	(20,044,372)	1,831,299

Net Cash Provided by Operating Activities	$3,680,348	$3,377,249	$(7,453,412)	$4,730,703

See Accompanying Notes to the Financial Statements and Accountant’s Report.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Wuhan General Group (China), Inc. (the “Company”) is a holding company whose primary business operations are conducted through its operating subsidiaries Wuhan Blower Co., Ltd. (“Wuhan Blower”) and Wuhan Generating Equipment Co., Ltd. (“Wuhan Generating Equipment”). Wuhan Blower is a China-based manufacturer of industrial blowers that principally are components of steam driven electrical power generation plants. Wuhan Generating Equipment is a China-based manufacturer of industrial steam and water turbines, also principally for use in electrical power generation plants.

The Company was formed under the laws of the State of Colorado on July 19, 1988 as Riverside Capital, Inc. On March 18, 1992, the Company changed its name to United National Film Corporation. In June 2001, the Company suspended all business activities and became a “shell company.”

In 2006, the Company effectively dissolved or abandoned all subsidiaries, which may or may not have been active in periods prior to June 2001. On October 20, 2006, the Company changed its state of incorporation from Colorado to Nevada by means of a merger with and into a Nevada corporation formed on September 12, 2006 solely for the purpose of effecting the reincorporation.

On February 7, 2007, the Company entered into a share exchange agreement with Fame Good International Limited (“Fame”) and Universe Faith Group Limited (“UFG”). Prior to the share exchange, Fame was the sole stockholder of UFG, which is the parent company of Wuhan Blower and Wuhan Generating Equipment. Pursuant to the share exchange, UFG became a wholly owned subsidiary of the Company and Fame became the Company’s controlling stockholder. On March 13, 2007, the Company changed its name from United National Film Corporation to Wuhan General Group (China), Inc.

The share exchange transaction has been accounted for as a recapitalization of UFG where the Company (the legal acquirer) is considered the accounting acquiree and UFG (the legal acquiree) is considered the accounting acquirer. As a result of this transaction, the Company is deemed to be a continuation of the business of UFG.

Accordingly, the financial data included in the accompanying consolidated financial statements for all periods prior to February 7, 2007 is that of the accounting acquirer (UFG). The historical stockholders’ equity of the accounting acquirer prior to the share exchange has been retroactively restated as if the share exchange transaction occurred as of the beginning of the first period presented. See also Note 15 – Capitalization.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b)	Consolidation

The interim consolidated financial statements include the accounts of the Company and its subsidiaries, UFG, Wuhan Blower, and Wuhan Generating Equipment. Inter-company transactions, such as sales, cost of sales, due to/due from balances, investment in subsidiaries, and subsidiaries’ capitalization have been eliminated.

(c)	Economic and Political Risks

The Company’s operations are conducted in the People’s Republic of China (the “PRC”). Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

(d)	Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These estimates and assumptions include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation of useful lives of property, plant, and equipment. Actual results could differ from these estimates.

(e)	Cash and Cash Equivalents

The Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents. The company maintains bank accounts in the People’s Republic of China, and an escrow account in the United States of America.

(f)	Accounts Receivable-Trade

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written-off as incurred.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

(g)	Inventory

Inventory, consisting of raw materials, work in progress, and finished products, is stated at the lower of cost or market value. Finished products are comprised of direct materials, direct labor and an appropriate proportion of overhead.

(h)	Property, Plant, and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method with 5% salvage value. Estimated useful lives of the property, plant and equipment are as follows:

Buildings	30 years
Machinery and Equipment	10 years
Furniture and Fixtures	5 years
Motor Vehicles	5 years

(i)	Intangible Assets

Intangible assets are stated at cost less accumulated amortization. Amortization is provided over the respective useful lives, using the straight-line method. Estimated useful lives of intangibles are as follows:

Technical License	10 years
Trademark	20 years

(j)	Land Use Rights

The Company carries land use rights at cost less accumulated amortization. Land use rights are amortized straight-line over its useful life of 50 years.

(k)	Accounting for Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2007, and 2006, there were no significant impairments of its long-lived assets.

(l)	Revenue Recognition

Revenue from the sale of blower products and generating equipment is recognized at the time of the transfer of risks and rewards of ownership, which generally occurs when the goods are delivered to customers and the title passes.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

(m)	Cost of Sales

The Company’s cost of sales is comprised of raw materials, factory worker salaries and related benefits, machinery supplies, maintenance supplies, depreciation, utilities, inbound freight, purchasing and receiving costs, inspection and warehousing costs.

(n)	Selling Expenses

Selling expenses are comprised of outbound freight, salary for the sales force, client entertainment, commissions, depreciation, advertising, and travel and lodging expenses.

(o)	General & Administrative Expenses

General and administrative costs include outside consulting services, research & development, executive compensation, quality control, and general overhead such as the finance department, administrative staff, and depreciation and amortization expense.

(p)	Advertising

The Company expenses all advertising costs as incurred. For the nine months ended September 30, 2007, the total advertising expense was $30,596.

(q)	Research and Development

The Company expenses all research and development costs as incurred. For the nine months ended September 30, 2007, the total research and development cost was $103,975.

(r)	Foreign Currency Translation

The Company maintains its financial statements in the functional currency. The functional currency of the Company is the Renminbi (RMB). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange Rates	September 30, 2007	December 31, 2006	September 30, 2006
Period end RMB : US$ exchange rate	7.5176	7.8175	7.9168
Average 9 & 12 month RMB : US$ exchange rate	7.67576	7.98189	7.97711

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(s)	Income Taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

All of the Company’s operations are in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, the Company was approved as a highly advanced technology foreign investment enterprise in November 2005, and in accordance with the relevant regulations regarding the favorable tax treatment for high technology companies, the Company is entitled to a two year tax exemption. Following the expiration of this tax exemption, the Company will be required to pay a 7.5% tax rate for the next three years. Beginning November 2010, the Company will be allowed a 15% tax rate as long as the Company is located and registered in the high and advanced technology development zone.

The Company’s foreign subsidiaries are subject to U.S. income tax liability; however, the tax is deferred until foreign source income is repatriated to the Company.

The Company is subject to United States income tax according to Internal Revenue Code Sections 951 and 957. Corporate income tax is imposed on graduated rates based on the ranges shown in the following table: -

Taxable Income

Rate	Over	But not over	Of Amount Over
15%	0	50,000	0
25%	50,000	75,000	50,000
34%	75,000	100,000	75,000
39%	100,000	335,000	100,000
34%	335,000	10,000,000	335,000
35%	10,000,000	15,000,000	10,000,000
38%	15,000,000	18,333,333	15,000,000
35%	18,333,333	-	0

(t)	Statutory Reserve

In accordance with PRC laws, statutory reserve refers to the appropriation from net income, to the account “statutory reserve” to be used for future company development, recovery of losses, and increase of capital, as approved, to expand production or operations. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

(u)	Other Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

(v)	Warranty Policy

The estimation of warranty obligations is determined in the same period that revenue from the sale of the related products is recognized. The warranty obligation is based on historical experience and reflects management’s best estimate of expected costs at the time products are sold. Warranty accruals are adjusted for known or anticipated warranty claims as new information becomes available. Future events and circumstances could materially change our estimates and require adjustments to the warranty obligation. New product launches require a greater use of judgment in developing estimates until historical experience becomes available.

(w)	Earnings Per Share

Basic earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed on the basis of the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method for warrants and the as-if method for convertible securities. Dilutive potential common shares include outstanding warrants, and convertible preferred stock.

(x)	Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” to amend FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in its consolidated financial statements the impact of a tax position if that position is more likely than not to be sustained upon an audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of SFAS 115” (SFAS No. 159), which allows for the option to measure financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The objective of SFAS 159 is to provide opportunities to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply hedge accounting provisions. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 159 on our consolidated financial statements.

The Company does not anticipate that the adoption of the above standards will have a material impact on these consolidated financial statements.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

3.	RESTRICTED CASH

Restricted Cash represents cash placed with banks to secure banking facilities, which are comprised of loans and notes payables in addition to other collateral.

An escrow account held in the United States is also included as a part of restricted cash. The funds in the escrow account were designated for the payment of fees or expenses in connection with investor or public relations or securities law compliance, including related legal fees.

4.	NOTES RECEIVABLE

	September 30, 2007	December 31, 2006
Notes Receivable	$1,025,645	$1,572,644
Less: Allowance for Bad Debts	38,244	36,776
	$987,401	$1,535,868

The Company entered into a financing agreement with Hubei Dilong Industrial Group Co., Ltd. (“Hubei”) on December 31, 2004. Under such agreement, the Company provided to Hubei an unsecured loan of $2,413,564 (RMB 20,000,000) for a two-year term from January 1, 2005 to December 31, 2006 at 0.5115% per month. After servicing the debt for two years, the Company determined that Hubei was in default because no further debt service had been made by Hubei, and as such the Company accrued provision for bad debts on the outstanding balance of the Note of $1,485,615 (RMB 11,500,000). Additionally, Hubei surrendered real property to the Company to partially settle its outstanding debt. The property was valued at approximately $989,167 (RMB 7,542,202); accordingly the outstanding balance of principal was $526,471 (RMB 3,957,798). The Company also accrued interest receivable of $138,530 (RMB 1,041,414) to Hubei’s outstanding balance. The Company also had $159,982 (RMB 1,202,677) of tender deposits carried in the Other Receivables line item on the balance sheet with Hubei. The Company has reclassified that balance from Other Receivables into Hubei outstanding Notes Receivable’s balance. As of September 30 2007, the total outstanding balance for Notes Receivables from Hubei was $824,983 (RMB 6,201,889). The entire outstanding balance of Notes Receivable had been re-formalized by a new repayment contract entered into by the Company and Hubei on May 24, 2007.

The remaining balance carried in the Notes Receivable account is $200,662 (RMB 1,508,500). This balance is composed of bank drafts drawn by the Company’s customers against the customer’s margin deposits with their banks. These bank drafts are liquid instruments that can be either (a) endorsed to the Company vendors, or (b) discounted to the Company’s own bank. The Company chooses to carry these instruments as notes receivable instead of cash primarily because of the associated time element of these notes, as they are normally due at a later point in time; therefore, these bank drafts represent slightly different risk and reward characteristics.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

5.	ACCOUNTS RECEIVABLE

	September 30, 2007	December 31, 2006
Total Accounts Receivable-Trade	$32,062,803	$12,807,824
Less: Allowance for Bad Debt	650,096	319,741
	$31,412,707	$12,488,083
Allowance for Bad Debts
Beginning Balance	319,741	13,528
Allowance Provided	330,355	306,213
Charged Against Allowance	-	-
Ending Balance	650,096	319,741

6.	INVENTORY

	September 30, 2007	December 31, 2006

Raw Materials	$2,089,577	$1,116,066
Work in Progress	3,720,085	2,058,889
Finished Goods	3,444,481	1,369,707
	$9,254,143	$4,544,662

7.	ADVANCES TO EMPLOYEES

Advances to Employees of $291,090, and $255,836 as of September 30, 2007 and December 31, 2006, respectively, consisted of advances to salespeople for salary, travel, and expenses over extended periods as they work to procure new sales contracts or install and perform on existing contracts. These advances are deducted from future sales commissions earned by these salespeople. In the event that a salesperson leaves the Company prior to earning sales commission sufficient to offset advances paid to the salesperson, the Company immediately expenses any outstanding balance to the income statement. None of the employees who have received these advances is a director or executive officer of the Company.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

8.	PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment, which is stated at cost less depreciation, was composed of the following as of September 30:

	September 30, 2007	December 31, 2006
Category of Asset
Buildings	$9,966,010	$9,597,812
Machinery & Equipment	9,961,669	8,353,453
Furniture & Fixtures	269,032	259,092
Auto	677,175	652,156
	20,873,886	18,862,513

Less:Accumulated Depreciation	1,946,547	1,609,936

	$18,927,339	$17,252,577

The Company’s real property consisted of approximately 440,000 square feet (44,233.40 square meters) of building floor space.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

9.	CONSTRUCTION IN PROGRESS

The Company is in the process of developing a new 1,170,000 square feet turbine manufacturing facility within its factory campus.

Construction in progress represents the direct costs of design, acquisition, construction of buildings, building improvements, and land improvement. These costs are capitalized in the Construction-in-Progress account until substantially all activities necessary to prepare the assets for their intended use are completed. At such point, the Construction-in-Progress account is closed and the capitalized costs are transferred to their appropriate asset classification. No depreciation is provided until it is completed and ready for the intended use.
The following table details the assets that are accounted for in the construction in progress account at September 30, 2007:

Description
Wall	$6,824
Parking Lot	3,991
Showroom	36,315
Office Building	3,010,003
Generating Workshop	3,990,635
Generating Workshop-Materials	1,729,275
Dirt for land filling	3,538
Workshop	585,940
Capitalized Interest	105,470
Miscellaneous	10,045
$9,482,036

10.	LAND USE RIGHTS

	September 30, 2007	December 31, 2006
Category of Asset
Land Use Rights	$1,930,829	$1,856,757
Less:Accumulated Amortization	140,249	107,017
	$1,790,580	$1,749,740

The Company acquired through Wuhan Hi-Tech Blower Manufacturing Co. Ltd. (WBM) the Land Use Rights for three parcels of land totaling 1,170,000 square feet for a term of 50 years from March 1, 2004 to March 1, 2054 for $1,856,757 (RMB 14,515,200). The land has been used for the Company’s facilities including the blower manufacturing facilities, turbine manufacturing facility, warehouses, testing facilities, dormitories, and administrative buildings.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

11.	INTANGIBLE ASSETS

The following categories of assets are stated at cost less amortization.

	September 30, 2007	December 31, 2006
Category of Asset
Trademarks	$133,021	$127,918
Mitsubishi License	306,331	280,571
Tianyu CAD License	4,057	3,901
Sunway CAD License	13,075	-
Microsoft License	12,704	12,217
	469,188	424,607

Less:Accumulated Amortization	94,560	60,042

Net	$374,628	$364,565

The weighted average amortization period for the Company’s intangible assets in total is 12.93 years.

The weighted average amortization period for the Trademark is 20 years.

The weighted average amortization period for the Mitsubishi, CAD, and Microsoft technical licenses is 10 years.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

12.	BANK LOANS AND NOTES

The following table provides the name of the lender, due date, interest rate, and amounts outstanding at September 30, 2007, and December 31, 2006, for the Company’s bank loans and notes payable.

Name of Note Holder	Due Date	Interest Rate Per Annum	9/30/2007	12/31/2006
Bank of Communication	On Demand	6.62%	$-	$4,732,971
Bank of Communication	On Demand	6.62%	-	1,343,140
Shanghai Pudong Development Bank	10/19/2007	6.03%	2,128,339	2,046,690
Shanghai Pudong Development Bank	5/22/2008	6.57%	1,330,212	-
Shanghai Pudong Development Bank	6/25/2008	6.57%	532,085	-
Citic Industrial Bank	10/12/2007	6.73%	-	2,430,445
Citic Industrial Bank	9/25/2008	7.29%	3,325,529	-
Citic Industrial Bank	9/25/2008	7.29%	16,541	-
Citic Industrial Bank	2/28/2008	6.70%	-	49,697
Agricultural Bank of China	10/31/2007	6.73%	1,330,212	1,279,181
Agricultural Bank of China	10/30/2007	6.73%	1,330,212	1,279,181
Wuhan East Lake Development District Zheng Bridge Committee	On Demand	6.00%	399,064	383,754
Bank of China	On Demand	6.83%	698,361	-
Dalian Chong Si Hydraulic Coupler Complete Sets of Equipment Ltd. (Note Payable)	On Demand	0.00%	133,021	-
Hubei Committees Properties Co., Ltd. (Note Payable)	On Demand	0.00%	6,358,412	-
Wuhan-heavy George Special Steel Co., Ltd. (Note Payable)	On Demand	0.00%	215,926	-
Wuhan Jiabao Supplies Co., Ltd. (Note Payable)	On Demand	0.00%	104,465	-
Wuhan Jianghan District Zhongnan Supplies Station (Note Payable)	On Demand	0.00%	156,911	-
Citic Industrial Bank Wuhan Zhu Ye Shan Branch	2/17/2008	6.73%	2,660,424	-
Citic Industrial Bank Wuhan Zhu Ye Shan Branch	2/17/2008	6.73%	2,660,424	-
59 Various Other Notes	Various Dates	Various Rates	1,448,320	-
			$24,828,456	$13,545,059

Banking facilities extended by the Bank of Communication, CITIC Industrial Bank, Shanghai Pudong Development Bank and Agricultural Bank of China were secured by the Company’s mortgage of real property and margin deposits as disclosed in Restricted Cash on the Balance Sheet.

Motor vehicle loans extended by CITIC Industrial Bank were secured by the motor vehicles.

Note payable extended by Wuhan East Lake Development District Zheng Bridge Committee unsecured and is payable on demand.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

Certain notes payable, as indicated above, do not have a stated rate of interest. These notes are payable on demand to the Company’s creditors. The creditors have given extended credit terms secured by pledge of the Company’s restricted cash.

13.	WARRANTY LIABILITY

Warranty liability is accrued and carried on the balance sheet under Accrued Liabilities. The Company makes its warranty accrual based on individual assessment of each contract because terms and conditions vary. The Company’s typical sales contracts provide for a warranty period of 12-18 months following product installation.

The following table summarizes the activity related to the Company’s product warranty liability for the nine months ended September 30, 2007 and 2006.

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
Balance at beginning of period	$249,234	-
Add: Accruals for current & pre-existing warranties issued during period	514,520	-
Less: Settlements made during period	-	-
Balance at end of period	$763,754	$-

14.	CONTRACT PAYABLE

Contract Payable represents accounts payable to contractors and suppliers in connection with the construction of the Company’s new turbine manufacturing facilities.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

15.	CAPITALIZATION

The Company originally had common stock capitalization of $ 12,349,602 as of December 31, 2006.

On February 7, 2007, the Company entered into a share exchange agreement with Fame Good International Limited (“Fame”) and Universe Faith Group Limited (“UFG”), which is the sole stockholder of Wuhan Blower Co. Ltd. Pursuant to the share exchange agreement, the Company issued 17,912,446 shares of common stock to Fame in exchange for all of the issued and outstanding capital stock of UFG.

As a result of the share exchange transaction, the Company retroactively restated its capitalization to reflect the effect of the share exchange.

On February 7, 2007, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement with nine institutional investors pursuant to which the Company issued to the investors an aggregate of 10,287,554 shares of Series A Convertible Preferred Stock at $2.33 per share for gross proceeds of $23,970,000. The Preferred Stock is convertible into shares of the Company’s common stock on a one-for-one basis. Holders of Preferred Stock are entitled to a dividend equal to 5% per annum of the amount invested, subject to adjustment. These dividends are payable quarterly. As of September 30, 2007, none of the Preferred Stock had been converted into common stock.

The net proceeds of $20,040,353 from the sale of Preferred Stock were accounted for as follows: -

i.	Preferred Stock at $0.0001 par value 10,287,554 shares issued and outstanding	$1,029
ii.	Additional Paid-in Capital attributable to Preferred Stock	13,466,990
iii.	Additional Paid-in Capital attributable to Series A Warrants, Series J Warrants, and Series B Warrants	6,572,334
		$20,040,353

As an inducement to purchase the Preferred Stock, the Company, pursuant to the Stock Purchase Agreement, agreed to issue the following warrants:

•
Series A Warrants to each of the preferred stock investors to purchase shares of common stock equal to 60% of the number of shares of preferred stock purchased, (i.e., 6,172,531 shares) at an exercise price of $2.57 per share expiring five years from the closing date.

•
Series J Warrants to each of the preferred stock investors who invested at least $2,000,000 to purchase shares of common stock equal to 100% of the number of shares of preferred stock purchased, (i.e., 9,358,370 shares) at an exercise price of $2.33 per share for a term of 21 months from the closing date.

•
Series B Warrants to each recipient of Series J Warrants to purchase shares of common stock equal to 60% of the number of shares of common stock purchased pursuant to Series J Warrants, (i.e. 5,615,021 shares) at an exercise price of $2.57 per share for a term of five years from the closing date.

The total of the above Series A, J, and B Warrants amount to 21,145,922 shares of common stock underlying warrants.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

In consideration of services provided by 1st BridgeHouse Securities, LLC in connection with the private placement of preferred stock and warrants, the Company issued to 1st BridgeHouse the following placement agent warrants for a term of ten years from the date of issuance:

Series of Warrant	Number of Shares	Exercise Price
Series C	1,028,755	$2.57
Series AA	617,253	2.83
Series BB	561,502	2.83
Series JJ	935,837	2.57
	3,143,347

The aggregate number of shares of common stock issuable to the preferred stock purchasers and placement agent pursuant to all series of warrants is 24,289,269. As of September 30, 2007, none of these warrants had been exercised.

In conjunction with the possible preferred stock conversion and warrant exercises, the Company has reserved a number of shares of common stock equal to 150% of the number of shares of common stock necessary to effect the conversion of all of the preferred stock and exercise of all the warrants outstanding.

The value of the net proceeds raised in the private placement transaction on February 7, 2007 was ratably allocated to the preferred stock and warrants according to the following methodology. The Company priced the series A, J, and C warrants using a valuation model provided by the placement agent, which took into consideration time value, volatility, market liquidity, and an assumed risk-free rate. The Company then multiplied the per share valuation of the warrants by their total respective underlying shares to arrive at a total valuation for the warrants. The Company multiplied the total number of preferred stock in the offering by the per share sales price of $2.33 to arrive at total valuation for the preferred stock. The Company then calculated total valuation of both securities by adding together their individual valuations. Upon determining the total valuation of both securities, the Company interpolated each individual securities pro-rata contribution of value to the entire securities offering as a whole. Using the interpolated pro-ration, the Company applied such percentages to the actual net proceeds raised in the offering to determine the entries to be recorded in the Company’s general ledger.

The preferred stock is convertible into an aggregate of 10,287,554 shares of common stock.

The following table provides the total number of shares of fully diluted common stock.

Number of Shares
Common Stock Outstanding	19,712,446
Common Stock Issuable upon-:
- Conversion of Preferred Stock	10,287,554
- Exercise of Warrants	24,289,269
Total Amount of Fully Diluted Common Stock	54,289,269

In the event of a voluntary or involuntary liquidation, holders of preferred stock are entitled to a liquidation preference of $2.33 per share. This amount is in excess of the stock’s par value of $0.0001. The convertible preferred stock is cumulative, non-participating, and non-redeemable, and as such, there is no related sinking fund. The preferred stock contains a mandatory conversion to common stock within two years of the effective date of the registration statement related to such preferred stock if the Company’s common stock at expiration is above the closing price of $5.00.

The Company under its financing agreement, as described in Note 19, has required Fame Good, from its own holdings, to deposit into an escrow account 9,000,000 shares of common stock to be transferred to investors in the event that the Company does not achieve earnings per share of $0.465 based on 30,000,000 shares outstanding for the year ended December 30, 2007, and net income of $22,000,000 for the year ended December 30, 2008. The Company is also required under its financing agreement to gain listing on the NASDAQ Capital or NASDAQ Global stock market by December 31, 2007. A more detailed description of the threshold that the Company must achieve can be found in Exhibit 10.4 “Securities Escrow Agreement” dated February 7, 2007 at the SEC’s website. The Company is not required to issue more shares or net cash settle to counterparty for shares initially delivered upon settlement that are subsequently sold by the counterparty, and the sales proceeds are insufficient to provide the counterparty with full return of the amount due (there are no “top-off” or “make-whole” provisions). The escrowed shares are shown on the balance sheet as shares outstanding; accordingly, they are included in the Company’s earnings per share calculation.

The Company under its financing agreement and related registration rights agreement date February 7, 2007 (“closing date”) must pay liquidated damages if it fails to meet the following five requirements: (A) file a registration statement within 30 days of the closing of the financing, (B) registration statement is not declared effective within 150 days after closing, (C) company does not file for acceleration after the Company has been notified its statement will no longer be reviewed, (D) the registration statement ceases to be effective and is not subsequently filed with new registration statement that covers those securities, and (E) or the Company’s common stock becomes delisted on the OTC or other such exchange, or is no longer quoted. The registration rights agreements does not provide for alternative terms of settlement. The Company has calculated the maximum amount of liquidating damages to be $1,143,844 if the company fails to meet on of the above stated requirements, based on a calculation using the following assumptions: (1) stated maximum of 15% of the Holder’s original investment, (2) gross proceeds of $23,970,000, (3) 10,000,000 shares that are being applied for registration, and (4) total number of share intended to be registered 31,433,476, all being subject to Rule 415.

The Company has accrued a liability for the liquidated damages of $1,143,844 which reflects the maximum.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

16.	COMMITMENTS OF STATUTORY RESERVE

In compliance with PRC laws, the Company is required to appropriate 10% of its net income to its statutory reserve up to a maximum of 50% of an enterprise’s registered paid in capital. The Company had future unfunded commitments, as provided below:

	September 30, 2007	December 31, 2006
Common Stock Capital	$12,351,573	$12,351,573
50% maximum thereof	$6,175,786	$6,175,786
Less: Amounts Appropriated to Statutory Reserve	622,151	622,151
Unfunded Commitment	$5,553,635	$5,553,635

17.	OTHER INCOME

	Nine months ended September 30, 2007	Nine months ended September 30, 2006
Tax Refund	$-	$-
Sundry Income	-	31,167
	$-	$31,167

18.	INCOME TAXES

All of the Company’s operations are in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%; however, the Company was approved as a highly advanced technology foreign investment enterprise in November 2005, and in accordance with the relevant regulations regarding the favorable tax treatment for high technology companies, the Company is entitled to a two year tax exemption. Following the expiration of this tax exemption, the Company will be required to pay 7.5% tax rate for the next three years. Beginning November 2010, the Company will be allowed a 15% tax rate as long as the Company is located and registered in the high and advanced technology development zone. Before expiration of the aforementioned two year tax exemption, the company also applied for a six year tax-free holiday under newly enacted PRC tax laws. Management believes it will be imminently granted such a holiday by the relevant Chinese government authorities; therefore, for the years ended December 31, 2006, 2005, and 2004 the Company made no provision for income taxes. On February 7, 2007, income from the Company’s foreign subsidiaries became subject to U.S. income tax law; however, this tax is deferred until foreign source income is repatriated to the Company, which has not yet occurred.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

19.	FINANCING – ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK

On February 7, 2007, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) with nine institutional investors pursuant to which the Company issued to the investors an aggregate of 10,287,554 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) at $2.33 per share for gross proceeds of $23,970,000. The Preferred Stock is convertible into shares of the Company’s common stock on a 1-for-1 basis. Holders of preferred stock are entitled to a dividend equal to 5% per annum of the amount invested, subject to adjustment. These dividends are payable quarterly.

Pursuant to the Stock Purchase Agreement, the Company issued to the investors, on a pro rata basis, warrants to purchase an aggregate of 6,172,531 shares of common stock at an exercise price of $2.57 per share (subject to adjustment), expiring five years from the date of issuance. Certain of the investors (those investing at least $2 million) received additional warrants to purchase an aggregate of 9,358,370 shares at a price of $2.33 per share for a term of 21 months, as well as warrants to purchase an aggregate of 5,615,021 shares at a price of $2.57 per share, for a term of five years.

A portion of the net proceeds from the sale of preferred stock and warrants was used to pay for part of the construction costs of the turbine manufacturing facility in Wuhan, China and the purchase of equipment to be used in that facility. The remaining net proceeds were used for working capital.

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

20.	EARNINGS PER SHARE

Components of basic and diluted earnings per share were as follows:

	3 months ended September 30, 2007	9 months ended September 30, 2007	3 months ended September 30, 2006	9 months ended September 30, 2006
Net Income (A)	$6,554,851	$12,590,960	$1,557,369	$2,899,404
Preferred Dividends (B)	$299,625	$773,279	$-	$-
Income Available to Common Stockholders (C)	$6,255,226	$11,817,681	$1,557,369	$2,899,404

Basic Weighted Average Shares Outstanding (D)	19,712,446	19,712,446	19,712,446	19,712,446
Dilutive Shares:
- Addition to Common Stock from Conversion of Preferred Stock	10,287,554	8,877,778	-	-
- Addition to Common Stock from Exercise of Warrants	16,200,613	10,532,417	-	-

Diluted Weighted Average Shares Outstanding: (E)	46,200,613	39,122,641	19,712,446	19,712,446

Earnings Per Share
- Basic (C)/(D)	$0.32	$0.60	$0.08	$0.15
- Diluted (A)/(E)	$0.14	$0.32	$0.08	$0.15

Weighted Average Shares Outstanding
- Basic	19,712,446	19,712,446	19,712,446	19,712,446
- Diluted	46,200,613	39,122,641	19,712,446	19,712,446

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

21.	OPERATING SEGMENTS

The Company individually tracks the performance of its two operating subsidiaries: Wuhan Blower and Wuhan Generating Equipment. Wuhan Blower is primarily engaged in the design, manufacture, installation, and service of blowers. Wuhan Generating Equipment is primarily engaged in the design, manufacture, installation, and service of power generating equipment. Below is a presentation of the Company’s Statement of Income and Balance Sheet for its operating subsidiaries at September 30, 2007, and for the nine months then ended. The Company has also provided reconciling adjustments with the Company and its intermediate holding company, UFG.

		Wuhan	Company,
	Wuhan	Generating	UFG,
	Blower	Equipment	Adjustments	Total
Sales	30,217,094	30,125,680	-	60,342,774
Cost of Sales	18,678,246	21,832,961	-	40,511,207
Gross Profit	11,538,848	8,292,719	-	19,831,567

Operating Expenses	3,631,391	857,872	959,728	5,448,991

Other Income (Expenses)	(680,629)	(1,221)	(1,111,191)	(1,793,042)

Earnings before Tax	7,226,827	7,433,625	(2,069,493)	12,590,960

Tax	-	-	-	-

Net Income	7,226,827	7,433,625	(2,069,493)	12,590,960

		Wuhan	Company,
	Wuhan	Generating	UFG,
	Blower	Equipment	Adjustments	Total

Current Assets	65,200,163	12,473,192	(11,843,746)	65,829,609
Non Current Assets	21,411,087	9,163,497	-	30,574,584
Total Assets	86,611,250	21,636,689	(11,843,746)	96,404,193

Current Liabilities	59,429,942	7,469,875	(23,599,459)	44,444,202
Total Liabilities	59,429,942	7,469,875	(23,599,459)	44,444,202

Net Assets	27,181,308	14,166,815	10,611,868	51,959,991

Total Liabilities & Net Assets	86,611,250	21,636,689	(11,843,748)	96,404,193

Wuhan General Group (China) Inc.
Notes to Financial Statements
(Stated in US Dollars)

22.	CONTINGENCY

A former promoter has contacted the Company claiming that it is entitled to receive shares of the company's common stock in connection with services that it purported to render. The Company disputes this assertion and denies that the promoter is entitled to this compensation. Management believes that the Company has valid defenses to the claim of the promoter and plans to defend vigorously these allegations

23.	MAJOR DEVELOPMENT IN SALES

In July 2007, the Company entered into a contract with Jiangsu Huangli Paper Industry Co., Ltd. to build a thermal electric power plant with four boiler furnaces and two turbine generator groups in Jiangyin, Jiangsu. The Company expects to receive approximately $26.37 million to construct this power plant, and this total amount will be paid to the Company in monthly payments over a period of one year. If Jiangsu Huangli fails to make timely payments to the Company, the Company is contractually bound to assume the cost to continue with the construction of the power plant. Although the Company does not currently anticipate this happening, if the Company was required to assume construction costs, the power plant project would become a joint venture between the Company and Jiangsu Huangli. The Company plans to complete the power plant around June 30, 2008.

The Company records revenue for the contract with Huangli under the percentage of completion method. The Company obtains independent certification of completion in order to determine the progress of the contract.

The Company does not plan on using the power plant as part of its own operations. Huangli is located in the Jiangsu Province, and the Company is located in the Hubei Province. The two companies are too far apart in physical distance for the power plant to be able to provide electricity for the manufacture of Wuhan General’s products; however, in the event that the power plant becomes a joint venture between Huangli and the Company, the joint venture will sell electricity to Huangli.

Jiangsu Huangli Paper Industry Co., Ltd. is not a related party.

10,000,000 Shares

of

Common Stock

of

Wuhan General Group (China), Inc.

PROSPECTUS

The date of this prospectus is _____________, 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our bylaws provide that we shall indemnify our directors and officers to the fullest extent provided by the Nevada Revised Statutes, or NRS. Pursuant to NRS 78.7502, we have the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was one of our directors, officers, employees, or agents, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the action, suit, or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Pursuant to the provisions of NRS 78.7502, we also have the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was one of our directors, officers, employees, or agents, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to our best interests. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent any person referred to in the two immediately preceding paragraphs is successful on the merits or otherwise in defense of any action, suit, or proceeding, the NRS provides that such person must be indemnified by us against expenses including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense. NRS 78.751 requires us to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by our stockholders; our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or under certain circumstances, by independent legal counsel.

In addition, NRS 78.138.7 provides that directors and officers are not personally liable to us or our stockholders for any damages resulting from their breach of fiduciary duties unless it is proven that the act or omission constituted a breach of fiduciary duty and the breach involved intentional misconduct, fraud, or a knowing violation of law.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of common stock being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Amount to be Paid
SEC Registration Fee	$915
Printing Fees and Expenses	10,000
Legal Fees and Expenses	220,000
Accounting Fees and Expenses	40,000
Blue Sky Fees and Expenses	0
Transfer Agent and Registrar Fees	2,000
Miscellaneous	40,000
Total	$312,915

Item 26. Recent Sales of Unregistered Securities.

The following information is given with regard to unregistered securities sold by us during the past three years, including the dates and amounts of securities sold, the persons to whom we sold the securities, the consideration received in connection with such sales and, if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received. All share figures provided below have been adjusted to account for the 2000 for 1 reverse stock split that was effected in December 2006.

On November 22, 2005, we issued 9,410 shares of our common stock to Glenn A. Little for $18,818. On that same date, we issued a convertible debenture to Glenn A. Little for $88,182. This convertible debenture was later amended and converted into 1,200,000 shares of our common stock.

On November 23, 2005, we issued 700 shares of our common stock to six former officers and directors for services rendered.

In January 2007, we issued 16,432 shares of our common stock to Glenn A. Little for services rendered.

On February 7, 2007, we completed a share exchange transaction, in which we issued to Fame Good International Limited (“Fame”), as the sole stockholder of Universe Faith Group Limited (“UFG”), 17,912,446 newly issued shares of our common stock in exchange for all of the issued and outstanding capital stock of UFG held by Fame. As a result, UFG became our wholly owned subsidiary and Fame became our controlling stockholder.

Also on February 7, 2007, we completed a private placement transaction in which we issued to nine institutional investors (the “Investors”) an aggregate of 10,287,554 shares of our newly created Series A Convertible Preferred Stock at a price of $2.33 per share for gross proceeds of $23,970,000. The Preferred Stock is convertible into shares of our common stock on a 1-for-1 basis and is entitled to a dividend equal to 5% per annum, payable quarterly. We also issued to the private placement investors various series of warrants to purchase an aggregate of 21,145,922 shares of our common stock at exercise prices of either $2.33 per share or $2.57 per share, subject to adjustment under certain circumstances. Certain of the warrants expire 21 months from the date of issuance and others expire five years from the date of issuance. 1st BridgeHouse Securities, LLC acted as placement agent in connection with the private placement and, in addition to cash fees, received a warrant to purchase 1,028,755 shares of our common stock (10% of the shares sold in the private placement) at an exercise price of $2.57 per share, expiring in February 2017. In addition, as the holders of the investor warrants described above exercise their warrants, 1st BridgeHouse will be entitled to exercise additional warrants equal to 10% of the shares issued upon exercises by the Investors.

Also on February 7, 2007, we issued 500,000 shares of our common stock to Glenn A. Little for $40,000.

With respect to the issuances of securities described above, we relied upon Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. All recipients of restricted shares either received adequate information about the Company or had access, through employment and/or business relationships with the Company, to such information.

Item 27. Exhibits.

The following exhibits are included as part of this Form SB-2. References to the “Registrant” in this Exhibit List mean Wuhan General Group (China), Inc., a Nevada corporation.

Exhibit No.	Description

2.1
Share Exchange Agreement, dated February 7, 2007, among the Registrant, Universe Faith Group Limited and Fame Good International Limited (incorporated herein by reference to Exhibit 2.1 to our Form 8-K filed on February 13, 2007)

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3i.1 to our Form 8-K filed on November 1, 2006)

3.2	Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed on March 9, 2007)

3.3	Amended and Restated Bylaws (as amended through March 8, 2007) (incorporated herein by reference to Exhibit 3.2 to our Form 8-K filed on March 9, 2007)

4.1
Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of the Registrant, dated February 7, 2007, including the Certificate of Correction filed on February 12, 2007 (incorporated herein by reference to Exhibit 4.1 to our Form 8-K filed on February 13, 2007)

4.2	Form of Series A Warrant (incorporated herein by reference to Exhibit 4.2 to our Form 8-K filed on February 13, 2007)

4.3	Form of Series B Warrant (incorporated herein by reference to Exhibit 4.3 to our Form 8-K filed on February 13, 2007)

4.4	Form of Series J Warrant (incorporated herein by reference to Exhibit 4.4 to our Form 8-K filed on February 13, 2007)

4.5	Series C Warrant, dated February 7, 2007, between the Registrant and 1st BridgeHouse Securities, LLC (incorporated herein by reference to Exhibit 4.5 to our Form 8-K filed on February 13, 2007)

4.6	Series AA Warrant, dated February 7, 2007, between the Registrant and 1st BridgeHouse Securities, LLC (incorporated herein by reference to Exhibit 4.6 to our Form 8-K filed on February 13, 2007)

4.7	Series BB Warrant, dated February 7, 2007, between the Registrant and 1st BridgeHouse Securities, LLC (incorporated herein by reference to Exhibit 4.7 to our Form 8-K filed on February 13, 2007)

4.8	Series JJ Warrant, dated February 7, 2007, between the Registrant and 1st BridgeHouse Securities, LLC (incorporated herein by reference to Exhibit 4.8 to our Form 8-K filed on February 13, 2007)

5.1**	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

10.1
Series A Convertible Preferred Stock Purchase Agreement, dated February 7, 2007, among the Registrant and the purchasers listed on Exhibit A thereto (incorporated herein by reference to Exhibit 10.1 to our Form 8-K filed on February 13, 2007)

10.2
Registration Rights Agreement, dated February 7, 2007, among the Registrant and the purchasers listed on Schedule I thereto (incorporated herein by reference to Exhibit 10.2 to our Form 8-K filed on February 13, 2007)

10.3
Escrow Agreement, dated February 7, 2007, by and among the Registrant, 1st BridgeHouse Securities, LLC and American Stock Transfer and Trust Company (incorporated herein by reference to Exhibit 10.3 to our Form 8-K filed on February 13, 2007)

10.4
Securities Escrow Agreement dated February 7, 2007 among the Registrant, Vision Opportunity Master Fund, Ltd., Fame Good International Limited and Kramer Levin Naftalis & Frankel LLP (incorporated herein by reference to Exhibit 10.4 to our Form 8-K filed on February 13, 2007)

10.5	Lock-Up Agreement dated February 7, 2007 between the Registrant and Fame Good International Limited (incorporated herein by reference to Exhibit 10.6 to our Form 8-K filed on February 13, 2007)

10.6
License and Technical Assistance Agreement, dated July 5, 2005, between Wuhan Blower Co., Ltd. and Mitsubishi Heavy Industries, Ltd. (incorporated herein by reference to Exhibit 10.7 to our Form 8-K filed on February 13, 2007)

10.7	Loan Agreement, dated September 29, 2006, between Wuhan Blower Co., Ltd. and CITIC Bank (Wuhan Branch) (incorporated herein by reference to Exhibit 10.8 to our Form 8-K filed on February 13, 2007)

10.8	Pledge Agreement, dated September 29, 2006, between Wuhan Blower Co., Ltd. and CITIC Bank (Wuhan Branch) (incorporated herein by reference to Exhibit 10.9 to our Form 8-K filed on February 13, 2007)

10.9
Loan Agreement, dated November 7, 2005, between Wuhan Blower Co., Ltd. and Bank of Communications Co., Ltd. (Wuhan Branch); Maturity Extension Agreement, dated October 11, 2006, between Wuhan Blower Co., Ltd. and Bank of Communications Co., Ltd. (incorporated herein by reference to Exhibit 10.10 to our Form 8-K filed on February 13, 2007)

10.10
Pledge Agreement, dated October 11, 2005, between Wuhan Blower Co., Ltd. and Bank of Communications Co., Ltd. (Wuhan Branch); Maturity Extension Agreement, dated October 11, 2006, between Wuhan Blower Co., Ltd. and Bank of Communications Co., Ltd. (Wuhan Branch) (incorporated herein by reference to Exhibit 10.11 to our Form 8-K filed on February 13, 2007)

10.11
Loan Agreement, dated November 25, 2005, between Wuhan Blower Co., Ltd. and Bank of Communications Co., Ltd. (Wuhan Branch); Maturity Extension Agreement, dated October 11, 2006, between Wuhan Blower Co., Ltd. and Bank of Communications Co., Ltd. (Wuhan Branch) (incorporated herein by reference to Exhibit 10.12 to our Form 8-K filed on February 13, 2007)

10.12
Loan Agreement, dated October 19, 2006, between Wuhan Blower Co., Ltd. and Shanghai Pudong Development Bank (Wuhan Branch) (incorporated herein by reference to Exhibit 10.13 to our Form 8-K filed on February 13, 2007)

10.13
Pledge Agreement, dated October 16, 2006, between Wuhan Blower Co., Ltd. and Shanghai Pudong Development Bank (Wuhan Branch) (incorporated herein by reference to Exhibit 10.14 to our Form 8-K filed on February 13, 2007)

10.14
Pledge Agreement, dated October 16, 2006, between Wuhan Blower Co., Ltd. and Shanghai Pudong Development Bank (Wuhan Branch) (incorporated herein by reference to Exhibit 10.15 to our Form 8-K filed on February 13, 2007)

10.15
Loan Agreement, dated October 30, 2006, between Wuhan Blower Co., Ltd. and Agricultural Bank of China (Wuhan Qingshan Branch) (incorporated herein by reference to Exhibit 10.16 to our Form 8-K filed on February 13, 2007)

10.16
Loan Agreement, dated October 31, 2006, between Wuhan Blower Co., Ltd. and Agricultural Bank of China (Wuhan Qingshan Branch) (incorporated herein by reference to Exhibit 10.17 to our Form 8-K filed on February 13, 2007)

10.17
Pledge Agreement, dated October 24, 2006, between Wuhan Blower Co., Ltd. and Agricultural Bank of China (Wuhan Qingshan Branch) (incorporated herein by reference to Exhibit 10.18 to our Form 8-K filed on February 13, 2007)

10.18
Construction Agreement, dated March 28, 2006, between Hubei Gongchuang Real Estate Co., Ltd. and Hubei Huadu Construction Co., Ltd. (incorporated herein by reference to Exhibit 10.19 to our Form 8-K filed on February 13, 2007)

10.19
Technology Development Agreement, dated August 1, 2006, between Wuhan Blower Co., Ltd. and Huazhong University of Science and Technology (incorporated herein by reference to Exhibit 10.20 to our Form 8-K filed on February 13, 2007)

10.20	Employment Agreement, dated October 8, 2006, between Wuhan Blower Co., Ltd. and Jin Qihai (incorporated herein by reference to Exhibit 10.21 to our Form 8-K filed on February 13, 2007)

10.21	Employment Agreement, dated July 1, 2004, between Wuhan Blower Co., Ltd. and Liu Shupeng (incorporated herein by reference to Exhibit 10.22 to our Form 8-K filed on February 13, 2007)

10.22	Employment Agreement, dated February 15, 2006, between Wuhan Blower Co., Ltd. and Ge Zengke (incorporated herein by reference to Exhibit 10.23 to our Form 8-K filed on February 13, 2007)

10.23	Employment Agreement, dated March 10, 2006, between Wuhan Blower Co., Ltd. and Kuang Yuangdong (incorporated herein by reference to Exhibit 10.24 to our Form 8-K filed on February 13, 2007)

10.24
Construction Contract (Turbine Manufacturing Facilities) between Wuhan Generating Equipment Co., Ltd. and Hubei Gongchuang Real Estate Co., Ltd. (incorporated herein by reference to Exhibit 10.1 to our Form 10-QSB filed on November 14, 2007)

10.25
Supplementary Agreement to Construction Contract (Turbine Manufacturing Facilities), dated March 21, 2007, between Wuhan Blower Co., Ltd. and Hubei Gongchuang Real Estate Co., Ltd. (incorporated herein by reference to Exhibit 10.2 to our Form 10-QSB filed on November 14, 2007)

10.26
Construction Contract (Administrative Building for Turbine Facilities), dated March 26, 2007, between Wuhan Generating Equipment Co., Ltd. and Hubei Gongchuang Real Estate Co., Ltd. (incorporated herein by reference to Exhibit 10.3 to our Form 10-QSB filed on November 14, 2007)

10.27
Construction Contract for Thermal Electric Plant, dated July 8, 2007, between Wuhan Generating Equipment Co., Ltd. and Jiangsu Huangli Paper Industry Co., Ltd. (incorporated herein by reference to Exhibit 10.4 to our Form 10-QSB filed on November 14, 2007)

10.28	Wuhan General Group (China), Inc. 2007 Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to our Form 8-K filed on December 6, 2007)

10.29	Form of Option Award Agreement for Directors (incorporated herein by reference to Exhibit 10.2 to our Form 8-K filed on December 6, 2007)

10.30	Form of Option Award Agreement for Employees (incorporated herein by reference to Exhibit 10.3 to our Form 8-K filed on December 6, 2007)

10.31	Wuhan General Group (China), Inc. Outside Director Compensation Package (incorporated herein by reference to Exhibit 10.4 to our Form 8-K filed on December 6, 2007)

15.1**	Letter from Samuel H. Wong & Co. LLP, CPA on Unaudited Interim Financial Information

21.1**	List of Subsidiaries

23.1*	Consent of Samuel H. Wong & Co. LLP, CPA

23.2 **	Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1)
____________
*	Filed herewith.

**	Previously filed.

Item 28. Undertakings.

The undersigned Registrant hereby undertakes to:

(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Wuhan, People’s Republic of China on December 21, 2007.

Wuhan General Group (China), Inc.

By:	/s/ Xu Jie
Name: Xu Jie
Title: President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement was signed by the following persons in the capacities and on the date stated:

Signature	Title	Date

/s/ Xu Jie	President, Chief Executive Officer and	December 21, 2007
Xu Jie	Chairman of the Board (principal executive officer)

/s/ Kuang Yuandong	Chief Financial Officer	December 21, 2007
Kuang Yuandong	(principal financial officer and principal accounting officer)

*	Director	December 21, 2007
Ge Zengke

*	Director	December 21, 2007
Jin Qihai

*	Director	December 21, 2007
David K. Karnes

*	Director	December 21, 2007
Ku Shaodong

*	Director	December 21, 2007
Brian Lin

* By:	/s/ Kuang Yuandong
Attorney-in-fact

Exhibit Index

Exhibit No.	Description

2.1
Share Exchange Agreement, dated February 7, 2007, among the Registrant, Universe Faith Group Limited and Fame Good International Limited (incorporated herein by reference to Exhibit 2.1 to our Form 8-K filed on February 13, 2007)

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3i.1 to our Form 8-K filed on November 1, 2006)

3.2	Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed on March 9, 2007)

3.3	Amended and Restated Bylaws (as amended through March 8, 2007) (incorporated herein by reference to Exhibit 3.2 to our Form 8-K filed on March 9, 2007)

4.1
Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of the Registrant, dated February 7, 2007, including the Certificate of Correction filed on February 12, 2007 (incorporated herein by reference to Exhibit 4.1 to our Form 8-K filed on February 13, 2007)

4.2	Form of Series A Warrant (incorporated herein by reference to Exhibit 4.2 to our Form 8-K filed on February 13, 2007)

4.3	Form of Series B Warrant (incorporated herein by reference to Exhibit 4.3 to our Form 8-K filed on February 13, 2007)

4.4	Form of Series J Warrant (incorporated herein by reference to Exhibit 4.4 to our Form 8-K filed on February 13, 2007)

4.5	Series C Warrant, dated February 7, 2007, between the Registrant and 1st BridgeHouse Securities, LLC (incorporated herein by reference to Exhibit 4.5 to our Form 8-K filed on February 13, 2007)

4.6	Series AA Warrant, dated February 7, 2007, between the Registrant and 1st BridgeHouse Securities, LLC (incorporated herein by reference to Exhibit 4.6 to our Form 8-K filed on February 13, 2007)

4.7	Series BB Warrant, dated February 7, 2007, between the Registrant and 1st BridgeHouse Securities, LLC (incorporated herein by reference to Exhibit 4.7 to our Form 8-K filed on February 13, 2007)

4.8	Series JJ Warrant, dated February 7, 2007, between the Registrant and 1st BridgeHouse Securities, LLC (incorporated herein by reference to Exhibit 4.8 to our Form 8-K filed on February 13, 2007)

5.1**	Opinion of Ballard Spahr Andrews & Ingersoll, LLP

10.1
Series A Convertible Preferred Stock Purchase Agreement, dated February 7, 2007, among the Registrant and the purchasers listed on Exhibit A thereto (incorporated herein by reference to Exhibit 10.1 to our Form 8-K filed on February 13, 2007)

10.2
Registration Rights Agreement, dated February 7, 2007, among the Registrant and the purchasers listed on Schedule I thereto (incorporated herein by reference to Exhibit 10.2 to our Form 8-K filed on February 13, 2007)

10.3
Escrow Agreement, dated February 7, 2007, by and among the Registrant, 1st BridgeHouse Securities, LLC and American Stock Transfer and Trust Company (incorporated herein by reference to Exhibit 10.3 to our Form 8-K filed on February 13, 2007)

10.4
Securities Escrow Agreement dated February 7, 2007 among the Registrant, Vision Opportunity Master Fund, Ltd., Fame Good International Limited and Kramer Levin Naftalis & Frankel LLP (incorporated herein by reference to Exhibit 10.4 to our Form 8-K filed on February 13, 2007)

10.5	Lock-Up Agreement dated February 7, 2007 between the Registrant and Fame Good International Limited (incorporated herein by reference to Exhibit 10.6 to our Form 8-K filed on February 13, 2007)

10.6
License and Technical Assistance Agreement, dated July 5, 2005, between Wuhan Blower Co., Ltd. and Mitsubishi Heavy Industries, Ltd. (incorporated herein by reference to Exhibit 10.7 to our Form 8-K filed on February 13, 2007)

10.7	Loan Agreement, dated September 29, 2006, between Wuhan Blower Co., Ltd. and CITIC Bank (Wuhan Branch) (incorporated herein by reference to Exhibit 10.8 to our Form 8-K filed on February 13, 2007)

10.8	Pledge Agreement, dated September 29, 2006, between Wuhan Blower Co., Ltd. and CITIC Bank (Wuhan Branch) (incorporated herein by reference to Exhibit 10.9 to our Form 8-K filed on February 13, 2007)

10.9
Loan Agreement, dated November 7, 2005, between Wuhan Blower Co., Ltd. and Bank of Communications Co., Ltd. (Wuhan Branch); Maturity Extension Agreement, dated October 11, 2006, between Wuhan Blower Co., Ltd. and Bank of Communications Co., Ltd. (incorporated herein by reference to Exhibit 10.10 to our Form 8-K filed on February 13, 2007)

10.10
Pledge Agreement, dated October 11, 2005, between Wuhan Blower Co., Ltd. and Bank of Communications Co., Ltd. (Wuhan Branch); Maturity Extension Agreement, dated October 11, 2006, between Wuhan Blower Co., Ltd. and Bank of Communications Co., Ltd. (Wuhan Branch) (incorporated herein by reference to Exhibit 10.11 to our Form 8-K filed on February 13, 2007)

10.11
Loan Agreement, dated November 25, 2005, between Wuhan Blower Co., Ltd. and Bank of Communications Co., Ltd. (Wuhan Branch); Maturity Extension Agreement, dated October 11, 2006, between Wuhan Blower Co., Ltd. and Bank of Communications Co., Ltd. (Wuhan Branch) (incorporated herein by reference to Exhibit 10.12 to our Form 8-K filed on February 13, 2007)

10.12
Loan Agreement, dated October 19, 2006, between Wuhan Blower Co., Ltd. and Shanghai Pudong Development Bank (Wuhan Branch) (incorporated herein by reference to Exhibit 10.13 to our Form 8-K filed on February 13, 2007)

10.13
Pledge Agreement, dated October 16, 2006, between Wuhan Blower Co., Ltd. and Shanghai Pudong Development Bank (Wuhan Branch) (incorporated herein by reference to Exhibit 10.14 to our Form 8-K filed on February 13, 2007)

10.14
Pledge Agreement, dated October 16, 2006, between Wuhan Blower Co., Ltd. and Shanghai Pudong Development Bank (Wuhan Branch) (incorporated herein by reference to Exhibit 10.15 to our Form 8-K filed on February 13, 2007)

10.15
Loan Agreement, dated October 30, 2006, between Wuhan Blower Co., Ltd. and Agricultural Bank of China (Wuhan Qingshan Branch) (incorporated herein by reference to Exhibit 10.16 to our Form 8-K filed on February 13, 2007)

10.16
Loan Agreement, dated October 31, 2006, between Wuhan Blower Co., Ltd. and Agricultural Bank of China (Wuhan Qingshan Branch) (incorporated herein by reference to Exhibit 10.17 to our Form 8-K filed on February 13, 2007)

10.17
Pledge Agreement, dated October 24, 2006, between Wuhan Blower Co., Ltd. and Agricultural Bank of China (Wuhan Qingshan Branch) (incorporated herein by reference to Exhibit 10.18 to our Form 8-K filed on February 13, 2007)

10.18
Construction Agreement, dated March 28, 2006, between Hubei Gongchuang Real Estate Co., Ltd. and Hubei Huadu Construction Co., Ltd. (incorporated herein by reference to Exhibit 10.19 to our Form 8-K filed on February 13, 2007)

10.19
Technology Development Agreement, dated August 1, 2006, between Wuhan Blower Co., Ltd. and Huazhong University of Science and Technology (incorporated herein by reference to Exhibit 10.20 to our Form 8-K filed on February 13, 2007)

10.20	Employment Agreement, dated October 8, 2006, between Wuhan Blower Co., Ltd. and Jin Qihai (incorporated herein by reference to Exhibit 10.21 to our Form 8-K filed on February 13, 2007)

10.21	Employment Agreement, dated July 1, 2004, between Wuhan Blower Co., Ltd. and Liu Shupeng (incorporated herein by reference to Exhibit 10.22 to our Form 8-K filed on February 13, 2007)

10.22	Employment Agreement, dated February 15, 2006, between Wuhan Blower Co., Ltd. and Ge Zengke (incorporated herein by reference to Exhibit 10.23 to our Form 8-K filed on February 13, 2007)

10.23	Employment Agreement, dated March 10, 2006, between Wuhan Blower Co., Ltd. and Kuang Yuangdong (incorporated herein by reference to Exhibit 10.24 to our Form 8-K filed on February 13, 2007)

10.24
Construction Contract (Turbine Manufacturing Facilities) between Wuhan Generating Equipment Co., Ltd. and Hubei Gongchuang Real Estate Co., Ltd. (incorporated herein by reference to Exhibit 10.1 to our Form 10-QSB filed on November 14, 2007)

10.25
Supplementary Agreement to Construction Contract (Turbine Manufacturing Facilities), dated March 21, 2007, between Wuhan Blower Co., Ltd. and Hubei Gongchuang Real Estate Co., Ltd. (incorporated herein by reference to Exhibit 10.2 to our Form 10-QSB filed on November 14, 2007)

10.26
Construction Contract (Administrative Building for Turbine Facilities), dated March 26, 2007, between Wuhan Generating Equipment Co., Ltd. and Hubei Gongchuang Real Estate Co., Ltd. (incorporated herein by reference to Exhibit 10.3 to our Form 10-QSB filed on November 14, 2007)

10.27
Construction Contract for Thermal Electric Plant, dated July 8, 2007, between Wuhan Generating Equipment Co., Ltd. and Jiangsu Huangli Paper Industry Co., Ltd. (incorporated herein by reference to Exhibit 10.4 to our Form 10-QSB filed on November 14, 2007)

10.28	Wuhan General Group (China), Inc. 2007 Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to our Form 8-K filed on December 6, 2007)

10.29	Form of Option Award Agreement for Directors (incorporated herein by reference to Exhibit 10.2 to our Form 8-K filed on December 6, 2007)

10.30	Form of Option Award Agreement for Employees (incorporated herein by reference to Exhibit 10.3 to our Form 8-K filed on December 6, 2007)

10.31	Wuhan General Group (China), Inc. Outside Director Compensation Package (incorporated herein by reference to Exhibit 10.4 to our Form 8-K filed on December 6, 2007)

15.1**	Letter from Samuel H. Wong & Co. LLP, CPA on Unaudited Interim Financial Information

21.1**	List of Subsidiaries

23.1*	Consent of Samuel H. Wong & Co. LLP, CPA

23.2**	Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1)

____________
*	Filed herewith.

**	Previously filed.